UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 3 to the Form 10 filed on November 2, 2009

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

KMP Futures Fund I LLC

(Exact name of registrant as specified in its charter)

Delaware	13-7075398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 King Street, Suite 100, Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 307-7000

(Registrant’s telephone number, including area code)

With copies to:

Lawrence S. Block	Timothy P. Selby, Esq.
Executive Vice President and General Counsel	Alston & Bird LLP
Kenmar Preferred Investments Corp.	90 Park Avenue
900 King Street, Suite 100	New York, New York 10016
Rye Brook, New York 10573	Telephone: (212) 210-9494
Telephone: (914) 307-7020	Facsimile: (212) 210-9444
Facsimile: (914) 307-4045

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Liability Company Interests

Title of class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒

Explanatory Note

This Amendment No. 3 to the Registrant’s Form 10 filed on November 2, 2009, as amended on December 18, 2009 and January 22, 2010, is being filed to respond to comments of the Staff of the Securities and Exchange Commission. No other changes to the Form 10, other than immaterial changes, have been made to the Form 10 filed on January 22, 2010.

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KMP FUTURES FUND I LLC

FORM 10/A

i

ITEM 1.	BUSINESS

This report on Form 10 (the “Report”) includes forward-looking statements that reflect the current expectations of Kenmar Preferred Investments Corp., the managing member (the “Managing Member”) of the KMP Futures Fund I LLC, a Delaware limited liability company (“Registrant”), about the future results, performance, prospects and opportunities of Registrant. The Managing Member has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Member and are subject to a number of risks, uncertainties and other factors, both known, such as those described in this Report, and unknown, that could cause Registrant’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Member undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Report, as a result of new information, future events or changed circumstances or for any other reason after the date of this Report.

Registrant

KMP Futures Fund I LLC was formed as a Delaware limited liability company on November 20, 2006 under the name “WCM Pool LLC”. It changed its name to “KMP Futures Fund I LLC” on November 2, 2009. The principal offices of Registrant and the Managing Member are located at 900 King Street, Suite 100, Rye Brook, New York 10573, and their telephone number is (914) 307-7000. The Managing Member’s website is https://www.kenmar.com. Registrant does not have a website.

Registrant has an investment objective of increasing the value of its Interests over the long term (capital appreciation), while controlling risk and volatility. To attempt to achieve its investment objective, Registrant engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions.

Registrant’s Objectives

Registrant’s objectives are:

•	Significant profits over time;

•	Performance volatility commensurate with profit potential;

•	Controlled risk of loss; and

•

Diversification within a traditional portfolio, typically consisting entirely of “long” equity and debt positions and reduced dependence on a single nation’s economy, by accessing global financial, commodity and other non-financial futures markets.

Registrant’s potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organization(s) selected to manage the assets of Registrant. The fact that Registrant can profit from both rising and falling markets adds an element of profit potential that is not present in long-only strategies. However, Registrant can also incur losses from both rising and falling markets that adds to the risk of loss. In addition to its profit potential and risk of loss, Registrant also could help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from U.S. stock and bond markets (and therefore, may be considered as non-correlated), Registrant may provide positive returns even when U.S. stock and bond markets are experiencing flat to negative performance and may provide negative returns even when U.S. stock and bond markets are experiencing flat to positive performance. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between Registrant and U.S. stock and bond markets.

Registrant is structured to substantially eliminate the administrative burden that would otherwise be involved if you engaged directly in futures, forward or options transactions. Among other things, you will receive directly from the Managing Member monthly unaudited financial reports and an annual audited financial statement (setting forth, in addition to certain other information, the Net Asset Value, trading profits or losses and the expenses of Registrant for the period) as well as all tax information relating to Registrant necessary for you to complete your federal income tax returns. The approximate Net Asset Value may be available at times other than month-end from the Managing Member upon request.

The Managing Member makes no guarantee that the investment objectives for Registrant will be achieved.

Past performance is not necessarily indicative of future results.

The Managing Member

Under Registrant’s Amended and Restated Limited Liability Company Operating Agreement (the “LLC Operating Agreement”) Registrant has delegated to the Managing Member the exclusive management and control of all aspects of the business of Registrant.

Kenmar Preferred Investments Corp., a Delaware corporation, serves as Managing Member of Registrant. The Managing Member originally was formed in 1983 as a New York corporation under the name “Kenmar Advisory Corp.” It subsequently changed its name to “Preferred Investment Solutions Corp” and more recently to its current name. Its predecessor and affiliates have been sponsoring and managing single- and multi-advisor funds for over two decades. The principal office of Registrant is c/o Kenmar Preferred Investments Corp., 900 King Street, Suite 100, Rye Brook, New York 10573. The telephone number of Registrant and the Managing Member is (914) 307-7000.

The Managing Member has been registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator since June 10, 1986 and as a commodity trading advisor since June 5, 2009, and is a member of the National Futures Association (the “NFA”) in such capacities. It has also been registered with the Securities and Exchange Commission as an investment adviser since June 4, 2009 and as a transfer agent since February 15, 1996.

The Managing Member has substantial experience in selecting and monitoring trading advisors, asset allocation and overall portfolio design using quantitative and qualitative methods. Winton Capital Management LLC (“Winton” or the “Advisor”) implements a proprietary strategy in the markets of its choice. Registrant has access to global futures, forward (including interbank foreign currencies) and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

In addition to selecting the Advisor, the Managing Member monitors the trading activity and performance of the Advisor and adjusts the overall leverage at which Registrant trades. The commitment of Registrant to the Advisor may exceed 100% of Registrant’s total equity if the Managing Member decides to strategically allocate “notional equity” to such Advisor(s). “Notional equity” occurs when the Registrant’s allocated assets to the Advisor(s) exceeds its equity, which may occur because the trading of futures, forward and options requires a customer (such as Registrant) to deposit as margin an amount required by the CFTC or the clearing firm for such trading, and not the full amount of the allocated assets to the Advisor. In certain circumstances, the required margin may be a fraction of the allocated assets. Thus, Registrant’s allocated assets to the Advisor(s) could exceed its equity. This, in turn, may result in increased profits or larger losses than would otherwise result. There likely will be periods in the markets during which it is unlikely that the Advisor will be profitable. By having the ability to leverage Registrant’s market commitment to below its actual equity during such periods, the Managing Member could help preserve capital while awaiting more favorable market cycles. The Managing Member currently does not intend to use notional equity.

In addition to monitoring the trading and performance of the Advisor, the Managing Member also performs ongoing due diligence with respect to the Advisor. If the Managing Member determines that the Advisor has departed from its program or stated trading methodology or has exceeded its stated risk parameters, the Managing Member, on behalf of Registrant, will take such actions as it deems appropriate, which may include terminating the Advisor. Similarly, if the Managing Member’s ongoing due diligence leads the Managing Member to determine that it is in the best interests of Registrant to add an additional advisor, it will do so in its sole discretion. If the Managing Member concludes, based upon its perception of market or economic conditions, that it is appropriate to allocate assets of Registrant to a different trading program run by the Advisor, it will do so. The Managing Member may select a replacement if the Advisor resigns or is terminated, or may select additional advisors in its discretion. In the event that the Managing Member terminates the Advisor, adds an additional advisor, or allocates assets to a different trading program of the Advisor, it will promptly notify Members by mail.

The Advisor

Trading for Registrant is directed by Winton Capital Management LLC pursuant to its Diversified Program (the “Diversified Program” or the “Trading Approach”). It is expected that Registrant’s account with the Advisor will track the performance of the Diversified Program, although there may be differences between the performance of Registrant and the performance of other accounts managed by Winton pursuant to the Diversified Program due to a range of factors, including account size, timing of additions and withdrawals, fees and the application of particular investment restrictions. The Diversified Program employs a computer-based system to engage in the speculative trading of approximately 120 international futures, options and forwards markets, government securities such as bonds, as well as certain over the counter (“OTC”) instruments, which may include foreign exchange and interest rate forward contracts and swaps. In this document, the contracts and products in which Winton trades are referred to generally as “Financial Instruments.”

Winton’s investment objective is to deliver long-term capital appreciation through compound growth. Winton aims to achieve this objective through the use of a highly diversified trading system that does not rely on favorable conditions in any one market or on the direction of market prices to generate profits.

Winton was founded on the principle that robust statistical research provides the richest and most reliable source of information on market behavior. Consistent with this belief, Winton has invested heavily in research in an ongoing effort to refine, improve and further develop its statistical and mathematical models and trading procedures and methods. Winton’s eleven year track record has been achieved during several periods of high volatility and some difficult market conditions.

Background of Winton and its Trading and Operational Principals

Winton Capital Management Limited, a limited liability company registered in England and Wales, became registered with the CFTC as a commodity trading advisor (“CTA”) in January 1998 and as a commodity pool operator in December 1998. It is also a member of the NFA and is authorized and regulated by the Financial Services Authority in the United Kingdom (the “FSA”).

Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom. Its telephone number is 011-44-20-7610-5350 and its telefax number is 011-44-20-7610-5301.

Winton’s principals are David W. Harding, Martin J. Hunt, Anthony H. Daniell, Gurpreet Jauhal, Matthew Beddall, Rajeev Patel, Osman Murgian and two of his family-owned companies, Amur (Jersey) Limited and Samur (Jersey) Limited.

Overview of the Winton Diversified Trading Program

Investment Objective

The investment objective of the Diversified Program is to achieve long-term capital appreciation through compound growth. This goal is achieved by pursuing a diversified trading scheme that does not rely upon favorable conditions in any particular market, nor on market direction.

The Diversified Program seeks to combine highly liquid Financial Instruments offering positive but low Sharpe ratios (meaning that profits have been achieved with a certain level of risk) and generally low correlation over the long term to other markets such as equities and fixed income.

A Systematic Investment Approach

The Diversified Program employs what is traditionally known as a “systematic” approach to trading Financial Instruments. In this context, the term “systematic” implies that the vast majority of the trading decisions are executed, without discretion, either electronically or by a team responsible for the placement of orders (the “Trading Team”), based upon the instructions generated by the Winton Computer Trading System (the “Trading System”). A majority of the trades in the Diversified Program are executed electronically. The Diversified Program blends short-term trading with long-term trend following, using multiple time frames in addition to multiple models. As its name implies, the Diversified Program allocates for maximum diversification. A sophisticated system of risk management is evident in all aspects of the Program.

Description of the Trading System

The Trading System is a proprietary, computer-based system best described as the “output” of a complex schema of numerous computer programs developed by Winton’s research team. The Trading System is maintained by Winton’s Trading Technology Team, the team responsible for encoding and running the computer programs.

The Trading System instructs the Diversified Program on how to respond to unfolding market events in order to profit from price movements. The Trading System tracks the daily price movements and other data from the markets it follows, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. As a result of its statistical research, Winton believes that each trade executed by the Diversified Program will have a slight statistical advantage leading to sustained profits over time.

A Technical System Employing Both Trend-Following and Non-Directional Trading

The Diversified Program can be thought of as more ‘technical’ than ‘fundamental’ in nature. The term ‘technical analysis’ is generally used to refer to analysis based on data intrinsic to a market, such as price and volume. It is often, contrasted with ‘fundamental’ analysis that relies upon analysis of factors external to a market, such as crop conditions or the weather.

One feature of a trend-following system is that it attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions. These exaggerated movements can be thought of as resulting from the influence of crowd psychology, or the herd instinct, amongst market participants.

Trend-following systems are frequently unprofitable for long periods of time in particular markets or market sectors, and sometimes for spells of longer than a year or so, even in large portfolios. However, in Winton’s experience, over a span of years such an approach has shown to be consistently profitable.

The Diversified Program relates the probability of the size and direction of future price movements with certain indicators derived from past price movements to produce algorithms that characterize the degree of trending of each market at any point in time. While all trend-following systems function in this way to some degree, the unique edge possessed by the Winton Trading System lies in the quality of the research underlying its algorithms. These enable Winton’s Trading System to suffer smaller losses during the markets’ inevitable whipsaw periods and to take better advantage of significant trends when they occur. As noted below, Winton is continually involved in improving upon its models.

In addition to its trend-following models, the Diversified Program contains certain “non-directional” models that derive their forecasts from factors often excluded by technical analysis. In these quantitative systems the primary input is likely to be information about the yield curve or an economic variable rather than market price. These models work in the same way as those based on technical analysis, except that they use a different set of forecasting variables.

A Trading System Subject to Constant Adaptation

The Trading System instructs and adapts the Diversified Program’s trading exposures automatically and continuously. As is to be expected with any research-driven trading system, the Trading System is dynamic. It is subject to modification over time as new relationships are discovered. This research may result in the development of additional computer models or revisions to existing models.

Examples of research and investigation that might lead to the modification of the Trading System include research pointing to changes in the liquidity or volatility of markets, the interpretation or meaning of data or the long-term expectation of market interrelationships. Another key factor contributing to change is simply the availability of new data.

In short, the Diversified Program relies not just on a Trading System, but a process.

Inevitably, as a result of research developments, Winton must make decisions about the timing, frequency and size of modifications to the Trading System. Certain changes may occur on a daily basis while others may involve more significant adjustments and therefore occur less frequently. Generally, non-substantive changes may be carried out at the discretion of Winton’s trading principals. However, material changes require the approval of both Winton’s Investment Committee and Managing Director. Winton’s Investment Committee meets monthly, and its membership comprises all senior heads of Winton’s research team together with David Harding, Matthew Beddall and Peter Jauhal.

Responses to Unusual Circumstances

Occasionally, external, unforeseen or dramatic events may impact the markets. These exceptional market events by their very nature are often difficult to predict and have uncertain consequences. Examples of such exceptional market events include loss of market liquidity, the threat of counterparty risk as presented in the credit default swap crisis of 2008, the closure of an exchange (as occurred after the terrorist attacks of September 2001), the introduction of the Euro, the closure of the tin contract in 1984, the suspension of the Hong Kong Futures Exchange in 1987 and the suspension of trading in the Malaysian Ringgit in 1997.

Winton’s trading principals may decide that such events fall entirely outside the scope of the research upon which the Diversified Program is based and may determine to exercise some discretion rather than follow the dictates of the system. While discretionary inputs are generally not essential to the effectiveness of a ‘systematic’ trading model, it is nonetheless important to recognize that given the often rapid and unpredictable nature of some market events, not every decision to change the Trading System can be conceived as entirely ‘systematic’ and may be more “discretionary” in nature. Examples of discretionary actions might include decreasing the margin-to-equity ratio, liquidating all positions in certain markets or declining to execute an order generated by the Trading System. Such discretionary decision-making would normally only be taken in order to reduce risk and would generally be temporary in nature. It is important to stress that these acts may not enhance the performance of the Diversified Program over what might have otherwise been achieved without the exercise of such discretion.

The Capacity of the Diversified Program

At present, the Diversified Program has no pre-set capacity limit. This is not to suggest Winton’s lack of concern about capacity, indeed, it remains an issue of great importance to Winton’s research team. However, Winton believes that its ability to manage capacity is, to a degree, related to the success of its ongoing research initiatives in this area. For example, part of Winton’s research is focused on the studying of the mechanics of open interest in order to better understand liquidity in global futures markets.

The Diversified Program Portfolio

Composition of the Portfolio

The Diversified Program tracks approximately 120 diversified, highly liquid Financial Instruments. At any point in time, it may be holding long or short positions or hold no position at all in each of the markets it follows. Currently, the Diversified Program’s portfolio consists mainly of positions in the following futures markets: stock indices; bonds; short-term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. In addition, the Diversified Program may trade in certain OTC instruments, such as, but not limited to, forward contracts on foreign exchange and interest rates and swaps. In addition, the Diversified Program may trade in government securities such as bonds and other similar instruments.

Through its research initiatives, Winton is constantly looking for new opportunities to add eligible markets to the portfolio, thus further increasing the portfolio’s diversification.

An Emphasis on Diversification

The Diversified Program strives to maintain a highly diversified portfolio because holding positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. Research has demonstrated that use of a sophisticated and systematic schema for placing orders in a wide array of markets increases the possibility that an overall profit maybe realized after a sufficient period of time.

An Emphasis on Managing Risk.

The management of risk is an integral part of the Trading System. Return and risk are two sides of the same coin. It is impossible to achieve a given level of return without accepting a certain amount of risk. Winton’s focus within risk management is on targeting, measuring and managing risk. Owing to the leverage inherent in futures trading, position sizes are set according to Winton’s expectation of the risk that such positions will provide rather than the amount of capital required to fund such positions.

In the experience of Winton’s management, efforts to preserve capital have a greater effect on rate of return than does the identification of profitable trading opportunities. It is far easier to give back profits than to make them in the first place. The following serve as examples ,but do not begin to describe the many efforts Winton makes to attempt to limit risk. However, there is no assurance that any of these efforts will succeed in lessening the possibility or size of a loss.

The Setting of Volatility Estimates and Gearing (Leverage)

Each day, the Trading System sets volatility parameters (known as the “instantaneous forecast standard deviation”) for each position held in the portfolio. The purpose of these parameters is to estimate the likely size of a market shift (whether up or down) over the next 24 hours, in much the same way as the futures exchanges estimate the likely market shift when deciding how to set the initial margin for a future or the daily price limits for a market.

The primary determinant of the daily volatility parameters is the amount of leverage or level of gearing used by the Diversified Program. The leverage or gearing is measured in terms of the Diversified Program’s margin-to-equity ratio. This ratio is calculated by dividing the amount of margin posted with the futures commission merchant by the value of the portfolio.

The level of gearing typically used by the Diversified Program is normally determined by targeting a long-term daily standard deviation of between 0.6 per cent and 0.9 per cent of the value of the portfolio. The long-term standard deviation refers to the long-term average risk that Winton expects over a number of months. However, it should be noted that the Diversified Program’s instantaneous forecast standard deviation (defined as the instantaneous risk Winton expects within the next 24 hours) will still vary outside these limits. In order to maintain a given level of long-term risk, the instantaneous risk is allowed to fluctuate within a range around the long-term risk target.

Additionally, from time to time, the long-term standard deviation may also be above or below these limits, thereby having an impact upon the level of gearing used by the Diversified Program. For example, in the event that exceptional market conditions arise, such as the threat of closure of an exchange or other loss of liquidity, it may be determined to operate the Diversified Program at a lower level of gearing.

Monitoring Slippage

Slippage refers to the difference between the market price at the time an order is placed to purchase or sell a contract and the actual price paid to make the purchase or sale. One of the main causes of slippage is attempting to fill an order that is too large to be absorbed easily by the market. Winton monitors slippage primarily to make prompt adjustment in position size and thereby avoid having to give up potential profits.

Use of Stress Testing

Winton conducts frequent stress testing of its models utilizing proprietary simulation software which attempts to measure risk from several perspectives.

The trading methods applied by Winton in its Diversified Program are proprietary, complex and confidential. As a result, the explanation above is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the Financial Instruments traded and/or the money management principles applied. Such ongoing revisions, unless deemed material, will not be made known to the Advisor’s clients (including the Fund).

The trading strategy and account management principles described here are factors upon which Winton may base its trading decisions. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of the Diversified Program or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Summary of the Material Terms of the Advisory Agreement

There is an Advisory Agreement among the Managing Member, the Advisor and Registrant by which the Managing Member delegated to the Advisor sole discretion and responsibility to trade commodities for Registrant. The Advisor will place trades based on its Trading Approach, and the Advisor has agreed that at least 90% of the gains and income if any, generated by its Trading Approach will largely result from buying and selling commodities or futures, forwards, currency spot and options on commodities. The term of the Advisory Agreement was for one year after trading commenced and has been and will be renewed automatically for additional one-year terms unless terminated.

The Advisory Agreement will terminate automatically (a) if Registrant is terminated, or (b) if, as of the end of any business day, the Net Asset Value of the assets allocated to such Advisor (as applicable) declines by 40% from the Net Asset Value of such managed account (a) as of the beginning of the first day of the Advisory Agreement or (b) as of beginning of the first day of any calendar year, in each case after appropriate adjustment for distributions, withdrawals, redemptions, reallocations and additional allocations.

The Advisory Agreement may be terminated at the discretion of Registrant at any time upon 30 days’ prior written notice to the Advisor. Additionally, the Advisory Agreement also may be terminated upon prior written notice, appropriate under the circumstances, to the Advisor in the event that (i) Registrant determines in good faith, following consultation appropriate under the circumstances with the Advisor, that the Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of the Advisory Agreement for the benefit of the Registrant; (ii) the Advisor’s registration as a commodity trading advisor under the Commodity Exchange Act (the “CEA”) or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed; (iii) the Registrant determines in good faith, following consultation appropriate under the circumstances with the Advisor, that the Advisor has failed to conform, and after receipt of written notice, continues to fail to conform in any material respect, to (A) any of the Registrant’s trading policies and limitations or (B) the Advisor’s Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Advisor; (v) the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by the Registrant or its business goodwill, in each instance without the consent of the Registrant; (vi) the Advisor becomes bankrupt (admitted or decreed) or insolvent; (vii) for any other reason, the Registrant determines in good faith that such termination is essential for the protection of the Registrant, including, without limitation, a good faith determination by the Registrant that the Advisor has breached a material obligation to the Registrant under the Advisory Agreement relating to the trading of the allocated assets of Registrant.

The Advisory Agreement may be terminated in the discretion of the Advisor upon 90 days prior written notice. Additionally, the Advisory Agreement may be terminated upon prior written notice, appropriate under the circumstances, to the Registrant in the event (i) of the receipt by the Advisor of an opinion of qualified independent counsel satisfactory to the Advisor and the Registrant (which consent the Registrant will not withhold unreasonably) that by reason of the Advisor’s activities with respect to the Registrant it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (ii) that the registration of the administrator as a commodity pool operator under the CEA or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) that the Registrant (A) imposes additional trading limitation(s) which the Advisor does not agree to follow in its management of the allocated assets or (B) overrides trading instructions of the Advisor or does not consent to a material change to the Trading Approach requested by the Advisor;

(iv) if the value of the allocated assets decreases to less than $5 million as the result of redemptions, distribution, reallocation of allocated assets or deleveraging initiated by the Registrant but not trading losses, as of the close of business on any Friday; (v) the Registrant elects to have the Advisor use a different Trading Approach in the Advisor’s management of the Allocated Assets from that which the Advisor is then using to manage such allocated assets and the Advisor objects to using such different Trading Approach; (vi) there is an unauthorized assignment of the Advisory Agreement by the Registrant and/or the administrator; (vii) there is a material breach of the Advisory Agreement by the Registrant and/or the administrator and, after giving written notice to the Registrant which identifies such breach, such material breach has not been cured within ten (10) days following receipt of such notice by the Registrant; (viii) the Advisor provides the Registrant with written notice, at least ninety (90) days’ prior to the end of the then current term, of the Advisor’s desire and intention to terminate the Advisory Agreement as of the end of the then current term; or (ix) other good cause is shown and the written consent of the Registrant is obtained (which shall not be withheld unreasonably).

In addition to the trading management services the Advisor provides pursuant to the Advisory Agreement, the Advisor also is permitted to manage and trade accounts for other investors (including other commodity pools), and trade for its own account, and for the accounts of its partners, shareholders, directors, officers and employees, using the same Trading Approach and other information it uses on behalf of Registrant, so long as in the Advisor’s reasonable judgment the aggregate amount of capital being managed or traded by the Advisor does not (i) materially impair the Advisor’s ability to carry out its obligations and duties to Registrant pursuant to the Advisory Agreement or (ii) create a reasonable likelihood of the Advisor having to modify materially its agreed upon Trading Approach being used for Registrant in a manner which might reasonably be expected to have a material adverse effect on Registrant. The Advisor will, upon reasonable request, permit the Managing Member or Registrant to review at the Advisor’s offices such trading records that the Managing Member or Registrant may reasonably request.

Neither the Advisor nor its officers, directors, partners, shareholders or employees or controlling persons will be liable to Registrant its shareholders, members, directors, officers, employees or controlling persons, except by reason of acts or omissions in material breach of the Advisory Agreement or due to their willful misconduct or gross negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of Registrant it being understood that the Advisor makes no guarantee of profit and provides no protection against loss, and that all purchases and sales of commodities are for the account and risk of Registrant and that the Advisor shall incur no liability for trading profits or losses resulting therefrom except as set forth above. The Advisor, and its shareholders, directors, officers, partners, employees and controlling persons, will be indemnified and held harmless by Registrant and the Managing Member from and against any losses liabilities and expenses (including without limitation reasonable attorneys’ fees) and amounts paid in settlement of any claims, collectively, Losses, sustained by the Advisor in connection with any acts or omissions of the Advisor or its partners, officers, directors, shareholders or employees relating to their management of Registrant or as a result of any material breach of the Advisory Agreement by Registrant or the Managing Member, provided that:

•

such Losses were not the result of negligence or misconduct or a material breach of the Advisory Agreement on the part of the Advisor or its partners, officers, directors, shareholders or employees or controlling persons;

•

the Advisor, and its shareholders, directors, officers, partners, employees and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by such person to be in, or not opposed to, the best interests of Registrant; and

•

any such indemnification will be recoverable from the assets of Registrant; provided. however, that no indemnification shall be permitted for amounts paid in settlement if Registrant does not approve the amount of the settlement (which approval shall not be unreasonably withheld).

Expenses incurred by an indemnified person in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by Registrant in advance of the final disposition of such action, suit or proceeding in certain circumstances.

Registrant has the right to offer to settle any indemnity matter with the approval of the Advisor (which approval shall not be unreasonably withheld).

The fees to be paid by Registrant to the Advisor are set forth below under “Fees and Expenses.”

The Futures Clearing Broker

UBS Securities LLC serves as futures clearing brokers to Registrant. In its capacity as futures clearing broker, UBS Securities executes and clears Registrant’s futures and options transactions and performs certain administrative services for Registrant.

The Foreign Exchange Prime Broker

UBS AG Inc. serves as foreign exchange prime broker to Registrant. In its capacity as foreign exchange prime broker, UBS AG clears Registrant’s foreign exchange forward transactions and performs certain administrative services for Registrant.

The Administrator

Spectrum Global Fund Administration, L.L.C., a Delaware limited liability company located at 33 West Monroe – Suite 1000, Chicago, IL, USA, 60603, and 8415 Pulsar Place Suite 400, Columbus, Ohio 43240. (the “Administrator”), is the administrator of Registrant and provides certain administration and accounting services pursuant to the terms of a Services Agreement with Registrant dated as of May 23, 2007. The Administrator performs or supervises the performance of services necessary for the operation and administration of Registrant (other than making investment decisions), including administrative and accounting services. Spectrum also calculates Registrant’s Net Asset Value. In addition, the Administrator maintains certain books and records of Registrant, including certain books and records required by CFTC Rule 4.23(a), at its offices located as specified above

Fees and Expenses

Management Fee

Registrant pays to the Managing Member in advance a monthly management fee equal to 1/12th of 6% (6% per annum) of the Net Asset Value (defined below) of Registrant as of the beginning of each month.

“Net Asset Value” is the total assets in Registrant less total liabilities of Registrant, each determined on the basis of accounting principles generally accepted in the United States of America.

Advisor’s Fees

Registrant pays the Advisor a monthly base fee in arrears equal to 1/12 of 2.00% (2.00% per annum) of the assets under management of the Advisor at the end of each month.

Registrant pays the Advisor an incentive fee equal to 20% of the New High Net Trading Profits (defined below) generated by the Advisor, including realized and unrealized gains and losses, as of the close of business on the last day of each calendar quarter. The incentive fees will be paid quarterly in arrears.

“New High Net Trading Profits” (for purposes of calculating an Advisor’s incentive fees) will be computed as the close of business of the last day of each calendar quarter (the “Incentive Measurement Date”), and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of Registrant or the date the Advisor commenced trading activities for Registrant) (each, an “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Advisor’s trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions), and will be calculated after the determination of certain transaction costs attributable to the Advisor’s trading activities and the Advisor’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on the assets allocated to the Advisor.

New High Net Trading Profits will be generated only to the extent that the cumulative New High Net Trading Profits achieved by the Advisor exceed the highest level of cumulative New High Net Trading Profits achieved by such Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated.

If a withdrawal or distribution occurs or if the Advisory Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date, but any incentive fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions allocated to the Advisor in an Incentive Measurement Period, distributions or redemptions paid or payable from the Advisor’s account during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (and any loss carry-forward attributable to the Advisor will be reduced in the same proportion that the value of the assets allocated away from the Advisor comprises of the value of the assets allocated to the Advisor prior to such allocation away from the Advisor). In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Through December 31, 2009, the Advisor’s incentive fee is calculated based on the New High Net Trading Profits of each Member’s capital account. Beginning January 1, 2010, the Advisor’s incentive fee will be calculated based on the New High Net Trading Profits of Registrant, and not based on each Member’s capital account. As each Member will have invested in Registrant at different times, the change in the method of calculating the Advisor’s incentive fee could impact each Member’s New High Net Trading Profits and any loss carryforward. However, the Managing Member has determined that the change in the method of calculating the Advisor’s incentive fee will have no material impact on the fees to be paid to the Advisor going forward and (ii) will result in a re-allocation of the loss carryforward among the Members as of December 31, 2009, which the Managing Member has determined will be immaterial. As such, to reduce administrative costs, the Managing Member has determined to allocate the loss carryforward equally based on each Member’s pro rata interest in Registrant as of December 31, 2009.

Brokerage Commissions and Fees

Registrant pays to the clearing brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with Registrant’s trading activities. On average, total charges paid to the clearing brokers are expected to be less than $10.00 per round-turn trade, although the clearing broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency of each Advisor, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time to time.

Routine Operational, Administrative and Other Ordinary Expenses

Registrant pays all of its routine operational, administrative and other ordinary expenses, including, but not limited to, (i) legal, bookkeeping, accounting, custodial, administration (including, without limitation, the costs and expenses of the Administrator), auditing, tax preparation charges and related charges of the Registrant (including reimbursement of the Managing Member on a reasonable time-spent basis, for certain legal, accounting, administrative and registrar and transfer agent work performed by certain of the Managing Member’s personnel for and on behalf of the Registrant), (ii) expenses associated with the continued offering of its Interests, which include but are not limited to expenses enumerated in (i), as well as printing, solicitation and other related expenses, (iii) investment related expenses, including, but not limited to brokerage commissions, “bid-ask” spreads, mark-ups, margin interest and other transactional charges and clearing fees, as well as banking, sales and purchase commissions and charges and exchange fees, fees and charges of other custodians and clearing agencies, interest and commitment fees on loans and debit balances, income taxes, withholding taxes, transfer taxes and other governmental charges and duties, and other transactional charges and clearing fees incurred by a Advisor on behalf of Registrant, Registrant’s pro rata share of the expenses of any Access Fund into which it invests, and any due diligence expenses incurred in selecting and monitoring the Advisor and any Access Funds, (iv) operational and overhead expenses of Registrant, including but not limited to, photocopying, postage, and telephone expenses, (v) preparation of monthly, quarterly, annual and other reports required by applicable Federal and state regulatory authorities, (vi) Registrant meetings and preparing, printing and mailing of proxy statements and reports to Members, (vii) client relations and services, and (viii) computer equipment, system maintenance and other technology-related expenses.

Extraordinary Fees and Expenses

Registrant pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of Registrant generally, if any, as determined by the Managing Member. Extraordinary fees and expenses are fees and expenses that are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses that are not currently anticipated obligations of Registrant or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses. Any fees and expenses imposed on Registrant due to the status of an individual shall be paid by such individual or Registrant, not the Managing Member.

Expense Cap

Routine operational, administrative and other ordinary expenses (i.e., the fees and expenses described above other than the Management Fee, the fees to be paid to the Registrant’s Advisor(s) brokerage commissions and extraordinary fees and expenses) are limited to 1.5% of average Net Asset Value per annum. In the event fees and expenses for such items exceed such amount, the Managing Member will pay such amounts.

Redemption Charge

There is no redemption charge in respect of Interests.

Conflicts

General

The Managing Member has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Member attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Member to ensure that these conflicts do not, in fact, result in adverse consequences to Registrant.

The Managing Member

Other Investment Products Sponsored by the Managing Member and its Affiliates

The Managing Member and its affiliates sponsor and operate other commodity pools and alternative investment products. As of December 1, 2009, the Managing Member and its affiliates sponsored and operated 45 commodity pools and alternative investment products, four of which — World Monitor Trust – Series D, World Monitor Trust II – Series F, Diversified Futures Trust I and Futures Strategic Trust – invest substantially all of their assets in Registrant and thus have the same or similar investment objective as Registrant. In addition, one other commodity pool and alternative investment product operated by an affiliate of the Managing Member has invested a portion of its assets in Winton’s Diversified Program. The Managing Member and its principals and affiliates have investments in certain of such products. The Managing Member has a conflict of interest in allocating its own resources among different clients. The Managing Member cannot and will not devote all of its time or resources to the management of the business and affairs of Registrant but intends to devote sufficient time and resources properly to manage the business and affairs of Registrant consistent with its fiduciary duties to Registrant and the Managing Member’s other clients.

Registrations of Certain Principals of the Managing Member with Affiliates

Certain principals of the Managing Member are registered with affiliates of the Managing Member. Such principals have a conflict of interest in allocating their time among the Managing Member and its affiliates, and each of the Managing Member’s and such affiliates’ clients. Such principals cannot and will not devote all of their time or resources to the management of the business and affairs of Registrant but intend to devote sufficient time and resources properly to manage the business and affairs of Registrant consistent with their duties to Registrant and the other clients of the Managing Member and its affiliates.

The Advisor

Other Clients and Business Activities of the Advisor

The Advisor and its principals each devote their business time to ventures in addition to managing the assets of Registrant. As of December 1, 2009, the Advisor has 46 clients that trade pursuant to the Diversified Program. The Advisor does not have any other programs that have the same or similar investment objectives as the Diversified Program.

The Advisor may have a conflict of interest in rendering advice to Registrant because of other accounts managed or traded by it or its affiliates, including accounts owned by its principals, which may be traded differently from the account of Registrant. Certain of these accounts may pay more or less in fees than others and certain of these accounts may have allocated significantly larger amounts to trading by Winton. The Advisor may thus have financial incentives to favor certain accounts over Registrant.

Winton intends to use the same general methods and strategies to trade the accounts of all its clients in the Diversified Program, although smaller accounts may not be fully diversified and certain accounts may elect not to take positions in all the markets included in the Program. In rendering trading advice, Winton will never knowingly or deliberately favor the account of one client over another. Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible to the mean for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average allocated price for each account. On occasion, it may direct the FCM for the accounts to apply its own neutral order allocation system to assign trades. Partial fills are allocated in proportion to account size.

However, this is not to say that all accounts beginning at the same time with the same level of funding will achieve the same rates of return over the short-term. The reason is that over the short-term Winton’s algorithmic allocation system may result in some accounts receiving better fills than others.

Proprietary Trading

Winton does not engage in proprietary trading but does permit its principals and employees to undertake Personal Account Dealing under limited circumstances and in compliance with certain guidelines.

Application of Speculative Position Limits

All accounts managed and controlled by Winton are combined (that is, aggregated) for position limit purposes. Currently, speculative position limits are currently in effect for the following markets that could limit Winton’s trading for Registrant and, as a result, the investments available to Registrant’s account:

Market	Description
BOBL	BOBL
BONDS	T Bonds
BREAL	Brazilian Real
BUNDS	Bunds
BUXL	German Long Bond
CANBILL	Canadian Bills
CANBOND	Canadian Bonds
CANOLA	Canola (Rapeseed)
CKORUNA	Czech Koruna
COCOA	Cocoa
COFFEE	Coffee
COFFET	Arabica Coffee (TGE)
COPCMX	Comex Copper
CORN	Corn
COTTON	Cotton
CRUDE	Crude Oil
CRUDEI	Crude Oil WTI (IPE)
DJIAE	DJIA (E-Mini)
FCATT	Feeder Cattle
GASOLINE	Gasoline
GOLD	Gold
GOLDCBOT	Gold (CBOT)
HANGSN	Hang Seng
HEAT	Heating Oil
HFORINT	Hungarian Forint
HSCEI	HK China Index
JGB	JGB (Mini)
KERO	Kerosene
KOSPI	KOSPI
LCATT	Live Cattle
LHOGS	Hogs
LUMBER	Lumber
MIDCAP	S&P Midcap
MIDCAPE	E Mini S&P Midcap
MPESO	Mexican Peso
NASDAQE	Nasdaq Mini
NATGAS	Natural Gas (NYMEX)
NIFTY	S&P CNX Nifty (SIMEX)
NIKKEI	Nikkei 225
OATS	Oats
OJ	Orange Juice
PALLADI	Palladium
PALMOIL	Palm Oil
PBELL	Pork Bellies
PLATIN	Platinum
PLATTOC	Platinum (Tocom)
PZLOTY	Polish Zloty
REDBN	Red Beans (TGE)
RRICE	Rough Rice
RS2000E	Russell Mini
RSEEDM	Rapeseed (Matif)
RUBBERT	New Tokyo Rubber
RUBLE	Ruble
SANDPE	E Mini S&P
SANDPF	Full size S and P
SBOIL	Soybean Oil
SCHATZ	Schatz
SGX	Singapore Index
SILVER	Silver
SOYBN	Soybeans
SOYBNNGM	Non-GM Soybeans
SOYML	Soybean Meal
SRAND	South African Rand
SUGAR	Sugar
TAIEX	Taiwan Stock Exchange Weighted Idx
TAIWAN	Taiwan Stock Index
TNOT10Y	10yr Notes
TNOT2Y	2yr Notes
TNOT5Y	5yr Notes
TSE60	S&P TSE 60
UNLEADR	Unleaded Gasoline (RBOB)
WHEAT	Wheat
WHEATK	Kansas City Wheat
WHEATMILL	Milling Wheat
WHEATRED	Hard Red Spring Wheat
WMAIZE	White Maize

Winton believes that established position limits will not necessarily adversely affect its trading for clients. However, the possibility exists that from time to time Winton’s trading decisions may have to be modified and that positions it holds or controls may have to be liquidated to avoid exceeding applicable position limits. If the application of position limits were to affect Winton’s trading decisions, it would attempt to modify its recommendations in such a way so as not to affect disproportionately the performance of any one client account compared with that of any other account managed or controlled by Winton or its principals. The Advisor will not liquidate a position held by Registrant in order to maintain a position for another client that generates higher fees.

Brokers and Dealers Selected by Advisor

The Advisor may require, as a condition of its retention, that the account of Registrant which it trades must trade through specific executing brokers with which the Advisor has ongoing business dealings. The Advisor may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for Registrant.

The Advisor may execute a number of the trades for the account of Registrant which they trade through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

The Clearing Broker, the Futures Broker and Executing Brokers

Any clearing broker, including the clearing broker, any futures broker, including the futures broker, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the clearing broker, the futures broker and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to Registrant. In addition, various accounts traded through the clearing broker, the futures broker and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of Registrant or may compete with Registrant for the same positions. The clearing broker, the futures broker and executing brokers may have a conflict of interest in their execution of trades for Registrant and for other customers. The Managing Member will, however, not retain any clearing broker or futures broker for Registrant which the Managing Member has reason to believe would knowingly or deliberately favor any other customer over Registrant with respect to the execution of commodity trades.

The clearing broker, the futures broker and executing brokers will benefit from executing orders for other clients, whereas Registrant may be harmed to the extent that the clearing broker, the futures broker and executing brokers have fewer resources to allocate to Registrant’s accounts due to the existence of such other clients.

Certain officers or employees of the clearing broker, the futures broker and executing brokers may be members of Interested States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations that could compel such employees to act in the best interests of these entities, perhaps to the detriment of Registrant.

Proprietary Trading/Other Clients

The Managing Member, the Advisor, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by Registrant or may compete with Registrant for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to Registrant. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Members.

Because the Managing Member, the Advisor, the clearing Broker, the Futures Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the accounts of Registrant, prospective investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for Registrant.

Ancillary Business Arrangements between the Managing Member and the Advisor

The Managing Member and the Advisor may have business arrangements between them that do not directly relate to Registrant’s business. For example, the Managing Member or its affiliates may sponsor other investment funds that employ the Advisor. In addition, an affiliate of the Managing Member may act as the selling agent for an investment fund operated by the Advisor. These business arrangements may present a disincentive for the Managing Member to terminate the Advisor even though termination may be in the best interest of Registrant for which they trade.

No Distributions

The Managing Member has discretionary authority over all distributions made by Registrant. In view of Registrant’s objective of seeking significant capital appreciation, the Managing Member currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Member and the Advisor if Registrant’s assets are not reduced by distributions to the Members.

Incentive Fees

The Incentive Fee arrangement between Registrant and the Advisor may create an incentive for the Advisor to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Unified Counsel

Registrant and the Managing Member have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available in this offering.

Competition

Registrant competes with other private and publicly offered commodity pools, as well as other alternative investments such as REITs and oil and gas limited partnerships and hedge funds. Registrant operates in a competitive environment in which it faces several forms of competition, including, without limitation:

•	Registrant competes with other commodity pools and other investment vehicles for investors.

•	The Advisor may compete with other traders in the markets in establishing or liquidating positions on behalf of Registrant.

Employees

Registrant has no employees. Management and administrative services for Registrant are performed by the Managing Member or third parties pursuant to the LLC Operating Agreement.

ITEM 1A.	RISK FACTORS

This section includes the principal risk that you will face as an investor in Registrant. The Interests are speculative and involve a high degree of risk. They are suitable only for persons who can afford to lose their entire investment.

(1)	You Should Not Rely on Past Performance

The commodity trading advisor selected by the Managing Member to manage the assets of Registrant has a performance history through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely on the Advisor’s or the Managing Member’s performance record to date for predictive purposes. You should not assume that the Advisor’s future trading decisions will create profit, avoid substantial losses or result in performance for Registrant that is comparable to the Advisor’s or to the Managing Member’s past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not under-perform the past performance records.

Because you and other investors will acquire and redeem Interests at different times, you may experience a loss on your Interest even though Registrant as a whole is profitable and even though other investors in Registrant experience a profit. The past performance of Registrant may not be representative of your investment experience in it.

Registrant has a limited operating history upon which to evaluate your investment. Although past performance is not necessarily indicative of future results, if Registrant had a material amount of performance history, such performance history might provide you with more information on which to evaluate an investment in Registrant. Because Registrant has no material performance history, you will have to make your decision to invest in Registrant without such information.

(2)	Price Volatility May Possibly Cause the Total Loss of Your Investment

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in Registrant.

(3)	Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause Registrant to Incur Substantial Losses

The markets in which Registrant trades are speculative, highly leveraged and involve a high degree of risk. The Advisor’s trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that Registrant will not incur such losses.

Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Due to such leverage, even a small movement in price could cause large losses for Registrant. Market volatility will increase the potential for large losses. Market volatility and leverage mean that Registrant could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term profit objectives even if favorable market conditions subsequently develop.

In addition to the leveraged trading described above, the Managing Member has the ability to further increase the leverage of Registrant by allocating notional equity to the Advisor (in a maximum amount of up to 20% of Net Asset Value), which would then permit the Advisor to trade the account of Registrant as if more equity were committed to such accounts than is, in fact, the case.

(4)	High Leverage Embodied in Futures Trading May Exacerbate Losses

There is no limit on the amount of leverage that Registrant may use or that the Advisor may use for Registrant pursuant to the Diversified Program. The low margin deposits normally required in futures trading (typically between 2% and 15% of the value of the contract purchased or sold) permit an extremely high degree of leverage. Accordingly, a relatively small price movement in a contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit and trigger a margin call. Thus, like other leveraged investments, any trade may result in losses in excess of the amount invested.

Futures margin differs in important ways from the term as used in the securities industry. Futures margin represents a good faith deposit made by both the buyer and seller of the futures contract that they will perform as required by the terms of the contract. In contrast, stock margin represents a borrowing from the broker to enable the buyer to pay the full price of his purchase on the settlement date. This borrowing necessitates the payment of interest at a rate that may rise if credit becomes tight or may compel the borrower to sell his or its investment prematurely if the lender experiences a financial crisis and can no longer extend credit. Neither of these risks occurs with futures margin which is typically not borrowed.

(5)	Trading in Options on Futures

Although successful options trading requires many of the same skills required for successful futures trading, the risks involved may be somewhat different. Options trading may be restricted in the event that trading in the underlying futures contract becomes restricted, and options trading may itself be illiquid at times, irrespective of the condition of the market in the underlying future, making it difficult to offset (i.e., liquidate) an option position. In addition, the purchaser of an option is subject to the risk of losing his entire premium. An option writer (or seller of the option) is subject to a potentially unlimited risk if he does not own the underlying future at the time he sells a call option and must purchase the future in a rising market if the option is exercised.

(6)	Because Registrant Does Not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss

Futures and forward trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Registrant does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prospers while Registrant trades unprofitably.

(7)	Market Conditions May Impair Profitability

The trading systems used by the Advisor is a technical, trend-following method. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends. The likelihood of the Interests being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, the Advisor’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

(8)	Trading is Not Transparent

The trading decisions in respect of Registrant are made the Advisor. While the Managing Member receives daily trade confirmations from the clearing broker and foreign exchange dealers, such information is not provided to Members and Registrant’s trading results are reported to the Members monthly. Accordingly, an investment in Registrant does not offer you the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers. The Managing Member may (but is under no obligation to) provide estimated daily or weekly values to Members.

(9)	Registrant is subject to Speculative Position Limits

The CFTC and U.S. futures exchanges have established speculative position limits (referred to as “position limits”) on the maximum position in certain futures interest contracts that may be held or controlled by any one person or group. Therefore, the Advisor may have to reduce the size of its position in one or more futures contracts in order to avoid exceeding such position limits, which could adversely affect the profitability of Registrant.

(10)	Possible Illiquid Markets May Exacerbate Losses

Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Periods of illiquidity have accrued from time-to-time in the past, such as in connection with Russia’s default on its sovereign debt in 1998. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Advisor will be able to do so.

There can be no assurance that market illiquidity will not cause losses for Registrant. The large size of the positions which the Advisor is expected to acquire for Registrant increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

The risk of loss due to potentially illiquid markets is more acute in respect of over-the-counter instruments than in respect of exchange-traded instruments because the performance of those contracts is not guaranteed by an exchange or clearinghouse and Registrant will be at risk to the ability of the counterparty to the instrument to perform its obligations thereunder. Because these markets are not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets.

(11)	Systematic Trading Strategies May Incur Substantial Losses

A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. Although these judgmental decisions may have a substantial effect on a systematic trader’s performance, such trader’s primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Therefore, systematic trading may incur substantial losses by failing to capitalize on market trends that their systems would otherwise have exploited by applying their generally mechanical trading systems by judgmental decisions of employees. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely on computerized programs, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. Due to their reliance upon computers, systematic traders are generally able to incorporate a significant amount of data into a particular trading decision. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

The program utilized by the Advisor is a systematic trading strategy.

(12)	Competition with Other Technical and Trend-Following Traders

The Advisor’s trading system incorporates technical analysis and trend-following, two trading methods that have gained increasing popularity among advisors. The significant growth in the number of such traders has translated into greater competition for the Advisor in identifying and executing orders promptly to take advantage of profitable opportunities in the markets. Furthermore, the number of traders competing in the same market has the effect of decreasing the profit available in each trade as demand pushes up the price of a long contract and pushes down the price of a short contract.

(13)	Other Limitations on Technical Analysis

The profitability of technical analysis generally depends upon the accurate forecasting of major price moves or trends in prices. However, there is no assurance that trends will develop in the markets followed by the Advisor or that they will be forecast accurately. Furthermore, on occasion fundamental rather than technical factors may drive prices. A strict reliance on technical analysis may cause the Advisor to misperceive the factors motivating market behavior.

(14)	Non-Discretionary Versus Discretionary Systems

The Diversified Program follows a primarily non-discretionary system. This means that trading signals are automatically generated by its models and, except in extreme situations, are followed to the letter. The Advisor has found that the absence of discretion promotes greater consistency in performance and lessens the opportunity for less reliable anecdotal evidence and personal judgment to influence decision-making. In unusual market situations, the Advisor reserves the right to deviate from its automatic system. This raises the possibility that the Advisor may misinterpret when an unusual market situation has occurred and take actions that cause rather than prevent losses.

(15)	The Limits of a Research-Based System

A unique aspect of the Advisor’s approach to trading is its heavy emphasis on research. Over half of its employees devote some or all of their time to identifying nuances in market patterns, rigorously testing hypotheses and refining models in order to give an edge to the Diversified Program’s trading system. However, research is generally linked to what has occurred in the past. To the extent a market deviates from its accustomed response to an event or the event itself is unusual, extreme or never before experienced by the market, the value of a research-based methodology will lessen. The clearest recent example is the subprime market fiasco beginning in mid-2007 which continues to produce an adverse impact on financial institutions and markets to a degree never before seen or even anticipated.

The constant evolution of markets represents a second factor influencing the benefits of a research-based system of trading. Unexpected price jumps have accompanied the transition from floor based to all-electronic markets. New contract rules and new market participants, both hedgers and speculators, have also impacted the way markets act and react. These changes are not easily discerned until an identifiable pattern forms. The Advisor has concluded that the value of its research efforts far outweighs any limitations. However these limitations must be acknowledged.

(16)	The Limits of Risk Management Systems

A carefully designed and executed risk management system is critical to the success of any trading method. With this in mind, the Advisor has approached the management of risk from many different perspectives. Nevertheless, risk management is not the same as eliminating risk. It is virtually impossible to eliminate risk whereas lowering risk may be possible in most situations. Accordingly, the Advisor believes that it will continue to experience monthly, quarterly and even annual drawdowns despite its highly developed system of risk management.

(17)	Failure of Futures and Foreign Exchange Trading to be Non-Correlated to General Financial Markets Will Eliminate Benefits of Diversification

Historically, managed futures and foreign exchange generally have been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, Registrant can be expected to be profitable during unfavorable periods for the stock market, or vice-versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If Registrant does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Interests and Registrant may have no gains to offset your losses from other investments.

(18)	Trading on Commodity Exchanges Outside the Interested States is Not Subject to U.S. Regulation

The Advisor may engage in some or all of its trading on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, Registrant will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on foreign exchanges is also subject to the risk of exchange controls, expropriation, excessive taxation or government disruption. Investors could incur substantial losses from trading on foreign exchanges by Registrant to which such investors would not have been subject had the Advisor limited its trading to U.S. markets.

(19)	Failure or Lack of Segregation of Assets May Increase Losses

The CEA requires a futures commission merchant (“FCM”) or clearing broker, to segregate all funds received from customers from such broker’s proprietary assets. If the clearing broker fails to do so, the assets of Registrant might not be fully protected in the event of their bankruptcy. Furthermore, in the event of the clearing broker’s bankruptcy, Registrant could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s combined customer accounts, even though certain property specifically traceable to Registrant (for example, Treasury bills deposited by Registrant with the clearing broker as margin) was held by the clearing broker. The clearing broker has been the subject of certain regulatory and private causes of action.

In the event of the FCM’s, bankruptcy, Registrant may recover a pro-rata share or none of its assets.

(20)	Default by Counterparty and Credit Risk Could Cause Substantial Losses

Dealers in forward contracts are not regulated by the CEA and are not obligated to segregate customer assets. As a result, Members do not have such basic protections with respect to the trading in forward contracts by Registrant. This lack of regulation in these markets could expose Registrant in certain circumstances to significant losses in the event of trading abuses or financial failure by the counterparties.

Registrant also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case Registrant could suffer significant losses on these contracts.

(21)	Possible FCM Failure

Under CFTC regulations, FCMs are required to maintain clients’ assets in a segregated account. If a Diversified Program client’s FCM fails to do so, the client may be subject to a risk of loss of Registrants on deposit with the client’s FCM in the event of its bankruptcy. In addition, under certain circumstances, such as the inability of another client of the FCM or the FCM itself to satisfy substantial deficiencies in such other client’s account, a client may be subject to a risk of loss of Registrants on deposit with the client’s FCM. In the case of any such bankruptcy or client loss, a client might recover, even in respect of property specifically traceable to the client, only a pro rata share of all property available for distribution to all of the FCM’s clients.

(22)	Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation

Registrant may trade foreign exchange contracts in the interbank market. Since forward contracts are traded in unregulated markets between principals, Registrant also assumes the risk of loss from counterparty nonperformance. In the future, Registrant may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments that combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. Because there is no exchange or clearing house for these contracts, Registrant will be subject to the credit risk and nonperformance of the counterparty. Additionally, because these off-exchange contracts are not regulated by the CFTC, Registrant will not receive the protections that are provided by the CFTC’s regulatory scheme.

There may be an additional risk due to the fact Registrant may trade foreign exchange contracts off-exchange and, as such, does not have protection of an exchange. There is also the additional risk that the assets held with the clearing broker for trading off-exchange foreign currencies are not required to be segregated.

Registrant may also trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to assess accurately near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

(23)	Foreign Exchange Currency Trading is Not Subject to CFTC Regulation

The Advisor may trade its programs by entering into spot and forward transactions involving currencies with United States and foreign banks and currency dealers, or it may enter into such transactions for hedging purposes. As with the risks involved in forward contracts (see above), trading in spot and forward foreign exchange transactions is not regulated by the CFTC and such contracts are not traded on or guaranteed by an exchange or its clearing house.

(24)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Registrant’s Assets

Registrant is subject to the fees and expenses described herein which are payable irrespective of profitability in addition to incentive fees which are payable to the Advisor based on the Advisor’s profitability and not on the profitability of Registrant as a whole. Such fees and expenses include the Managing Member’s management fee of 6% and the Advisor’s base fee of 2%. In addition, Registrant is subject to an incentive fee equal to 20% of net profits on a cumulative high water mark basis. The Advisor’s fees are based on a variety of factors, including the fees the Advisor charges to other clients.

Registrant is also subject to brokerage fees and administrative expenses. On Registrant’s forward trading, “bid-ask” spreads are incorporated into the pricing of Registrant’s forward contracts by its counterparties in addition to the brokerage fees paid by Registrant. It is not possible to quantify the “bid-ask” spreads paid by Registrant because Registrant cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the expenses of Registrant could, over time, result in significant losses to your investment therein. You may never achieve profits.

(25)	Reliance on the Advisor to Trade Successfully

The Advisor is responsible for making all futures, forwards, and options trading decisions on behalf of Registrant. The Managing Member has no control over the specific trades the Advisor may make, leverage used by the Advisor in implementing its trading program, risks and/or concentrations assumed or whether the Advisor will act in accordance with the disclosure documents or descriptive materials furnished by it to the Managing Member. The Managing Member can provide no assurance that the trading program employed by the Advisor will be successful.

(26)	Registrant Allocates 100% of its Assets to One Program of One Advisor

Registrant currently allocates 100% of its assets to trading by Winton pursuant to the Diversified Program. As such, Registrant is not subject to diversification that would otherwise occur if Registrant’s assets were allocated to multiple programs of the Advisor or to multiple Advisors utilizing different trading programs. In the event that the Diversified Program experiences a significant loss, or the Advisor experiences a negative occurrence, Registrant’s performance and ability to continue investment operations may be negatively impacted more significantly than if Registrant diversified its assets among multiple programs of the Advisor and/or multiple trading advisors.

(27)	Increase in Assets Under Management May Affect Trading Decisions

The more equity the Advisor manages, the more difficult it may be for the Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require the Advisor to modify trading decisions for Registrant that could have a detrimental effect on your investment.

(28)	You Cannot be Assured of the Advisor’s Continued Services Which May Be Detrimental to Registrant

You cannot be assured that the Advisor will be willing or able to continue to provide advisory services to Registrant for any length of time. There is severe competition for the services of qualified trading advisors, and Registrant may not be able to retain satisfactory replacement or additional trading advisors on acceptable terms or the Advisor may require Registrant to pay higher fees in order to be able to retain the Advisor. The Managing Member may either terminate the Advisor upon 30 days’ prior written notice, or upon shorter notice, if for cause. The Advisor has the right to terminate the Advisory Agreement in its discretion at any time for cause.

(29)	The Managing Member is not required to Maintain a Particular Net Worth or Capital Account and is not otherwise Obligated to Guarantee or Provide Financial Assistance to the Registrant.

The Operating Agreement does not require the Managing Member to maintain a particular net worth or capital account. As such, in the event that the Managing Member engaged in conduct or took any action (or failed to engage in any conduct or failed to take any action) for which it would have liability to the Registrant or any Members under the LLC Operating Agreement or applicable law, Registrant and such Members may have limited recourse against the Managing Owner for any such loss.

Additionally, the Managing Member does not guarantee the obligations of, or provide other financial assistance to, Registrant. In particular, there is no commitment or intent by the Managing Member to fund cash flow deficits or provide other direct or indirect financial assistance to Registrant. Moreover, the Managing Member’s stockholder’s equity decreased significantly for the nine-month period ending September 30, 2009 as a result of a net operating loss and distributions. As such, Members should not rely on the financial condition of the Managing Member in maintaining their investment in Registrant.

(30)	Limited Ability to Liquidate Your Investment

There is no secondary market for the Interests. While the Interests may be redeemed, there are restrictions. For example, Interests may be redeemed only as of the close of business on the last business day of a calendar month provided a Request for Redemption is received at least five business days prior to the end of such month excluding the last business day of the month.

Transfers of Interests are subject to limitations, such as 30 days’ advance notice of any intent to transfer. Also, the Managing Member may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for Registrant.

(31)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Members

Registrant is subject to actual and potential conflicts of interests involving the Managing Member, the Advisor, and various brokers. The Managing Member, the Advisor, and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Registrant’s business, which also presents the potential for numerous conflicts of interest with Registrant. As a result of these and other relationships, parties involved with Registrant have a financial incentive to act in a manner other than in the best interests of Registrant and its Members. The Managing Member has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Member attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Member to ensure that these conflicts do not, in fact, result in adverse consequences to Registrant.

Registrant may be subject to certain conflicts with respect to its clearing broker, its futures broker, and any executing broker including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the clearing broker, the futures broker and executing brokers.

Selling agents will be entitled to ongoing compensation as a result of their clients holding Interests, so a conflict exists between their interest in maximizing compensation and in advising their clients to make investment decisions in such clients’ best interests.

(32)	Members Taxed Currently

Members are subject to tax each year on their allocable share of the income or gains (if any) of Registrant, whether or not they receive distributions. Moreover, the Managing Member does not intend to make any distributions to Members. Consequently, Members will be required either to redeem Interests or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by Registrant.

In comparing the profit objectives of Registrant with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of Registrant, on the other hand, a significant portion of any appreciation in the Members’ capital accounts must be paid in taxes by the Members every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Members will be taxed currently on their allocable share of the income or gains of Registrant, if any, Registrant may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

The performance information included in this Memorandum is presented exclusively on a pre-tax basis.

(33)	Limitation on Deductibility of “Investment Advisory Fees”

Non-corporate Members may be required to treat the amount of incentive fees, management fees, and other expenses of Registrant as “investment advisory fees” which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, the Managing Member is not classifying these expenses as “investment advisory fees,” but this is a position to which the Internal Revenue Service (the “IRS”) may object. If a substantial portion of the fees and other expenses of Registrant were characterized as “investment advisory fees,” an investment in Registrant might no longer be economically viable.

(34)	Taxation of Interest Income Irrespective of Trading Losses

The Members’ capital accounts reflect the trading profits and losses as well as the interest income earned and expenses incurred by Registrant. However, losses on Registrant’s trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers and cannot be used to offset any ordinary income in the case of a corporate Member. Consequently, if a non-corporate Member had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest (i.e., ordinary) income (after reduction for expenses) of $5,000, the Member would have incurred a net loss in its capital account equal to $5,000 but would recognize taxable income of $2,000 (assuming a 40% tax rate). The limited deductibility of capital losses for non-corporate Members could result in such Members having a tax liability in respect of their investment in Registrant despite incurring a financial loss on their Interests.

(35)	Possibility of a Tax Audit of Both Registrant and the Members

There can be no assurance that the tax returns of Registrant will not be audited by the IRS. If such an audit results in an adjustment, Members could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.

Investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences to them of an investment in Registrant; such tax consequences may differ in respect of different investors.

(36)	Regulatory Changes or Actions May Alter the Nature of an Investment in Registrant

Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks’ attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in Registrant.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on Registrant is impossible to predict, but could be substantial and adverse.

(37)	Lack of Independent Experts Representing Investors

The Managing Member has consulted with counsel, accountants and other experts regarding the formation and operation of Registrant. No counsel has been appointed to represent you in connection with the offering of the Interests. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Registrant.

(38)	Possibility of Termination of Registrant Before Expiration of its Stated Term

Registrant will be dissolved upon the insolvency, bankruptcy, dissolution or withdrawal of the Managing Member, unless a substitute Managing Member were obtained in accordance with the Operating Agreement. Additionally, the Managing Member has the authority to dissolve Registrant in its sole discretion. The occurrence of such an event could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. Additionally, if the registrations with the CFTC or memberships in the NFA of the Managing Member or the clearing broker were revoked or suspended, such entity would no longer be able to provide services to Registrant.

ITEM 2.	FINANCIAL INFORMATION

(a)	Selected Financial Data.

Not Applicable.

(b)	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Critical Accounting Policies

General

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance. Applying these policies requires the Managing Member to make judgments, estimates and assumptions in connection with the preparation of Registrant’s financial statements. Actual results may differ from the estimates used.

The Managing Member has evaluated Registrant’s financial statements and related disclosures and has determined that the policies discussed below are critical accounting policies because they involve estimates, judgments and assumptions that are particularly complex, subjective or uncertain. For further discussion of Registrant’s significant accounting policies, see Note 2 to Registrant’s financial statements for the year ended December 31, 2008, which are filed as Exhibit 99.2 hereto.

The valuation of Registrant’s investments that are not traded on a United States or internationally recognized futures exchange is a critical accounting policy. The market values of futures (exchange traded) contracts is verified by Registrant’s administrator, which obtains valuation data from third party data providers such as Bloomberg, Reuters and Super Derivatives and compares those prices with Registrant’s clearing broker. The market value of currency swap and forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 4 p.m. on the last business day of the reporting period. All values assigned by the administrator and confirmed by the Managing Member are final and conclusive as to all of Registrant’s Members.

As such, if actual results vary from estimates used, they are not anticipated to have a material impact on the financial statements and related disclosures.

Registrant records all investments at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Operations. Generally, fair values are based on quoted market prices; however, in certain circumstances, significant judgments and estimates are involved in determining fair value in the absence of an active market closing price. Registrant considers prices for exchange traded commodity futures and options contracts to be based on quoted prices in active markets for identical assets (Level 1). The values of forwards, swaps, and certain option contracts for which market quotations are not readily available are priced by Super Derivatives, Bloomberg, Reuters and or other third party data providers who derive fair values for those assets from observable inputs (Level 2). Level 3 inputs reflect Registrant’s assumptions that it believes market participants would use in pricing the asset or liability. Registrant develops Level 3 inputs based on the best information available in the circumstances, which may include indirect correlation to a market value, combinations of market values or Registrant’s proprietary data. Level 3 inputs generally include information derived through extrapolation or interpolation of observable market data. Registrant does not currently have any investments valued using Level 3 inputs.

Of the Registrant’s investments at September 30, 2009, $818,813 or 100.02% of the Registrant’s investments at September 30, 2009 are classified as Level 1 and $(125) or (0.02)% as Level 2. $269,877 or 100% of Registrant’s investments at December 31, 2008 are classified as Level 1 and $0 or 0.00% as Level 2 or Level 3.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued accounting guidance clarifying the application of Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures.” The additional guidance provides for how the fair value of a financial asset or liability is determined when the volume and level of activity for the asset or liability have significantly decreased and on identifying circumstances that indicate a transaction is not orderly. The guidance was effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The Registrant adopted the guidance effective January 1, 2009. As required, the Registrant also adopted guidance relating to recognition and presentation of other-than-temporary impairments, effective January 1, 2009. The adoption of these pronouncements did not have an impact on the Registrant’s financial statements.

In March 2008, the FASB issued accounting guidance which established among other things, the disclosure requirements for derivative instruments and for hedging activities. The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Registrant’s adoption of the guidance effective January 1, 2009 did not have a material impact on the Registrant’s financial statements, other than enhanced disclosures as discussed under Note 2.

Effective for the quarter ending June 30, 2009, the Registrant adopted ASC Topic 855, “Subsequent Events” which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC Topic 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. The adoption of ASC Topic 855 did not have a material impact on the Registrant’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009 and is effective for the Registrant on January 1, 2010. The Managing Member is evaluating the impact of adopting SFAS 167 and its impact on the Registrant’s financial statements.

Effective July 1, 2009, the Registrant adopted ASC Topic 105, “Generally Accepted Accounting Principles”. ASC Topic 105 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification did not change GAAP but reorganizes the existing literature into Topics. References for FASB guidance throughout this document have been updated for the Codification.

On September 30, 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent) (“ASU 2009-12”). ASU 2009-12 provides guidance on measuring the fair value of certain alternative investments, and amends ASC Topic 820 to offer investors a practical means for measuring the fair value of investments in certain entities that calculate net asset value and require certain disclosures. ASU 2009-12 is effective for periods ending after December 15, 2009, and early adoption is permitted. The Managing Member is evaluating the impact of adopting ASU 2009-12 and its impact on the Registrant’s financial statements.

Liquidity and Capital Resources

Registrant commenced operations on January 1, 2007. Additional contributions were raised through the continuous offering of Interests. Interests in Registrant may be subscribed for or redeemed on a monthly basis.

Subscriptions and Redemptions

Nine-Month Period Ending September 30, 2009

Subscriptions for Interests for the nine-month period ending September 30, 2009 were $19,082,000 respectively. Redemptions of Interests for the nine-month period ending September 30, 2009 were $7,836,759.

Nine-Month Period Ending September 30, 2008

Subscriptions of Interests for the nine-month period ending September 30, 2008 were $0. Redemptions of Interests for the nine-month period ending September 30, 2008 were $3,461,653.

Year Ending December 31, 2008

Subscriptions of Interests for the year ending December 31, 2008 were $0. Redemptions of Interests for the year ending December 31, 2008 were $7,503,976.

Year Ending December 31, 2007

Subscriptions of Interests for the year ending December 31, 2007 were $23,749,177. Redemptions of Interests for the year ending December 31, 2007 were $6,579,763.

Liquidity

At September 30, 2009, 100% of Registrant’s net assets were allocated to commodities trading. A significant portion of Registrant’s net assets was held in cash, which was used as margin for trading in commodities. In as much as the sole business of Registrant is to trade in commodities, Registrant continues to own such liquid assets to be used as margin. The clearing broker and bank credit Registrant with interest income on 100% of its average daily equity maintained in its accounts with the clearing broker and bank during each month at competitive interest rates.

The commodities contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Registrant from promptly liquidating its commodity futures positions.

Since Registrant’s business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Registrant’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of Registrant’s speculative trading as well as the development of drastic market occurrences could result in losses considerably beyond Registrant’s experience to date and could ultimately lead to a loss of all or substantially all of investors’ capital. The Managing Member attempts to minimize these risks by requiring Registrant and the Advisor to abide by various trading limitations and policies, which include limiting margin amounts, trading only in liquid markets and permitting the use of stop loss provisions. See Note 7 to Registrant’s financial statements for the year ended December 31, 2008, which are filed as Exhibit 99.2 hereto for a further discussion on the credit and market risks associated with Registrant’s futures, forwards and option contracts.

There are no known material trends, demands, commitments, events or uncertainties at the present time that are reasonably likely to result in Registrant’s liquidity increasing or decreasing in a material way.

Capital Resources

Registrant intends to raise additional capital only through the sale of Interests offered, and does not intend to raise any capital through borrowing. Due to the nature of Registrant’s business, Registrant does not contemplate making capital expenditures. Registrant does not have, nor does it expect to have, any capital assets. Redemptions, exchanges, and sales of Interests in the future will affect the amount of funds available for investments in futures interests in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of Interests. There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, Registrant’s capital resource arrangements at the present time.

Market Overview

Following is a market overview for the nine-month period ending September 30, 2009, the nine-month period ending September 30, 2008, the year ending December 31, 2008 and the year ending December 31, 2007:

Nine-Month Period Ending September 30, 2009

Three-Month Period Ending September 30, 2009

The National Bureau of Economic Research is likely mark the third quarter of 2009 as the beginning of the recovery in the US economy. Gross Domestic Product data for the quarter will not be published until later in October, but based on other data released to date, it is clear that economic growth picked up nicely in the quarter. The stimulus packages made their full impact during the quarter and the cash-for-clunkers program gave a further boost to the economy. More importantly, the US housing market, which had been at the epicenter of the current downturn, showed tentative signs of building on the modest gains of the previous quarter, aided by the $8,000 first time homebuyer credit. The latest Case-Shiller Housing Index indicated that home prices and existing and new home sales both recorded decent gains during the quarter. However, the labor market remained in the doldrums. While the pace of job losses slowed, they continued at levels that almost matched the peak of the previous recession and the unemployment rate marched relentlessly up to 9.8%. The current downturn now ranks as the worst among all postwar recessions in terms of percentage job losses.

Despite the indications of economic recovery and the growing risk appetite, US Treasury yields rallied during the quarter on the back of weak and falling inflation figures, robust demand at auctions, and the Federal Reserve’s (the “Fed”) quantitative easing program. The 10-year yield fell to end the quarter at 3.31%. The Fed kept rates unchanged through the quarter. However, at its September meeting, the Federal Open Market Committee, while reiterating its support for near zero rate policy, offered a slightly hawkish nuance, reflecting the growing discomfort among the “hawks” at the Fed. The European Central Bank, the Bank of England and the Bank of Japan kept key rates unchanged through the quarter as well. As in the US, market participants feel that the worst appears to be over across the globe.

The US dollar experienced another losing quarter, with the Dollar Index declining approximately 4%. The increased appetite for risk and the growing global discomfort with the massive monetary and fiscal policy stimuli weighed on the dollar. The British pound was the only major currency to lose ground to the US dollar during the quarter, again reflecting the global unease with massive fiscal stimulus and quantitative easing. The euro finished the third quarter up approximately 4% on the dollar. More surprising was the near 7% gain in the Japanese yen, in a quarter in which risk assets surged and Japan’s economy remained weak in comparison to its developed market peers.

Coming on the heels of what was already the best quarter in over 10 years for the S&P 500, it was remarkable that the third quarter gain was as strong as the second quarter gain. In fact, the second and third quarter 2009 combined percentage change in the S&P 500 was the largest two quarter upswing since 1975 and the second largest in the entire postwar era. Financials led the way, but the rally was broad based. The gains in the other US indices were equally impressive, with the NASDAQ recording its largest two-quarter rise since the peak of the Dotcom Bubble in 2000. The Dow Jones Industrial Average, S&P 500 and NASDAQ rose approximately 15%, 15% and 16%, respectively, for the quarter. The third quarter was even better for Europe, where the gains exceeded those in the previous quarter. The STOXX 600, a broad measure of European equities, rose approximately 18% during the quarter. The CAC, FTSE 100, and DAX closed the quarter with near 20% gains. Asian markets rose as well, but the performance was more mixed. While the Korean Kospi jumped 20% and the Hang Seng registered a solid 14% gain, the Nikkei only managed a modest 2% rise. The Australian All Ordinaries Index posted a 20% increase.

Crude oil had a basically flat quarter, ending the period up approximately 1%. Rising economic optimism and dollar weakness were offset by reports of plentiful crude inventory and continued soft demand. Natural gas surged approximately 26%, but the bottom line masks the drama during the quarter. Natural gas suffered an 18% decline in August and fell to a seven-year low in early September. However, it recovered sharply in September on the back of stronger economic data, lower-than-expected inventory reports, expectations of lower winter temperatures, and short covering. Heating oil ended the quarter with an approximate 5% gain. Reformulated gasoline had a weak quarter, declining approximately 9%, as demand recovery remained elusive.

As the economic recovery gained ground in the third quarter, incipient fears of soaring inflation down the road spurred the demand for gold even as flight-to-safety demand dwindled during the third quarter. The yellow metal posted an approximate 9% gain in the third quarter. Also, reserve diversification by China and others may well be supporting gold. Silver surged up approximately 22% with the twin engines of investment demand and industrial demand firing. Base metals witnessed overall gains across the board in the quarter as global industrial production, especially auto production, turned up smartly. Copper and zinc finished up the quarter with both realizing overall gains greater than 20%.

Pork bellies, which had suffered a collapse in the second quarter following the ban on US pork products emanating from H1N1 Influenza (Swine Flu) fears, recovered sharply in the third quarter, registering an approximate 50% increase as some countries lifted the ban. Cotton prices continued their upward march during the quarter, rising approximately 15%. Wheat and soybeans fell sharply as initial fears of bad weather did not pan out and the USDA planting reports indicated solid harvests. Soybeans, wheat and corn posted losses of 24%, 10%, and 1%, respectively. Sugar continued its parabolic rise in the third quarter, skyrocketing approximately 43% following a 32% surge in the second quarter. The worst drought in more than two decades in India, the world’s largest consumer of sugar and the biggest swing factor in global markets, propelled sugar to its highest level since 1981. Hopes of stronger consumer spending fueled by the global economic recovery lifted cocoa prices by over 25% in the quarter. Coffee also registered a solid quarter, gaining approximately 7%.

Three-Month Period Ending June 30, 2009

The second quarter of 2009 displayed snippets of evidence that the US economy had bottomed but the problem remained that two key areas, housing and employment, showed only modest indications of a turnaround. US economic metrics were far from optimistic during the quarter as the unemployment rate rose to 9.5%, and many market participants believe it is possible that it will climb above the double-digit mark during the second-half of 2009. Since December 2007, the US lost approximately 6.5 million jobs, of which 1.3 million were lost in the past quarter. As for the stimulus packages, they are making their way into the economy, but at a snail’s pace. The third quarter could see a larger macro impact.

US Treasury yields steepened through most of the quarter. In May, a downward less-than-expected revision of the first quarter GDP encouraged risk taking and the yield curve hinted the economy was in a recovery cycle. The June Federal Open Market Committee meeting indicated that the Federal Reserve would maintain an accommodative policy through year end and they expressed little concern on inflation. While the yield curve still indicates the economy is in recovery mode, it does not foreshadow a quick “V” shaped recovery but rather an extended “U” pattern. The Federal Reserve kept rates at 0 to 25 basis points through the quarter. The Bank of England and the Bank of Japan (“BOJ”) kept key rates unchanged through the quarter as well. Japan continued in a recession during the quarter but, as in the US and Eurozone, the worst appears to be over. After being criticized for lowering rates only 25 basis points in April, the European Central Bank (“ECB”) cut rates by another 25 basis points to 1.00% in May. Jean Claude Trichet, ECB president, made it apparent they were likely finished cutting rates for the near future.

The US Dollar Index ended the quarter with a loss of approximately 5%. The US currency survived calls from Russia and the other BRIC nations for a so-called “supranational” currency. An increased appetite for risk weighed on the dollar for much of the quarter, although that appeared to lessen toward the end of June. After being annihilated in the first quarter, the pound managed a solid recovery on indications that UK housing may have bottomed. The euro finished the second quarter up approximately 6% on the dollar. The Japanese yen ended the quarter up overall and the BOJ continued to engage in heavy stimulus activity.

It was a positive overall quarter for global equities, however, US equities lost some ground in June in what appeared to be a correction due to concerns surrounding consumers, housing and employment. Energy and financial stocks led the US rally as the Dow Jones Industrial Average, S&P 500 and NASDAQ all gained approximately 11%, 15% and 20%, respectively, for the quarter. A similar pattern unfolded in Europe with modest losses in June within solid quarterly performance. The STOXX 600, a broad measure of European equities, rose approximately 16% during the quarter. The CAC and the DAX closed the quarter with gains as well. In Asia, the Nikkei jumped over 22% as concerns surrounding North Korea’s nuclear program served as only brief interruptions. The particularly volatile Hang Seng rose approximately 23%, while the Australian All Ordinaries Index and Korea’s Kospi rallied as well. Russian stocks recovered as the quarter progressed in a rally that began at the end March. Improved oil prices were a primary motivator of the turnaround.

Crude followed movements of the equity markets, offsetting ongoing demand destruction, which seems to have been discounted by the market. In addition, the weakening US dollar, “economic optimism” based on Asian and US data, continued disruption of output by rebel groups in Nigeria and Chinese stockpiling fueled crude’s rally as it surged approximately 44% within the Dow Jones-UBS Commodity Index (“DJUBS”) during the quarter. For natural gas, temperatures ran cool in key consuming regions, keeping demand in check. Heating oil ended the quarter with an approximate 28% gain within the DJUBS. Reformulated gasoline had a strong quarter as gasoline at the pump continued to rise but demand still ran down 2.5% from last year. With supplies more than 22% ahead of last year and storage facilities full, natural gas finished the quarter up only 4% within the DJUBS.

Reduced global financial market fears diminished flight-to-safety demand for gold during the second quarter as gold finished relatively flat for the quarter. Silver closed out the period with an approximate 5% gain as jewelry demand was quiet, although there was a slight increase in India’s purchases. China was a periodic buyer. Base metals witnessed overall gains across the board in the quarter, mainly attributable to China’s strategic commodity re-stocking, the weaker US dollar, investment demand and economic optimism. Profits of over 52%, 22%, 18% and 17% for nickel, copper, zinc and aluminum, respectively, within the DJUBS, were showcased through the quarter.

Fear that the H1N1 Influenza (Swine Flu) would somehow be spread overseas from pork products originating in the U.S. led to bans on US pork products, resulting in an approximate 2% loss within the DJUBS during the quarter. For the first half of the quarter, cotton prices reacted bullishly to the uncertain weather conditions and the quarter ended up approximately 15% within the DJUBS. Planting time fears saw grain prices rally in April and May, hitting a nine month high due to the overly wet conditions, which kept farmers from getting their steel in the field. However, once conditions dried out and forecasts for more spring-like weather were predicted, all the upside gains were given back during the month of June as the USDA Planting Acreage Report rattled the agricultural markets. The downside effect on soybeans was not quite as pronounced, however, as this crop can be planted later in the season with much less attributable yield loss. Sugar ended the quarter with profits of over 32% within the DJUBS as prices were driven higher by steady demand patterns out of India, the world’s biggest consumer; changing global weather patterns which threatened production in Brazil, the world’s largest producer; investment interest and a weak US dollar. Coffee finished the quarter up approximately 2% within the DJUBS, attributable to a weak dollar, solid technicals and the relief from a treat of adverse weather.

Three-Month Period Ending March 31, 2009

Many of the same economic problems that faced the US economy in the last months of 2008 were still apparent in the first three months of 2009 as President Obama was inaugurated. However, as the quarter progressed, there was at least a glimmer of hope, particularly in March. The “fear factor” was still very much in place, but to a somewhat lesser degree than at the start of the year. The major feature of the first quarter was a series of massive liquidity additions from the Fed as they spent, lent or guaranteed $12.8 trillion. Also, the Fed announced they would buy significant quantities of Treasury paper going forward, resulting in the worst quarter for US Treasuries since 1996, as the Merrill Lynch Master Index plunged.

US economic data during the first quarter can only be described as bleak, as neither housing nor employment showed signs of imminent improvement. The Unemployment Rate rose to over 8.1% at the end of the quarter and payroll fell by an additional 650,000 in March as the economy lost over 5 million jobs since the US recession began. Housing Starts showed improvement in February, rising over 20% after it dropped nearly 40% in the three preceding months. Industrial production recorded consecutive months of decline through the first quarter. The latest fourth quarter Gross Domestic Product (“GDP”) revision came in at -6.3%, which is the worst in nearly three decades. The consumer held retrenched as Retail Sales fell 1.1% in March, were off 1.2% for the quarter and down 9.4% in the past twelve months.

Europe and Asia experienced a quarter similar to the US, with the exception of China. China’s GDP projections, however, were downgraded by almost 2%. As in the US, foreign central banks engaged in massive liquidity additions and bank bailout initiatives. The UK was particularly aggressive as the Bank of England cut its key lending rate to a record low 0.5% and announced an unprecedented plan to buy 75 billion pounds of commercial paper. The European Central Bank cut rates consistently throughout the quarter but at a less aggressive pace, despite anemic economic conditions. Concerns surrounding the health of the Eastern European banking sector lingered as the quarter concluded. Japan’s recession worsened materially during the first quarter, even as the Bank of Japan engaged in three liquidity-adding measures. Japan appears to be behind both the US, UK and Western Europe in its economic recovery mode. Australia and New Zealand suffered as the leading economic index for Australia hit a 26-year low in February.

Currencies: The Dollar Index ended March down overall. However, the dollar continued as the currency of choice on a flight-to-safety basis, despite noises from China and Russia regarding a proposed new global currency. The Obama administration quickly emphasized a continued policy for a strong dollar. During the quarter, the euro gained ground to the pound, while the US dollar advanced versus both. At one point, sterling was under $1.38 before ending the quarter at approximately $1.44, as the UK economy holds a basket case, led by plunging house prices. The yen periodically attracted flight-to-safety demand but that steadily lessened as the quarter developed. Japanese GDP continued to retract and there were few apparent inflationary pressures, while technical indicators pointed to modest additional weakness for the yen vs. the dollar and euro. The Australian and New Zealand dollars scored gains to both the yen and dollar to cap the quarter.

Energies: Crude ended the quarter at almost $50 per barrel, an 11% overall gain, as the market appeared to run into resistance at that level. At one point in early February, crude was down over 23% year-to-date before rallying 12% in the final week of the month. Crude closed March with a double-digit gain, clearly aided by the global equity rally. Demand destruction is still apparent with the latest data showing declines in consumption. OPEC’s member compliance appeared to hold, although there were rumblings of possible erosion. Reformulated gasoline prices edged up in March as gasoline at the pump rose. Natural gas inventories remained well above 5-year averages, which drove prices lower to close the quarter.

Indices: March proved to be the best month for US equities since 2002. However, the overall quarterly result was not pretty as the Dow Jones fell an overall approximate 13.3%. Only three of thirty components ended the period with higher prices; IBM, Home Depot and Intel. The NASDAQ lost over 3% for the quarter and the broad based S&P 500 fell over 11%. After being a severe drag on the market for months, financial and banking issues led a late first quarter rally. Asian and European equities experienced an overall positive March but, as in the US, lost ground for the quarter. The key European markets, FTSE, DAX and CAC ended the quarter down overall 10%, 17% and 15%, respectively. The leading Asian equity indices, the Nikkei and Hang Seng, ended the quarter down 14% and 6%, respectively. Korea’s Kospi ended the period with an overall 5% gain as buyers were encouraged by liquidity measures to aid the Korean economy. Australia and New Zealand both scored gains in March, however they suffered quarterly losses. Russia broke a six month losing streak with an approximate 27% surge to cap the quarter.

Agriculturals: Compared to the year-end rally seen in December 2008, during the first quarter of 2009, the agricultural markets saw both price and participation decline. The drop in Open Interest was the most notable, especially given its relative levels, as compared to historical pricing. In all of the four major markets, corn, soybeans, wheat and cotton, the Open Interest fell to the lowest levels seen since 2005. Prices, however, remained well above both comparative and historical norms and only the cotton market showed a resemblance to its historic norm during the quarter.

Metals: Copper rebounded in January despite a huge rise in inventories. Aluminum did not fare as well, losing over 10% following evidence of increased Chinese exports. Zinc and nickel experienced losses within the DJ AIG Index as both saw huge increases. Gold continued upwards through February as a steady pattern of flight-to-safety demand continued to emanate from plunging global equity values and the severe global banking crisis. Silver followed gold’s pattern and realized a positive overall February. Platinum and palladium posted gains for February as well. As for base metals, increased Chinese demand drove prices higher for copper and zinc. However, sluggish global steel demand persists for nickel with few indications of imminent improvement. Following four consecutive monthly gains, gold fell slightly in March. The metal was hurt toward month-end by a firmer US dollar as well as reduced flight-to-quality demand. A rally in global equities and benign global inflation data also contributed to lower performance.

Physical demand outside of jewelry remained strong, with the notable exception of India where imports were flat in March. Silver traded in a volatile pattern and ended March with overall losses. Copper staged a limited rally in March and posted overall gains, attributable to China’s inventory stockpiling. Aluminum, zinc and lead posted gains in March as nickel prices fell modestly.

Softs1 and Livestock: In January, coffee rose over 8% within the DJ AIG Index, despite some end-of-month producer selling. Crop concerns surrounding Colombia and Central America were among the supportive factors. Coffee and cocoa prices both edged up in March. In January, sugar turned in solid performance, gaining over 6.5% within the DJ AIG Index and extended its rally into February. Cattle prices fell seven consecutive months within the DJ AIG Index on poor US demand and weak exports but rose finally in March. Live hogs rose over 3% in January on rumors of increased Russian purchases but fell again in February and March due to high corn prices and weak demand.

Nine-Month Period Ending September 30, 2008

Three-Month Period Ending September 30, 2008

Clearly, the financial crisis gripping the nation is resonating throughout all corners of the economy and the effects will be felt for some time to come. Consumers have already cut back spending dramatically but more retrenchment can be expected in response to worsening job and income prospects as well as the growing wealth destruction that has taken place in recent months. There is no longer any doubt that the economy is mired in a recession; the only question is how deep and long it will be. Economists are crossing their fingers that the downturn will be no worse than the last two mild recessions in 1990-91 and 2001. However, many believe that conditions will be at least as bad as they were during the worst post-war recessions, which occurred in 1980-81 and 1973-74. The credit crisis got worse with each passing day, despite huge Federal Reserve liquidity additions, a $700 billion bailout package and numerous other measures. The “broker dealer,” as once known, basically ceased to exist as Goldman Sachs, Merrill Lynch, Morgan Stanley and others changed structure to essentially become “banks”. The economic data flow in the US can only be described as feeble and promises to get even weaker. In the US, housing, employment and manufacturing data were all anemic throughout the third quarter of 2008 with many indications of worse to come.

A strengthening US dollar throughout the quarter added to demand for US Treasuries as well as flight-to-safety support. After seeing their largest monthly yield declines since February in the month of August, Treasury yields saw further erosion in September. The benchmark 10-Year Note saw its yield fall approximately 20 basis points during the quarter and the 2-Year yield dipped by roughly 70 basis points as the yield curve experienced a severe steepening. Central banks kept rates unchanged throughout the third quarter but in early October they collaboratively cut key rates in response to the global credit crisis. During the quarter, the Federal Reserve, Bank of England, European Central Bank and others injected huge amounts of liquidity into the markets.

Currencies: The Dollar Index, which measures the US unit against a basket of other currencies, ended the quarter up overall and up 3.7% for the year. Among the majors, the euro and pound were particularly weak in September as the UK and the Eurozone experienced severe economic problems to go along with a burgeoning credit crisis. The British pound slipped to a 2-year low against the US dollar as the UK suffered recessionary-like conditions, including a 12.4% year-to-date drop in housing prices. The euro scored an all-time high in July, but from the peak it was all downhill as the euro slumped badly in August and September to close out the quarter near $1.41. The yen suffered far less fallout from the global credit crisis. It showed particular strength against both the euro and pound while gaining modestly to the dollar. The Australian dollar was pressured versus the yen as carry trades were unwound. The New Zealand dollar experienced a similar fate.

[1]	“Softs” include coffee, sugar and cocoa.

Energies: Crude posted steep losses in September down more than 13% within the Dow Jones AIG Index and over 31% for the quarter. Crude was pummeled by intense selling, the ongoing feature throughout the period. In addition, a firming US dollar, a significant slowing in global demand and above-quota OPEC output weighed on sentiment, which more than offset the geopolitical events surrounding Iran, Nigeria, Russia, Venezuela and the Middle East. Combined gasoline, heating oil and jet fuel demand is down more than 7% compared to last September. Natural gas followed suit and ended the quarter much lower.

Agriculturals: With steady declines in both price and open interest during the month of September, as well as all of the third quarter, the agricultural futures markets were prime examples of the widespread deleveraging seen across all markets. The deterioration in values came despite occasional weather concerns, which typically are the impetus for late summer rallies. For the quarter, corn, soybeans, wheat and cotton saw high-to-low declines in value from 37% to 30%. Corn and wheat lost roughly $3.00 per bushel each and soybeans lost over $6.00. Cotton also dropped significantly. The longer-term implications of the recent price plunge will be played out first in farmers’ springtime planting decisions. In addition to the normal, net profit calculations, banking considerations will play a major role in next season’s production potential. Understandably, the ongoing tight credit markets will cause bankers to shy away from lending money to farmers wishing to grow high-input-cost crops, regardless of profit potential.

Indices: Global equities suffered from a total lack of confidence as related to the credit crisis, which got worse instead of better throughout the quarter, despite herculean efforts from central banks and various government agencies. US stocks were hit with massive fund liquidations, partially due to margin needs but also due to large redemption levels that picked up speed with each passing session. After managing very modest gains in August, despite a sharp month-end slide, all the major US indices were lower in September. The Dow Jones Industrial Average, S&P 500 and NASDAQ fell over 4%, 9% and 9% respectively for the quarter. Financial stocks, including banks, brokers and insurance companies were particularly weak, as were retail issues and energy stocks. The markets failed to react to the much-debated and delayed $700 billion Treasury “rescue” plan. US stocks were clearly hurt by the credit crisis in Europe.

Europe saw similar performance as their financial crisis was equally, if not more, dire than that in the US. The UK in particular has seen rigorous credit issues as the DJ Stoxx 600 lost approximately 12% during the third quarter due to staggering financial sector events. The German DAX, the French CAC and London’s FTSE all ended the quarter with losses. The Russian stock market was particularly weak, forcing trading halts on numerous occasions.

Asia posted the weakest equity performance of the three major regions during the quarter and it has subsequently experienced massive liquidation from international funds despite the fact that Japan and the region in general have less exposure to the global credit crisis. The Nikkei lost nearly 2,000 points and Korea’s Kospi fell over 14% throughout the period. Hong Kong was extremely weak and Shanghai extended a yearlong slide. Australian equities could not ward off the credit crisis and ended the quarter lower.

Metals: After a brief run in mid-July and a sell-off through the second week in of September, late quarter gains were not enough to offset losses as gold finished down over 5% for the period. Silver was down a hefty 29% for the third quarter. Base metals were sold heavily across the markets in September, to an even greater degree than in July and August, and all metals within the GSCI Commodity Index finished down for the quarter. Increasing exchange warehouse inventories as well as slowing global demand patterns weighted on metals. A firmer US dollar did not help the cause, neither did the general outflow of capital from commodities.

Softs and Livestock: Individual soft commodity fundamentals were similarly overwhelmed by capital outflows and fund liquidation pressures in September. Cocoa had managed gains in August but this was not the case in September. Sugar extended its August losses into September. Supplies hold ample and Brazilian sugar exports have accelerated. Coffee lost nearly 17% for the quarter. Live hogs fell almost 4.5% and cattle 4.9%. Hogs were again hurt by increased slaughter levels and sluggish demand. Both markets saw slaughter increases related to higher feed costs and, like many agricultural commodities, were pressured by financing difficulties for farmers.

Three-Month Period Ending June 30, 2008

While the US may not be in the “official” definition of recession, the tone of the economy was clearly recessionary like in the second quarter 2008, to an even greater degree than in the first quarter. Liquidity problems persisted and concern surrounding the viability of a number of financial institutions pervaded the atmosphere even after the Federal Reserve (“Fed”) bailout of Bear Stearns & Co. Inc in mid-March. Inflation jitters appeared to increase throughout the quarter as crude oil surged over $140 per barrel (“pb”) and food costs increased significantly.

The spread between 10-year treasury notes and inflation-indexed securities, which measures the expected rate of inflation, steadily increased to over 2.5% at the end of June from roughly 2.3% in March. On a slightly positive note, the overall condition and liquidity within the credit markets appeared to improve at least marginally. The Federal Open Market Committee (“FMOC”) appeared to end its rate cut cycle at its June meeting. However, at this point the FMOC does not appear ready to initiate imminent rate increases as reflected in the statement from the June meeting, where the Fed displayed a clear concern for inflationary pressures but at the same time warned of a weakening economy and existing threats to global liquidity. Treasury yields moved steadily higher for much of the quarter before falling back slightly during the final half of June.

The employment picture worsened dramatically as the quarter developed, including an approximate 62,000 decline in June non-farm payroll as the unemployment rate rose to 5.5% versus 5.1% from the first quarter. In addition, weekly unemployment claims surged at the end of June. As for housing, it remains in a highly depressed state with no indication of a bottom in 2008. Manufacturing was mostly challenged with regional data from the New York, Chicago and Philly Fed showing weakness throughout the quarter. On the inflation front, both the Consumer Price Index and Producer Price Index rose during the quarter. The core measures of these indices were slightly more controlled but the energy component stoked inflationary fears. The first quarter Gross Domestic Product was revised up to 1.0% from 0.9% and the second quarter appeared to be tracking between 0.5% and 1.2% at the close of the period.

Currencies: The US dollar remained under pressure during much of June but towards the close of the quarter the dollar displayed some modest strength as both the Treasury and the Fed aggressively nudged a strong dollar policy. There were hints of intervention but none has been forthcoming. Overall for the quarter the euro was still up, closing the quarter over $1.58. The British pound rose to $1.99 as both the euro and pound appear to have put in tops. The Bank of Japan seems to be in a steady holding pattern. The People’s Bank of China extended its long running tight monetary policy and the dollar saw further gains to the yuan in June, extending its streak to twelve consecutive quarters of gains to the yuan. The Canadian dollar rose slightly in the second quarter while the Australian dollar was near a twenty-five year high. Meanwhile, the New Zealand dollar was down for the quarter, taking it to a slight year to date loss.

Energies: It was yet another record quarter for the energy sector. Front month crude hit a record high trading level on June 30 over $143 pb and ended the quarter up over 37%. The de-leveraging pressure noted in the first quarter was noticeably absent in the second quarter, while geopolitical concerns surrounding Nigeria, Israel/Iran and Venezuela persisted. However, supply/demand fundamentals held strong and Congress has not yet engaged in any meaningful legislation to curb speculation. China lifted some subsidies on petroleum in an effort to curb consumption. Reformulated gasoline rose despite clear evidence of at least modest demand destruction in the US. Gasoline futures have risen over 30% for the year to date within the Dow Jones AIG Index. Heating oil advanced to end the period and has surged over 50% year to date. Refining margins remain lean, lessening incentive to produce. The price of domestic natural gas surged from the first quarter and has rallied over 70% for the year. The Department of Energy’s natural gas supplies are down from last year and are below the five year average.

Agriculturals: Through the April and May planting period, the corn market traded within a modest range. Excessive precipitation across the central corn and bean belt resulted in planting delays, which in turn allowed prices to rally to a new, all time record high. For the entire second quarter, soybean prices moved higher in opposition to the Chicago Board of Trade Open Interest report. Prices closed the quarter approximately 50% higher while open interest fell. Global soybean demand remains practically insatiable, especially from the Peoples Republic of China. Wheat prices continued to return rocketing gains, a result of rampant corn prices and questionable crop prospects. In addition, the break in the record-setting Australian drought is as responsible as any single event in easing the global concerns of a feed grain shortage. Cotton prices gyrated wildly throughout the second quarter, while moving in a generally lower direction.

Indices: It was a difficult quarter for equities across the globe and the US was certainly no exception as it extended first quarter losses. Many of the same factors that weighed on sentiment in the first quarter were operative again in the second quarter. Financials were particularly weak as credit/liquidity concerns pervaded the atmosphere. Surging petroleum prices were an almost daily drag. The technology sector outperformed most other sectors and airlines and other energy sensitive area were challenged. This resulted in a second quarter loss of over 7% for the Dow Jones Industrial Index, taking the losses to over 14% year to date. The S&P 500 fell approximately 3% during the quarter as is down over 13% for the year. The NASDAQ fell just under 1% during the three months.

European equities had their worst quarterly performance in six years during the first quarter and the second quarter was another debacle. A hawkish European Central Bank (“ECB”) and mostly lackluster economic data from Germany, France, Italy and the UK kept prices on the defensive. In addition, the credit crunch and liquidity concerns were even more apparent during the second quarter with little sign of improvement. The German DAX lost over 2% to end the quarter following a 19% slide from the first quarter. The French CAC fell more than 6% after losing nearly 16% in the first quarter. London’s FTSE continued to struggle in the second quarter and posted an approximate 2% loss following the over 11% loss from the first quarter. Weakness in financials was particularly negative for the UK market. The Bank of England was not nearly as hawkish as the ECB and many market participants are looking for a rate cut later in the year.

Volatility continued to dominate the Asian equity markets during the period. Lackluster economic data within Japan and Asia in general weighed on sentiment and the weakness in US markets also served as a drag. In Hong Kong, the Hang Seng Index fell over 3% and in South Korea the Kospi Index slumped over 6%, with particular weakness in the end of the quarter. The New Zealand All Ordinaries Index experienced losses of almost 12% for quarter.

Metals: Geopolitical factors, concerns surrounding the global financial system, inflation fears and plunging global equities enticed demand for gold and metals in general. Gold saw a mixed picture during April and May but rebounded to gain approximately 4% in June, resulting in a slight overall gain for the quarter. As usual, silver followed suit on its parasitic role and ended the quarter with overall positive performance. Platinum prices increased as well and closed the quarter with a year-to-date gain above 35%.

With growing evidence of global economic malaise, base metals turned in mixed performance for the quarter. Global exchange warehouse inventories remain low for copper but the metal ended with positive quarterly performance. Aluminum finished June with strong performance for the quarter; however, zinc, nickel, lead and tin had overall negative performance for the period.

Softs and Livestock: Sugar advanced during the quarter with better than a 16% overall gain in June. Soaring input costs and years of low prices have led to lower production and some analysts are forecasting even lower production in 2009. The weak dollar was supportive of sugar, as well as other softs, throughout most of the quarter. Cocoa prices roared, closing up over 35%. Poor quality crops in much of West Africa, including the Ivory Coast, have helped support the rally. In addition, political tensions growing once again in the Ivory Coast, which produces about 40% of the world’s cocoa, are threatening to thwart production. Coffee posted solid gains during the quarter as well.

After lagging badly in the first quarter, live cattle prices joined the commodity train with an approximate 15% surge in the second quarter. Improved demand, shrinking supplies and high corn prices, which curbed herd size, were all attributable to the overall positive performance. Live hog prices capped the quarter with improved prices but are still down over 16% year to date within the Dow Jones AIG Index.

Three-Month Period Ending March 31, 2008

General market consensus is that the US is in a recession. The question remains how long and deep it will be. Persistent liquidity problems, spreading credit market contagion and the worst stock market response to Federal Reserve (“Fed”) easing in the postwar era reveal the unusually intractable nature of the problems with which the Fed is presently grappling with. Perhaps more telling is the inability of the Fed to arrest the spread of liquidity problems across the credit market landscape and recurring spikes in the Ted-spread, the difference between the T-bill and LIBOR, and its extraordinarily high level, even after steep rate cuts and unprecedented actions through the discount window. Credit is the lifeblood of capitalist economies and a dysfunctional financial system appears to be threatening the US and the global economies.

US Treasuries finished the first quarter lower than year end 2007. The 10-year yield benchmark fell approximately to 3.41% from 4.00%. The 2-year yield was virtually unchanged in February but declined in March to near 1.60%. The 30-year note fell in March as well. The Fed lowered rates to 2.25% through three separate easing sessions during the quarter, which is a 2% decline. On March 11, the Fed announced a plan to lend up to $200 billion of Treasury securities in exchange for debt, including private mortgage backed securities that have been in a severe slump as homeowners default on payments. The biggest event of the quarter was the March 14 “rescue” of Bear Stearns & Co. Inc. through the sponsorship of the Fed and JP Morgan Chase & Co. after the investment house giant admitted its liquidity had significantly declined.

US first quarter economic data displayed little indication of a speedy housing recovery. Housing starts fell, building permits dropped to a 16-year low, confidence among home builders plummeted and mortgage delinquencies hit their highest levels since the Regan era. The outlook for employment worsened as the unemployment rate rose to 5.1% from 4.8%, which is the highest level since September 2005. In March, nonfarm payrolls plunged and January and February estimates were significantly revised downward, which made the data even harder to swallow. As far as inflation is concerned, the Fed continues to express its usual caution but the economic slump seems to be taking precedence.

Outside the US, European Central Bank (“ECB”) rates remained unchanged throughout the first quarter and ECB president, Jean Claude Trichet, continued his hawkish stance giving no indication the ECB would detour from its tight monetary policy. Inflation in the Eurozone ran a bit high and closed the quarter at 3.50%. However, consumer and business confidence was stable. The Bank of England (“BOE”) seemed to be in an easing mode during the first three months of the year as UK economic data, housing in particular, were on the weak side. Also, UK GDP was only 0.6% for the fourth quarter 2007 and the first quarter data does not appear to have improved. The People’s Bank of the Republic of China maintained a tight monetary policy in an effort to curb inflation and comments from the Bank indicate they might press tighter in the coming months as the inflation threat thickens. In addition, eyes are on the Tibet crisis and its impact on the upcoming summer Olympic Games. The Bank of Canada lowered its benchmark rate by 50 basis points on March 4 and Canadian GDP growth is minimal. The Bank of Japan remained on hold throughout the quarter. The Tankan report indicated decreased confidence as the manufacturing sector and the quarterly index fell.

Currencies: The US Dollar remained under pressure for most of March, extending the patterns of January and February. During the quarter, the US Dollar Index realized the weakest monthly close since its 1973 inception. Trading patterns in March were somewhat more two-sided than the straight down tone of January and February but the dollar was consistently unable to maintain consolidation rallies. The dollar continues to suffer from diversification efforts by foreign central banks such as China, Russia and some petro nations.

The euro continued its steep strengthening on the greenback through the first three months of 2008. The euro traded over an historical high-point prior to ending the quarter. The British pound concluded March little changed from February and January and ended the period slightly lower than year-end 2007. UK housing prices declined for five consecutive months as the subprime/credit concerns still hounded the British landscape. After closing out February at a three-year low, the dollar lost additional ground to the yen in March. The Japanese economy appears to be in better shape than the US as the yen continued its 2007 rally through to 2008. The Chinese yuan extended its gradual advance on the US dollar during the quarter. On a positive note for the greenback, the dollar strengthened on the Canadian dollar, Korean won and South African rand.

Energies: Record highs were set during the quarter as New York Mercantile Exchange crude futures traded over $110 in mid-March. Under March’s commodity deleveraging pressure, oil dropped and closed the quarter with a year-to-date gain over 6% within the Dow Jones AIG Index (“DJAIG”). A mid-March pipeline sabotage attempt in Iraq proved to be a limited disruption. Global demand, led primarily by China and India, remains the number one bullish factor for energy prices. Heating oil and natural gas performed handsomely in the first quarter, ending with gains of over 12% and 32%, respectively. Reformulated gasoline declined almost 3% during the three months as refining margins have been lean and, thus, production has lagged.

Agriculturals: Prior to the deleveraging commodity drawdown in late March, a weakening US dollar and supply side deficits drove agricultural prices to historical levels during the quarter. Corn began each month with prices on the upswing, which was followed at some point during the month with a temporary, profit taking sell-off. The fundamental reasons behind corn’s rally is the ethanol story, the growing potential of an eventual global food shortage and capital flows pouring into this “non-traditional” asset class. Wheat started the year off rather stable trading in the $9 to $10 per bushel (“pb”) range. As global fears of a wheat shortage hit the markets in February, prices launched to a record $25 pb but fell back to around $12 pb by the end of March, which capped off a positive quarter. Soybean prices encountered a similar trading pattern with a 28% increase by the end of February as increasing improvements in the quality of life in emerging nations drove the bean consumption pattern. As the March deleveraging took shape and rattled the markets, bean prices dropped 30%, ending the quarter with an overall loss.

Indices: It was a rocky quarter for the global equity markets. Cash flowed heavily from stocks to alternative assets in the wake of financial liquidity concerns and a weakening economic landscape. US stocks ended the quarter with their worst performance in six years. After a rally during the last week of the period, the Dow Jones Industrial Index finished down approximately 7.6% for the quarter, with financial stocks among the worst performers. The NASDAQ and S&P 500 dove 14% and 9.4% for the quarter, respectively. The US indices were presented with challenges related to the US financial mess along with the prolonged housing malaise.

Equities in Europe experienced their worst quarter in six years as well. Similar to the US, a shift to alternative assets and the surrounding credit and liquidity disaster drove the negative performance. In contrast, Europe could count on the strength in the euro and sterling as compared to the weak dollar. The broad based Dow Jones STOXX 600® index was down overall for the quarter. Financials, telecoms and tech represented the weakest sectors. The German DAX closed the quarter down nearly 19%. The French CAC 40 ended the quarter with losses over 16%. London’s FTSE had the benefit of a more accommodative BOE but still lost more than 11.5% during the quarter.

Once again, Asia was a hotbed of volatility as the major indices incurred double-digit declines. Akin to the US and Europe, financial and credit issues were key negative factors. Japan was impacted by negative economic data and, unlike the US, Japan concluded the period on a defensive note. The Nikkei lost 2.3% in the final session, finishing down over 18% for the quarter. In Hong Kong, the Hang Seng Index exhibited extreme volatility and ended the quarter with an almost 19% loss. In Australia, the All Ordinaries Index benefited from high commodity prices but not from the Reserve Bank’s very tight monetary policy and ended the quarter down roughly 15.7%

Metals: March was a bumpy month for gold. The metal reached an all-time high of approximately $1,034 on March 17. Also, commodities as an asset group experienced deleveraging, the result being a slide in gold prices. The quarter closed at over $921, resulting in a loss of approximately 6% for March, lowering the quarterly gain to plus 8.5%. Silver followed its parasitic role and followed gold through a very volatile trading pattern and finished with strong quarterly performance over 15%. The slowing demand for jewelry had less of an impact on silver than on gold. Platinum had a positive month but prices were rocky as Asian demand for jewelry cooled and power and labor problems in South Africa remained a concern. Palladium followed suit and had a positive quarter.

Prices increased across the board for base metals during the first quarter despite being affected by the deleveraging process in March. Copper gained a hefty 25.7% as demand outside the US remained strong. Power problems in South Africa and China lent support to aluminum. Increasing stainless steel production and demand resulted in an approximate 9.4% gain for nickel within the DJAIG. Mounting battery related demand and a narrowing production deficit resulted in a profitable quarter for lead. Tin and zinc witnessed profitable quarters as well.

Softs and Livestock: During the quarter, sugar prices exhibited extreme volatility, falling over 20% in March after a stellar February, bringing their quarterly gain to over 4% within the DJAIG. Higher production forecasts and inventory levels and the commodity pull-back were factors that promoted the 20% drop in March. Coffee lost over 8% within the DJAIG for the quarter and was the index’s worst performance component for March. Cocoa hit a 28-year high during the period and finished the quarter with positive overall performance. Citrus prices fell about 24% on indications of increased production as inventories topped two-year levels.

Live cattle extended its 2007 slide into the first quarter as performance finished down over 13.4%. Some blame the economic slump and oversupply for bad performance. After plummeting a hefty 11.6% in March, live hogs hold the dubious honor of being the weakest component within the DJAIG during the first quarter, closing down over 18.5%. On a positive note, demand in Asia remained strong.

Year Ended December 31, 2008

2008 was a watershed year for the world economy and the financial industry. It marked the end of an era for the world economy—an era of rising leverage, bloated balance sheets, inflated asset valuations, and above all, a dangerously unbalanced international economic and financial arrangement that was heavily reliant on the American consumer as the buyer of last resort. The financial market upheavals of the past year, rivaled only by those of the Great Depression, smashed the aging edifice of the old era. The pain was all the more acute for the financial sector, where the yearlong nightmare was topped off by the eruption of the Bernie Madoff scandal. Thanks to the dramatic monetary and fiscal policy moves worldwide, most notably by the US Federal Reserve, the US is unlikely to repeat the Depression of the 1930’s. However, the liquidity environment is likely to remain challenged and a sustainable economic recovery may well not begin until 2010.

The US economic data reported throughout the year were horrendous. The US economy lost 2.6 million jobs in 2008, the most since 1945. Of these, 1.9 million jobs were lost in the last few months of the year. The unemployment rate jumped to over 7% to end the year, which is the highest it has been in sixteen years. The latest reported US housing prices showed a drop of over 15% from January 2008 through October 2008 and a 30% decline from January 2007 through October 2008 was reported. At year end, housing starts were at the lowest levels in 50-years and housing permits, one of the leading economic indicators, were at 27-year lows. Retail sales struggled through 2008 and capped the year with one of the worst holiday seasons on record.

According to the Merrill Lynch Index, treasuries of all maturities combined returned almost 15% in 2008. The Federal Reserve added additional liquidity and slashed the Federal Discount Rate to a 0.0% - 0.25% range during December. For the first half of the year, the Federal Reserve Open Market Committee lowered rates in attempts to improve market conditions due to the sub-prime mortgage crisis. Additional rate reductions were geared to stimulate the economy in the face of the global credit crisis as numerous financial institutions announced faltering operations during the last few months of 2008. As a result, the Discount Rate and Federal Funds Rate decreased over 4% throughout the year.

As the housing and credit markets around the globe crumbled, the world’s central banks worked collaboratively and lowered key rates throughout 2008. The Bank of England, faced with a deepening banking crisis and recession, lowered their rate by approximately 3.5% throughout the year. Even the President of the ECB, Jean Claude Trichet, had to abandon his long term hawkish stance as the ECB lowered rates to 2.0% by year end. The scene was all too familiar in Asia as the Peoples Bank of China and the Bank of Japan lowered rates in 2008.

Currencies: The Dollar Index, which measures the US unit against a basket of other currencies, capped off the year by gaining roughly 6%. The greenback’s most noteworthy gains were concentrated on the euro, pound and Australian and New Zealand dollars. The US dollar continued to decline versus the Japanese yen in December and fell approximately 19% for the year, the largest decline in more than twenty years. Japan appeared to be significantly less exposed to the credit crisis compared to the US, England, European Union, China and other nations as the yen witnessed gains across the board in 2008. Though the euro lost value versus the US dollar in 2008, it ended the year with record performance versus the pound. The pound was the weakest among major currencies versus the US dollar with an approximate 27% slide during the year.

Energies: After crude reached a record high close of over $145 a barrel on July 3, the deleveraging and a severe drop off in demand caused the price of crude to plummet. Within the Dow Jones AIG Commodity Index (“DJAIG”) crude was one of the worst performing sectors in 2008, posting losses in excess of 50% by closing the year near $45 a barrel. Crude continued to slide despite significant OPEC (Organization of the Petroleum Exporting Countries) supply decreases in September, in October and again in December. Heating oil and reformulated gasoline had similar 2008 price trends. Reformulated gasoline posted the worst performance within the DJAIG with losses amounting to roughly 60% for the year. Natural gas witnessed handsome returns through July as the price of domestic natural gas surged from the first quarter and rallied over 70% for the year. However, like other commodities, the global economic malaise caused demand to drop off considerably leading to dramatic price reductions throughout the second half of the year. The dispute between Russia and the Ukraine, which disrupted the supply of natural gas to Central and Eastern Europe during December, had little impact on price. Within the DJAIG, natural gas realized a loss near 25% for the year, which was the best performance for all energies within the Index.

Agriculturals: Wheat, corn, soybeans and cotton ended the year with strong overall returns for December but all suffered rather disappointing returns for the year. Overall for 2008, wheat, corn, soybeans and cotton ended the period down approximately 31%, 11%, 19% and 28%, respectively, within the DJAIG. Wheat gained early in the year on fears of feed grain shortage but record annual harvest, followed by the wheat deleveraging that occurred in the second half of the year due to the global financial meltdown, led to increased supplies plaguing silos across the globe. The ethanol story, the growing potential of an eventual global food shortage and capital flows into commodities, were all factors behind corn’s rally in the first half of 2008 that seemed to disappear in the third and fourth quarters of the year. Despite excessive precipitation across the central bean belt and increased demand from China, which lent support for soybeans’ performance realized during the first and second quarters, all gains were erased in the third and fourth quarters.

Indices: The global equity performance for 2008 in general can be described as dreadful. The year started off poorly and the markets just got worse. Many market participants fell victim to forced selling as massive capital outflows continued through year end. The global credit crisis and the recession worsened, but a flake of relief emerged as central banks worked collaboratively and lowered key rates, added substantial liquidity and enacted stimulus packages during the final months of the year with more promised for 2009. The result for the major US indices was a modest advance in December as the Dow Jones Industrial Average posted a slight gain; however, it ended the year down approximately 34%. The S&P 500 ended December with an advance but posted an approximate 37% loss for the year. For December, the NASDAQ recorded positive overall performance but technology stocks were a major victim of the global economic collapse and realized an approximate 40% loss for the year. In Europe, the DAX and CAC witnessed positive performance in December; however, they posted losses of approximately 40% and 43%, respectively, for the year. The London FTSE and Russian equities finished December and the year with negative returns. The three majors in Asia — the Nikkei, Hang Seng and Kospi — ended 2008 on a rally but down considerably for the year. Australia and New Zealand witnessed steep losses in 2008 as well. The Latin American block was hit hard by the economic meltdown as the Mexican Bolsa Index and the Brazilian Bovespa Stock Index closed the year down considerably.

Metals: Gold posted strong performance as the precious metal advanced approximately 8% in December and finished 2008 up almost 5%. Asian and geopolitical buying, flight-to-safety, strong European dealer demand and small losses in the US Dollar Index all factored into gold’s run in December. Silver, platinum and palladium all recorded gains in December; however, silver posted large losses within the DJAIG on the year. Among base metals, 2008 was a terrible year across the board. The global housing and commercial real-estate market collapse and the looming economic recession caused demand for these metals to grind to a halt. Also, large inventories of these metals drove the prices down further. Within the DJAIG, aluminum, zinc, copper and nickel wrapped up the year down approximately 36%, 49%, 54% and 55%, respectively.

Softs and Livestock: Sugar featured a relatively quiet December and lost about 1% overall for the month as abundant supply prevailed. However, sugar was the leading commodity in the DJAIG and witnessed an overall gain of over 9% for the year. Coffee and cocoa ended a miserable year with negative overall performance. As the global economy worsened, beef demand continued to fall, resulting in cattle prices dropping by a disappointing 12% within the DJAIG for the year. Hogs were one of the few sectors within the DJAIG to cap the year with overall positive returns. Demand increases, mainly in China, drove hog prices up over 5% in 2008 within the DJAIG.

Year Ended December 31, 2007

The global economy endured the unfolding of the subprime credit crisis for most of 2007. August 2007 will forever be etched in the financial pantheon alongside 1998 and 1987 as defining events of their respective decades. The US economy has cooled considerably since the beginning of the year and many economists are signifying a “recessionary like” outlook at best in the coming months, not the “soft landing” that was anticipated. While the US economy proved volatile throughout the year, the rest of the world appeared to be going strong.

During 2007, single-family housing starts and permits hit sixteen-year lows as starts fell over 5% and are approximately 24% below 2006. The Home Builders Confidence Index witnessed the lowest drawdown in nineteen years. In November, UK housing prices showed their greatest monthly dive in twelve years as the subprime crisis clearly impacted non-US markets. Inflation concerns led to the Bank of England (“BOE”) to cut rates late in 2007.

In the US, the unemployment rate unexpectedly jumped to 5.0% during the fourth quarter as private sector payrolls fell, signaling the first decline in four years. For the first time since September 2003, fewer than half of the industries surveyed added jobs.

Currencies: While the US dollar managed periodic strength during December, the dollar ended 2007 with staggering losses to major rivals. The final 2007 tally saw the euro, pound and yen gaining over 10%, 6% and 2%, respectively. After witnessing a record monthly low in November, the Dollar Index ended the year over 76.5. Throughout the year, emerging nations gained greater confidence in their domestic economic strength. Many, especially in Asia, slowly abandoned the managed dollar peg.

The pound finished the year with gains on the dollar, despite losses in December as a result of a BOE rate decrease. The euro had a strong year and benefited from perceptions that the ECB would not be lowering rates any time soon as ECB President Jean Claude Trichet issued a series of hawkish comments, mainly as related to inflation concerns. European Union economic data was mixed to weak, including a twenty-two month low reading of the German IFO Business Confidence Index.

The yen closed out 2007 up 2% for the year on the US dollar. Japanese economic data persisted as lackluster and those calling for a rate increase have now mostly backed away from that forecast. The yuan extended its yearlong gradual advance in December as the Peoples Bank of China continued to contract. Since abandonment of the US dollar peg in January 2005, the yuan has risen 12% to the dollar. The Canadian, Australian and New Zealand dollars posted gains on the year against the US dollar.

Energies: It was a tremendous year for the petroleum sector as crude oil prices rose more than 40% within the Dow Jones AIG Index and closed 2007 over $95. Crude briefly reached the ominous $100 level but the market failed to hold that level in initial efforts. Geopolitical events were supportive during the year, encouraging the high volatility patterns. Supply/demand fundamentals have been trending weaker and the market saw periodic selling as related to concerns surrounding slowing US and global growth. The US dollar remained a key influence and the dollar’s demise was a key factor in crude’s run. Overall demand for commodities as an asset class was supportive, particularly in the Peoples Republic of China and in India.

Reformulated gasoline soared throughout the year and topped off with a year-to-date gain of over 45% within the Dow Jones AIG Index. Heating oil performed well in 2007 and closed up 5.5% within the same index. Distillate inventories remained below the five-year average and Department of Energy inventories ran 6% under last year despite relatively moderate weather conditions.

Agriculturals: Clearly, 2007 was a superior year for commodities as evidence by stronger readings in the major indices. The 19-component Dow Jones AIG Index witnessed a yearly gain of over 11%. Commodities attracted significant interest as an alternative asset class throughout 2007. Corn closed the year at prices that have not been seen since the summer of 1996. One key fundamental factor contributing to corn’s growth, besides the evident global demand for ethanol, is the increased quality of living in developing countries such as China and India. On the production side, perhaps with the exception of soybeans, wherever crop interchangeability allows, corn will continue to steal acres from competing agricultural products.

Soybean prices finished the year over $12.50, which is second to historical highs set in June of 1973. The fundamentals for soybeans remain demand driven. China’s need for beans, bean oil and bean meal is so massive that all importation taxes and tariffs on all three have been dropped, which is a rare move. On the supply side, the battle for global acreage will hinge on the relative value of competing crops. In 2007, the wheat market realized an outstanding 87% increase in prices from 2006, setting new all time record prices. This gain is despite the historic drought in Australia, one of the world’s largest producers of the grain. On the whole, cotton improved in 2007 ending the year with over a 22% increase, at a level that has not been seen since early 2004.

Indices: The major US equity indices slumped in the fourth quarter under the weight of the subprime credit crisis but still tallied gains for the year. For 2007, the Dow Jones rose over 6%, the S&P 500 added 3.5%, while the tech heavy NASDAQ was the leading performer with a 10% gain. The fourth quarter sell-off was a result of traders becoming increasingly concerned about the economy in general and housing in particular. Some doubted the Fed’s resolve to address the economic issues in the face of growing inflation concerns. Also, interest and demand for commodities as an alternative asset class weighed on the equity sector.

To a lesser extent, European equities echoed the weak tone of the US during the fourth quarter. However, the German DAX showed strong gains of 22% during 2007. The CAC and FTSE scored much lower gains of 1% and 4%. The broad based Pan-European Dow Jones STOXX 600 suffered minor losses as markets outside of the big three struggled.

Equities soared in Asia with the Hang Seng Index, Shanghai Composite, Kospi Index and Australian All Ordinaries setting record highs during 2007. During the fourth quarter, volatility was rampant across Asian equities. While the Hang Seng performed extremely well, with almost a 40% gain on the year, it was a different story for Japan as the NIKKEI lost over 11%, resulting in the first decline in the past five years. Despite the International Monetary Fund lowering Japan’s growth rate in November, business investment remained expansionary and many market participants view a Japanese recession as unlikely.

Interest Rates: With inflation concerns and the global credit crisis taking center stage during the second half of the year, the Fed reacted aggressively on September 18 and cut both the Fed Funds rate by 50 basis points from 5.25% to 4.75% and the discount rate to 5.25%. After this action, the yield curve showed significant steepening. The 2 and 10 year benchmark notes ended the year lower than 2006. The Federal Reserve indicated possible future US rate hikes in the coming months. The TED spread continued to rise through November.

After a pair of rate hikes in the first half of the year, the ECB held steady at 4.00% through year-end and the euro benefited from perceptions that the ECB seems to be in a holding pattern. The BOE issued three quarter-point rate increases in the first half of 2007. Forced to deal with the Northern Rock Crisis, declines in consumer confidence, housing declines and weakness in the service sector during the second half of the year, the BOE slashed their rate by a quarter-point in December to end the year at 5.50%.

The BOJ raised rates in the first quarter of the year and held the rate steady through the end of the year. A rash of lackluster economic data weighed on BOJ officials but they kept the rates unchanged. The Peoples Bank of China drained liquidity and gradually hiked interest rates throughout 2007.

Metals: Base metals had a rather difficult 2007. The dismal housing market, poor construction data in the US and UK and the sliding US dollar had a significant impact. Zinc was the worst performer among the nineteen components of the Dow Jones AIG Index, with annual losses over 43%. Aluminum and nickel witnessed steep losses over 18% and 16% within the Dow Jones AIG Index, respectively. In December, copper had a rough month but still posted an annual gain of over 4.5%.

Precious metals, on the other hand, recorded tremendous gains during 2007. Gold sky rocketed to a near twenty-eight year high and finished 2007 up over 32%. This trend was fueled by the weak dollar, soaring oil prices, subprime credit woes and several geopolitical events, including the recent developments in Pakistan. Gold saw spotty selling per the yen carry trade and other margin needs during the second half of the year. Silver traded with more volatility than gold and experienced less flight-to-safety demand and ended the year topping a 9% profit. Platinum had a positive year as Asian demand for the metal held strong.

Softs and Livestock: Citrus finished up 2007 on the rally side following forecasts of freezing temperatures in the sunshine state. However, this rally could not offset losses realized throughout the year. Sugar and coffee had a rather difficult year as well. Within the Dow Jones AIG Index sugar and coffee were down more than 14% and 6%, respectively. Following negative 2006 performance, cocoa rebounded in 2007, achieving a 17% return on the year.

2007 proved less than kind to livestock prices as both cattle and hogs suffered losses. Live cattle were down more than 6% within the Dow Jones AIG Index. Korea rejected a series of shipments of US beef on trepidation of mad-cow disease concerns. Hogs were the second worst performer within the Dow Jones AIG Index with a 30% loss.

Sector Performance

Due to the nature of Registrant’s trading activities, a period-to-period comparison of its trading results is not meaningful. However, set forth below are the following:

(a)	the major sectors to which Registrant’s assets were allocated as of September 30, 2009, September 30, 2008, December 31, 2008 and December 31, 2007, measured as a percentage of the “gross speculator margin” (i.e., the minimum amount of cash or marginable securities a speculator must post when buying or selling futures assets); and

(b)	a discussion of Registrant’s trading results for the major sectors in which Registrant traded for the nine-month period ending September 30, 2009, the nine-month period ending September 30, 2008, the year ending December 31, 2008 and the year ending December 31, 2007.

Nine-Month Period Ending September 30, 2009

Three-Month Period Ending September 30, 2009

As of September 30, 2009, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	21.74%
Energies	3.62%
Grains	4.78%
Interest Rates	35.91%
Meats	0.30%
Metals	7.97%
Indices	24.69%
Softs	1.00%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending September 30, 2009 were as follows:

Currencies: (+) Registrant experienced a majority of its gains in the Australian and New Zealand dollars and euro. The majority of losses were seen in the British pound, Canadian dollar and Japanese yen.

Energies: (-) Registrant experienced gains in natural gas. Losses were incurred in reformulated gasoline, heating oil, crude oil and Brent crude.

Grains: (+) Registrant experienced gains in wheat, corn and cotton. Losses were incurred in soybeans.

Indices: (-) Registrant experienced gains is the Taiwanese Index, Nasdaq and Hang Seng. Losses were incurred in the DAX, DJ STOXX, London FTSE, CAC and the S&P 500.

Interest Rates: (+) Registrant experienced a majority of its gains in the Euribor Liffe, German Bund and Bobl, Eurodollar, Japanese Government Bonds, 3-month short sterling and US Treasuries. Losses were incurred in Australian Bonds and Bank Bills.

Meats: (+) Registrant experienced gains in live hogs and live and feeder cattle.

Metals: (+) Registrant experienced gains in gold, copper and silver. Losses were incurred in nickel, zinc and aluminum.

Softs: (-) Registrant experienced gains in coffee. Losses were incurred in cocoa and sugar.

Three-Month Period Ending June 30, 2009

As of June 30, 2009, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	30.40%
Energies	5.03%
Grains	8.04%
Interest Rates	31.71%
Meats	0.63%
Metals	4.85%
Indices	18.13%
Softs	1.21%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending June 30, 2009 were as follows:

Currencies: (-) Registrant experienced a majority of its gains in the Australian and New Zealand dollars. The majority of losses were seen in the British pound, Canadian dollar, euro and Japanese yen.

Energies: (-) Registrant experienced gains in natural gas. Losses were incurred in reformulated gasoline, crude oil and Brent crude.

Grains: (+) Registrant experienced gains in wheat, corn and soybeans. Losses were incurred in cotton.

Indices: (-) Registrant experienced a majority of its losses in the DAX, DJ STOXX, London FTSE, Hang Seng, Nasdaq, Nikkei and the S&P 500.

Interest Rates: (-) Registrant experienced a majority of its losses in US Treasury Notes, German Bund and Bobl and Japanese Government Bonds.

Meats: (+) Registrant experienced gains in live hogs. Losses were incurred in live and feeder cattle.

Metals: (-) Registrant experienced losses in nickel, copper, silver, gold, aluminum and zinc.

Softs: (+) Registrant experienced gains in sugar. Losses were incurred in coffee and cocoa.

Three-Month Period Ending March 31, 2009

As of March 31, 2009, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	28.04%
Energies	1.94%
Grains	7.28%
Interest Rates	48.94%
Meats	1.52%
Metals	4.91%
Indices	5.09%
Softs	2.28%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending March 31, 2009 were as follows:

Currencies: (-) Registrant experienced a majority of its gains in the Canadian dollar and British pound. Losses were incurred in Japanese yen, euro, Australian and New Zealand dollars.

Energies: (+) Registrant experienced gains in natural gas, crude oil and Brent crude. Losses were incurred in reformulated gasoline.

Grains: (+) Registrant experienced gains in wheat, soybeans, cotton, bean oil and corn.

Indices: (+) Registrant experienced gains in DAX, DJ STOXX, S&P 500, CAC and the FTSE. Losses were incurred in the Nasdax.

Interest Rates: (-) Registrant experienced a majority of its gains in Euribor, Eurodollar and 2 year German bonds. Losses were incurred in US Treasury Notes, German Bund, Japanese Government Bonds and the London Gilt.

Meats: (+) Registrant experienced gains in live cattle and live hogs.

Metals: (-) Registrant experienced gains in nickel and aluminum. Losses were incurred in copper, silver, gold and zinc.

Softs: (-) Registrant experienced losses in sugar, coffee and cocoa.

Nine-Month Period Ending September 30, 2008

Three-Month Period Ending September 30, 2008

As of September 30, 2008, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	11.74%
Energies	3.07%
Grains	5.25%
Interest Rates	37.10%
Meats	0.83%
Metals	2.14%
Indices	38.67%
Softs	1.20%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending September 30, 2008 were as follows:

Currencies: (-) Registrant experienced a majority of its losses in the euro, Swiss franc, Australian dollar and Japanese yen.

Energies: (-) Registrant experienced losses in gasoline, heating oil, brent crude, crude oil, gas oil and natural gas.

Grains: (-) Registrant experienced gains in cotton. The majority of losses were seen in corn, wheat, soybeans and soybean meal.

Indices: (+) Registrant experienced a majority of its gains in the DJ Stoxx 50, S&P 500 and the Nikkei. Losses were made in the Russell 2000 and the Canadian S&P TSE 60 Index.

Interest Rates: (+) Registrant experienced a majority of its gains in US Treasury Notes, Australian Bonds and the German Bund. The majority of losses were incurred in Euribor, Short Sterling and Australian Bank Bills.

Meats: (-) Registrant experienced gains in feeder cattle and live cattle. Losses were incurred in live hogs.

Metals: (-) Registrant experienced gains in nickel and zinc. Losses were incurred in gold, aluminum, copper and platinum.

Softs: (-) Registrant experienced losses in coffee, cocoa and sugar.

Three-Month Period Ending June 30, 2008

As of June 30, 2008, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	12.06%
Energies	6.89%
Grains	11.51%
Interest Rates	23.37%
Meats	0.53%
Metals	6.61%
Indices	36.15%
Softs	2.87%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending June 30, 2008 were as follows:

Currencies: (+) Registrant experienced a majority of its gains in the Australian dollar, Brazilian real, Mexican peso and euro versus yen cross. The majority of losses were experienced in the Japanese yen, New Zealand dollar and South African rand.

Energies: (+) Registrant experienced gains in gasoline, heating oil, brent crude, crude oil, gas oil and natural gas. There were no losses incurred for the quarter overall.

Grains: (+) Registrant experienced gains in corn, soybeans, soybean oil, bean oil and canola oil. Losses were seen in cotton and wheat.

Indices: (+) Registrant experienced a majority of its gains in the DJ Stoxx 50, All Ordinaries, the DAX and the S&P 500. The majority of losses were made in the Nikkei, Taiwan SIMEX and the CAC 40.

Interest Rates: (-) Registrant experienced a majority of its losses in US Treasury Notes, Eurodollars and Australian Bonds. The majority of gains were incurred in Euribor, Short Sterling and German Bonds.

Meats: (-) Registrant experienced losses in feeder cattle, live cattle and live hogs. There were no gains in this sector for the quarter overall.

Metals: (-) Registrant experienced losses in gold, silver, copper and aluminum. Gains were made in zinc, nickel and platinum.

Softs: (+) Registrant experienced gains in coffee and cocoa. Losses were seen in sugar.

Three-Month Period Ending March 31, 2008

As of March 31, 2008, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	0.00%
Energies	28.71%
Grains	19.45%
Interest Rates	30.92%
Meats	1.83%
Metals	4.92%
Indices	8.87%
Softs	5.30%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the three-month period ending March 31, 2008 were as follows:

Currencies: (+) Registrant experienced a majority of its gains in the Swiss franc, euro, Australian dollar, Japanese yen, Brazilian real, Mexican peso and Polish zloty. The majority of losses were experienced in the British pound, Canadian dollar and the euro versus the Japanese yen.

Energies: (+) Registrant experienced gains in gasoline, heating oil, crude oil and gas oil. Losses were incurred in natural gas.

Grains: (+) Registrant experienced gains in corn, bean oil, canola oil, wheat, soy oil and soybeans. Losses were seen in cotton and soybean meal.

Indices: (-) Registrant experienced a majority of its losses in the All Ordinaries, DAX, DJ Stoxx 50, Dow Jones Industrial Average, S&P 500 and Taiwan SIMEX. The majority of gains were made in the CAC 40, Nikkei and the FTSE 100.

Interest Rates: (+) Registrant experienced a majority of its gains in Eurodollars Japanese Government Bonds, US Treasury Notes and the German Bund. The majority of losses were incurred in Australian Bonds, Eurobonds and British Gilts.

Meats: (+) Registrant experienced gains in feeder cattle and live hogs. Losses were incurred in live cattle.

Metals: (+) Registrant experienced losses in copper, aluminum, zinc and nickel. Gains were made in gold, platinum and silver.

Softs: (+) Registrant experienced gains in coffee and cocoa. Losses were seen in sugar.

Year Ending December 31, 2008

As of December 31, 2008, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	28.87%
Energies	2.85%
Grains	12.85%
Interest Rates	46.91%
Meats	0.28%
Metals	1.36%
Indices	2.92%
Softs	3.96%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the year ending December 31, 2008 were as follows:

Currencies: (+) Registrant experienced a majority of its gains in the Swiss franc, Canadian dollar, euro and British pound. The majority of losses were seen in the South African rand and New Zealand dollar.

Energies: (+) Registrant experienced gains in reformulated gasoline, heating oil, brent crude, crude oil and gas oil. Losses incurred in natural gas.

Grains: (+) Registrant experienced gains in cotton, corn and soybeans. Losses incurred in wheat.

Indices: (+) Registrant experienced a majority of its gains in the DJ Stoxx 50, S&P 500, DAX and Nikkei. Losses were made in the NASDAX 100.

Interest Rates: (+) Registrant experienced a majority of its gains in US Treasury Notes, Eurodollar and the German Bund and BOBL. The majority of losses were incurred in Euroyen Tiffe and Canadian bonds.

Meats: (-) Registrant experienced gains in feeder cattle and live hogs. Losses were incurred in live cattle.

Metals: (+) Registrant experienced gains in gold, zinc and platinum. Losses were incurred in copper and aluminum.

Softs: (-) Registrant experienced gains in coffee and cocoa. Losses were incurred in sugar.

Year Ending December 31, 2007

As of December 31, 2007, the allocation of Registrant’s assets to major sectors was as follows:

Sector	Allocation
Currencies	18.68%
Energies	9.06%
Grains	9.01%
Interest Rates	27.06%
Meats	0.93%
Metals	8.02%
Indices	24.00%
Softs	3.24%

TOTAL	100.00%

Trading results for the major sectors in which Registrant traded for the year ending December 31, 2007 were as follows:

Currencies: (+) Registrant’s investments in this sector experienced a majority of its losses in Japanese yen, Mexican peso, Japanese yen versus the euro, Swiss franc and South African rand. The majority of gains were experienced in the euro, Canadian dollar, Brazilian real, Australian dollar and the euro versus the Japanese yen.

Energies: (+) Registrant’s investments in this sector experienced losses in gasoline and heating oil. Gains were made in crude oil, gas oil and natural gas.

Grains: (+) Registrant’s investments in this sector experienced losses in corn and cotton. Gains were made in soybean oil, canola oil, wheat, soybean meal and soybeans.

Indices: (-) Registrant’s investments in this sector experienced a majority of its losses in the FTSE 100, Nikkei, Taiwan, Hang Seng and the CAC 40 indices. The majority of gains were made in the Australian All Ordinaries, DAX and the Mid Cap 400 indices.

Interest Rates: (+) Registrant’s investments in this sector experienced a majority of its losses in Australian bonds, Australian Bank Bills and Eurodollars. The majority of gains were made in Short Sterling, Japanese Government Bonds, British Gilt and U.S. Treasury Notes.

Meats: (+) Registrant’s investments in this sector experienced losses in feeder cattle. Gains were made in live cattle and live hogs.

Metals: (+) Registrant’s investments in this sector experienced losses in copper, aluminum, zinc and silver. Gains were made in gold, lead, nickel and platinum.

Softs: (-) Registrant’s investments in this sector experienced losses in cocoa and coffee. Gains were made in sugar.

Results of Operations

Nine-Month Period Ending September 30, 2009

The Net Asset Value of Registrant as of September 30, 2009 was $25,018,936, an increase of $8,889,524 from the December 31, 2008 Net Asset Value of $16,129,411 primarily due to the April 1, 2009 investments by two Members in Registrant: World Monitor Trust II – Series D (“Series D”), in the amount of $4,887,000; and World Monitor Trust II – Series F (“Series F”), in the amount of $14,195,000, partially offset by redemptions o f$7,836,756 and a net loss of $2,355,720. On March 31, 2009, each of Series D and Series F redeemed their investments from WMT Campbell Pool L.L.C., an aggregate trading vehicle managed by an independent trading advisor, and allocated, collectively, $19,082,000 to Registrant. Registrant’s average net asset level increased during the nine-month period ending September 30, 2009 in comparison to the nine-month period ending September 30, 2008 primarily due to the effect of these subscriptions by Series D and Series F.

Registrant’s performance for the nine-month period ending September 30, 2009 was (7.77)%. The term “performance” includes the percentage change in Registrant’s Net Asset Value excluding the effect of any subscription and redemptions and includes the percentage impact of trading gains/(losses) less any commissions and related fees and expenses. Past performance is not necessarily indicative of future results.

Registrant’s trading gains/(losses) before commissions and related fees for the nine-month period ending September 30, 2009 were approximately $(1,789,000).

Interest income is earned on the average daily equity maintained with the clearing broker and bank at competitive interest rates and, therefore, varies monthly according to interest rates, trading performance, subscriptions and redemptions. Interest income during the nine-month period ending September 30, 2009 was approximately $1,000, a decrease of approximately $241,000 as compared to the nine-month period ending September 30, 2008 primarily due to declining interest rates which more than offset the increases in average net assets discussed above. Registrant’s cash is held in overnight investments at the Registrant’s broker and bank, and interest rates during the nine-month period ending September 30, 2009 were around 0%.

Commissions and other transaction fees are calculated on Registrant’s Net Asset Value on the first day of each month and therefore, vary according to monthly trading performance, subscriptions and redemptions. Other transaction fees consist of NFA, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades the Advisor executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees for the nine-month period ending September 30, 2009 were approximately $26,000, a decrease of approximately $1,000, as compared to the nine-month period ending September 30, 2008 due to relatively stable trading volume even as average net assets levels increased.

Management fees are calculated on Registrant’s Net Asset Value at the end of each month, and therefore, are affected by monthly trading performance, subscriptions and redemptions. Management fees for the nine-month period ending September 30, 2009 were approximately $367,000, an increase of approximately $55,000 as compared to the nine-month period ending September 30, 2008, primarily due to increased average net asset levels discussed above.

Incentive fees, which are based on the “New High Net Trading Profits” (as defined in the Advisory Agreement) generated by the Advisor, are accrued monthly and are ultimately determined as of the close of business on the last business day of each calendar quarter. Incentive fees for the nine-month period ending September 30, 2009 were $1,000.

Operating expenses include accounting, audit, tax, and legal fees. Operating expenses for the nine-month period ending September 30, 2009 were approximately $175,000.

Nine-Month Period Ending September 30, 2008

The Net Asset Value of Registrant as of September 30, 2008 was $18,245,394, a decrease of $1,904,650 from the December 31, 2007 Net Asset Value of $20,150,043 and a decrease of $2,459,417 from the June 30, 2008 Net Asset Value of $20,704,810. Registrant’s average net asset level was relatively flat during for the nine-month period ending September 30, 2008 in comparison to the nine-month period ending September 30, 2007 primarily due to positive trading performance which was offset by the effect of redemptions.

Registrant’s performance for the nine-month period ending September 30, 2008 was 7.31%. Performance includes the percentage change in Registrant’s Net Asset Value excluding the effect of any subscription and redemptions and includes the percentage impact of trading gains/(losses) less any commissions and related fees and expenses. Past performance is not necessarily indicative of future results.

Registrant’s trading gains/(losses) before commissions and related fees for the nine-month period ending September 30, 2008 were approximately $2,490,000.

Interest income is earned on the average daily equity maintained with the clearing broker and bank at competitive interest rates and, therefore, varies monthly according to interest rates, trading performance, subscriptions and redemptions. Interest income for the nine-month period ending September 30, 2008 was approximately $242,000, a decrease of approximately $395,000 as compared to the nine-month period ending September 30, 2007 primarily due to reduced average net asset levels discussed above and declining interest rates.

Commissions and other transaction fees are calculated on Registrant’s Net Asset Value on the first day of each month and therefore, vary according to monthly trading performance, subscriptions and redemptions. Other transaction fees consist of NFA, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades the Advisor executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees during the nine-month period ending September 30, 2008 were approximately $27,000, a decrease of approximately $42,000 as compared to the nine-month period ending September 30, 2007, primarily due to reduced average net asset levels discussed above.

Management fees are calculated on Registrant’s Net Asset Value at the end of each month, and therefore, are affected by monthly trading performance, subscriptions and redemptions. Management fees for the nine-month period ending September 30, 2008 were approximately $312,000, an increase of approximately $2,000 as compared to the nine-month period ending September 30, 2007, due to relatively flat average net asset levels discussed above and the effect and timing of redemptions during 2008.

Incentive fees, which are based on the “New High Net Trading Profits” (as defined in the Advisory Agreement) generated by the Advisor, are accrued monthly and are ultimately determined as of the close of business on the last business day of each calendar quarter. Incentive fees for the nine-month period ending September 30, 2008 were approximately $731,000.

Operating expenses include accounting, audit, tax, and legal fees. Operating expenses for the nine-month period ending September 30, 2008 were approximately $105,000.

Year Ending December 31, 2008

The Net Asset Value of Registrant as of December 31, 2008 was $16,129,411, a decrease of $4,020,632 from the December 31, 2007 Net Asset Value of $20,150,043. Registrant’s average net asset decreased during for the year ending December 31, 2008 in comparison to the year ending December 31, 2007 primarily due to the effect of redemptions partially offset by positive trading performance.

Registrant’s performance for the year ending December 31, 2008 was 18.5%. Performance includes the percentage change in Registrant’s Net Asset Value excluding the effect of any subscription and redemptions and includes the percentage impact of trading gains/(losses) less any commissions and related fees and expenses. Past performance is not necessarily indicative of future results.

Registrant’s trading gains/(losses) before commissions and related fees for the year ending December 31, 2008 were approximately $4,655,000.

Interest income is earned on the average daily equity maintained with the clearing broker and bank at competitive interest rates and, therefore, varies monthly according to interest rates, trading performance, subscriptions and redemptions. Interest income for the year ending December 31, 2008 was approximately $241,000, a decrease of approximately $563,000 as compared to the year ending December 31, 2007 primarily due to reduced average net asset levels discussed above and declining interest rates.

Commissions and other transaction fees are calculated on Registrant’s Net Asset Value on the first day of each month and therefore, vary according to monthly trading performance, subscriptions and redemptions. Other transaction fees consist of NFA, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades the Advisor executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees during the year ending December 31, 2008 were approximately $31,000, a decrease of approximately $48,000 as compared to the year ending December 31, 2007, primarily due to reduced average net asset levels discussed above.

Management fees are calculated on Registrant’s Net Asset Value at the end of each month, and therefore, are affected by monthly trading performance, subscriptions and redemptions. Management fees for the year ending December 31, 2008 were approximately $410,000, a decrease of approximately $5,000 as compared to the year ending December 31, 2007, due to reduced average net asset levels discussed above.

Incentive fees, which are based on the “New High Net Trading Profits” (as defined in the Advisory Agreement) generated by the Advisor, are accrued monthly and are ultimately determined as of the close of business on the last business day of each calendar quarter. Incentive fees for the year ending December 31, 2008 were approximately $831,000.

Operating expenses include accounting, audit, tax, and legal fees. Operating expenses for the year ending December 31, 2008 were approximately $141,000.

Year Ending December 31, 2007

The Net Asset Value of Registrant as of December 31, 2007 was $20,150,043. Registrant’s average net asset level for the year ending December 31, 2007 was approximately $20,464,000.

Registrant’s performance for the year ending December 31, 2007 was 13.00%. Performance includes the percentage change in Registrant’s Net Asset Value excluding the effect of any subscription and redemptions and includes the percentage impact of trading gains/(losses) less any commissions and related fees and expenses. Past performance is not necessarily indicative of future results.

Registrant’s trading gains/(losses) before commissions and related fees for the year ending December 31, 2007 were approximately $3,335,000.

Interest income is earned on the average daily equity maintained with the clearing broker and bank at competitive interest rates and, therefore, varies monthly according to interest rates, trading performance, subscriptions and redemptions. Interest income for the year ending December 31, 2007 was approximately $804,000.

Commissions and other transaction fees are calculated on Registrant’s Net Asset Value on the first day of each month and therefore, vary according to monthly trading performance, subscriptions and redemptions. Other transaction fees consist of NFA, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades the Advisor executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees during the year ending December 31, 2007 were approximately $79,000.

Management fees are calculated on Registrant’s Net Asset Value at the end of each month, and therefore, are affected by monthly trading performance, subscriptions and redemptions. Management fees for the year ending December 31, 2007 were approximately $415,000.

Incentive fees, which are based on the “New High Net Trading Profits” (as defined in the Advisory Agreement) generated by the Advisor, are accrued monthly and are ultimately determined as of the close of business on the last business day of each calendar quarter. Incentive fees for the year ending December 31, 2007 were approximately $562,000.

Operating expenses include accounting, audit, tax, and legal fees. Operating expenses for the year ending December 31, 2007 were approximately $102,000.

Inflation

Inflation has had no material impact on the operations or on the financial condition of Registrant from inception through September 30, 2009.

Off-Balance Sheet Arrangements and Contractual Obligations

As of September 30, 2009, Registrant had not utilized special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers, such as our accountants, undertake in performing services which are in the best interests of Registrant. While Registrant’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on Registrant’s financial position.

Registrant’s contractual obligations are with the Managing Member, the Advisor and its commodity broker. Management fees payable by Registrant to the Advisor and administrative services and other transaction fees payable to the Managing Member are calculated as a fixed percentage of Registrant’s Net Asset Value, respectively. Incentive fees payable by the Registrant to the Advisor are at a fixed rate, calculated as a percentage of Registrant’s “New High Net Trading Profits” (as defined in the Advisory Agreement). As such, the Managing Member cannot anticipate the amounts to be paid for future periods as Net Asset Values and “New High Net Trading Profits” are not known until a future date. Commissions payable to Registrant’s commodity broker are based on a cost per executed trade and, as such, the Managing Member cannot anticipate the amount that will be required under the brokerage agreement, as the level of executed trades are not known until a future date. These agreements are effective for one-year terms, renewable automatically for additional one-year terms unless terminated. Additionally, these agreements may be terminated by either party thereto for various reasons. For a further discussion of Registrant’s contractual obligations, see Notes 1, 3 and 4 to Registrant’s financial statements for the year ended December 31, 2008, which are filed as Exhibit 99.2 hereto.

Tabular Disclosure of Contractual Obligations

Not Applicable

Quantitative and Qualitative Disclosures About Market Risk.

Not Applicable.

ITEM 3.	PROPERTIES

Registrant does not own or lease any physical properties in the conduct of its business. Registrant’s only place of business is the place of business of the Managing Member, located at 900 King Street, Suite 100, Rye Brook, New York 10573.

Certain administrative services are provided by Spectrum Global Fund Administration, L.L.C., Registrant’s administrator, which is located at 33 West Monroe, Suite 1000, Chicago, Illinois 60603, and 8415 Pulsar Place Suite 400, Columbus, Ohio 43240. In addition, the Administrator maintains certain books and records of Registrant, including certain books and records required by CFTC Rule 4.23(a), at its offices located as specified above.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)	Security ownership of certain beneficial owners.

As of September 30, 2009, the following Members owned more than five percent (5%) of the Interests:

Name of Member	Net Asset Value	% Owned
World Monitor Trust II – Series F	$9,578,642	38.29%
Diversified Futures Trust I	$9,068,696	36.25%
World Monitor Trust II – Series D	$3,467,731	13.86%
Futures Strategic Trust	$2,903,866	11.61%

The Managing Member does not maintain an ownership interest in Registrant.

(b)	Security ownership of management.

As of September 30, 2009, no directors or executive officers of the Managing Member owned any Interests of Registrant.

(c)	Changes in Control.

None.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Registrant had no directors or executive officers. Registrant is managed by the Managing Member. The directors and executive officers of the Managing Member are as follows:

Mr. Kenneth A. Shewer (born 1953) has been a principal, associated person and NFA associate member of the Managing Member since February 8, 1984, May 1, 1985 since August 1, 1985, respectively. He has been Chairman and Co-Chief Executive Officer of the Managing Member since February 1984. Mr. Shewer has been Chairman and Co-Chief Executive Officer of Kenmar Global Investment Management LLC (“KGIM LLC”), an investment management firm, since its inception in October 2005 and has been a principal, associated person and NFA associate member of KGIM LLC since December 12, 2005. Mr. Shewer has been Chairman and Co-Chief Executive Officer of Signature Advisors Group LLC (“Signature”, and formerly known as Kenmar Investment Adviser LLC), an investment management firm, since its inception in October 2005. Mr. Shewer has been Chairman and Co-Chief Executive Officer of and ClariTy Managed Account & Analytics Platform LLC (“ClariTy”), an investment management firm, since its inception in May 2009 and has been a principal, associated person and NFA associate member of ClariTy since June 9, 2009, June 10, 2009 and June 24, 2009, respectively. Mr. Shewer has been a director of Kenmar Securities Inc. (“KSEC”), a broker-dealer, since December 1995 and has been registered as a principal of KSEC since May 3, 2004. Mr. Shewer is Co-Chairman of the Managing Member’s Investment Committee.

Mr. Shewer was a principal, associated person and NFA associate member of Kenmar GIM Inc., an investment management firm, from March 3, 1999 until February 24, 2007, a principal, associated person and NFA associate member of Kenmar Global Strategies Inc., an investment management firm, from October 12, 1993 until April 7, 2006, a principal and associated person of Kenmar IA Corp, an investment management firm, from August 5, 1991 until January 12, 2007, and a NFA associate member of Kenmar IA Corp from May 5, 1992 until January 12, 2007.

Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975. Mr. Shewer sits on the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also a member of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization affiliated with the University of Miami School of Medicine. Mr. Shewer is a founding member and member of the Board of the Greenwich Roundtable.

Mr. Marc S. Goodman (born 1948) has been a principal, associated person and NFA associate member of the Managing Member since February 7, 1984, May 1, 1985 since August 1, 1985, respectively. He has been President and Co-Chief Executive Officer of the Managing Member since February 1984. Mr. Goodman has been President, Co-Chief Executive Officer and Treasurer of KGIM LLC, an investment management firm, since its inception in October 2005 and has been a principal, associated person and NFA associate member of KGIM LLC since December 12, 2005. He has been President, Co-Chief Executive Officer and Treasurer of Signature, an investment management firm, since its inception in October 2005. Mr. Goodman has been President, Co-Chief Executive Officer and Treasurer of ClariTy, an investment management firm, since its inception in May 2009 and has been a principal, associated person and NFA associate member of ClariTy since June 9, 2009, June 10, 2009 and June 24, 2009, respectively. He has been a director of KSEC, a broker-dealer, since December 1995 and has been registered as a principal of KSEC since May 3, 2004. Mr. Goodman is Co-Chairman of the Managing Member’s Investment Committee.

Mr. Goodman was a principal, associated person and NFA associate member of Kenmar GIM Inc., an investment management firm, from March 3, 1999 until February 24, 2007, a principal, associated person and NFA associate member of Kenmar Global Strategies Inc., an investment management firm, from October 12, 1993 until April 7, 2006, a principal and associated person of Kenmar IA Corp, an investment management firm, from August 5, 1991 on January 12, 2007, and a NFA associate member of Kenmar IA Corp from May 5, 1992 until January 12, 2007.

Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971. Mr. Goodman is a member of the American Arbitration Association; while at Pasternak, Baum, he was a member of the National Institute of Oilseeds Products and the American Fats and Oils Association (including its Export Rules Committee).

Mr. Goodman is the Chairman of the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also Chairman of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization that is the principle source of funding for the Diabetes Research Institute, a world renowned cure based research center affiliated with the University of Miami School of Medicine. Mr. Goodman is a founding member of the Greenwich Roundtable.

Ms. Esther Eckerling Goodman (born 1952) has been a principal, associated person and NFA associate member of the Managing Member since May 12, 1988, July 17, 1986 and July 17, 1986, respectively. She joined the Managing Member in July 1986 and is its Chief Operating Officer and Senior Executive Vice President. Ms. Goodman has been Senior Executive Vice President and Chief Operating Officer of KGIM LLC, an investment management firm, and Ms. Goodman has been Senior Executive Vice President and Chief Operating Officer and a principal, associated person and NFA associate member of KGIM LLC since December 12, 2005. She has been Senior Executive Vice President and COO of Signature, an investment management firm, since its inception in October 2005. She has been Senior Executive Vice President and Chief Operating Officer of ClariTy, an investment management firm, since its inception in May 2009 and has been a principal, associated person and NFA associate member of ClariTy since June 9, 2009, June 10, 2009 and June 24, 2009, respectively. Ms. Goodman has been a registered representative with KSEC, a broker-dealer, since December 1995 and a principal, associated person and NFA associate member of KSEC since January 1, 2003, June 24, 2003 and June 24, 2003, respectively. She is a member of the Managing Member’s Investment Committee.

Ms. Goodman was a principal, associated person and NFA associate member of Kenmar GIM Inc., an investment management firm, from March 3, 1999 until February 24, 2007, a principal, associated person and NFA associate member of Kenmar Global Strategies Inc., an investment management firm, from October 12, 1993 until April 7, 2006, a principal and associated person of Kenmar IA Corp, an investment management firm, from August 5, 1991 until January 12, 2007, and NFA associate member of Kenmar IA Corp from May 5, 1992 until January 12, 2007.

Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). Ms. Goodman graduated from Stanford University with a B.A. degree in psychology in 1974.

Mr. Braxton Glasgow III (born 1953) has been a principal, associated person, branch manager and NFA associate member of the Managing Member since June 21, 2001, June 21, 2001, July 13, 2004 and June 8, 2001, respectively. Mr. Glasgow has been Executive Vice President of the Managing Member since joining the Managing Member is May 2001. Mr. Glasgow has been Executive Vice President of KGIM LLC, an investment management firm, since its inception in October 2005, a principal, associated person and NFA associate member of KGIM LLC since December 12, 2005, and a branch manager since December 21, 2006. Mr. Glasgow has been Chief Executive Officer of KSEC, a broker-dealer, since June 2001 has been a principal, associated person, branch manager and NFA associate member of KSEC since January 12, 2006. He is responsible for business development. Mr. Glasgow is a member of the Managing Member’s Investment Committee.

Mr. Glasgow was a principal, associated person and NFA associate member of Kenmar GIM Inc., an investment management firm, from October 9, 2001 until February 24, 2007 and a branch manager of Kenmar GIM Inc. from July 13, 2004 until February 24, 2007, an associated person and NFA associate member of Kenmar Global Strategies Inc., an investment management firm, from August 9, 2001 until April 7, 2006, a principal of Kenmar Global Strategies Inc. from August 13, 2001 until April 7, 2006 , a principal of Kenmar IA Corp., an investment management firm, from May 4, 2004 until January 12, 2007, and, an associated person, NFA associate member and branch manager of Kenmar IA Corp. from August 28, 2006 until January 12, 2007.

Mr. Glasgow received a B.S. in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant. He received a B.S. degree in accounting from the University of North Carolina in 1975.

Ms. Maureen D. Howley (born 1967) has been a principal of the Managing Member since August 11, 2003. She has been Senior Vice President and Chief Financial Officer of the Managing Member since joining the Managing Member in July 2003. Ms. Howley has been Senior Vice President and Chief Financial Officer of KGIM LLC, an investment management firm, since its inception in October 2005 and has been a principal of KGIM LLC since December 12, 2005. She has been Senior Vice President and Chief Financial Officer of Signature, an investment management firm, since its inception in October 2005. Ms. Howley has been Senior Vice President and Chief Financial Officer of ClariTy, an investment management firm, since its inception in May 2009 and has been a principal of ClariTy since June 9, 2009. Ms. Howley has been Senior Vice President and Chief Financial Officer of KSEC, a broker-dealer, since August 2003 and has been a principal of KSEC since January 12, 2006. She is responsible for corporate finance.

Ms. Howley was a principal of Kenmar GIM Inc., an investment management firm, from August 11, 2003 until February 24, 2007, a principal of Kenmar Global Strategies Inc., an investment management firm, from August 11, 2003 until April 7, 2006, and a principal of Kenmar IA Corp., an investment management firm, from August 11, 2003 until January 12, 2007.

Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.

Mr. Lawrence S. Block (born 1967) has been Executive Vice President and General Counsel of the Managing Member since January 2010 and has been a principal of the Managing Member since March 17, 2005. He was Senior Vice President and General Counsel of the Managing Member from March 2005 to December 2009. Mr. Block has been Executive Vice President and General Counsel KGIM LLC, an investment management firm, since January 2010, Senior Vice President and General Counsel of KGIM LLC since its inception in October 2005 and a principal of KGIM LLC since December 12, 2005. He has been Executive Vice President and General Counsel of Signature, an investment management firm, since January 2010 and Senior Vice President and General Counsel of Signature since its inception in October 2005. Mr. Block has been Executive Vice President and General Counsel of ClariTy, an investment management firm, since January 2010, Senior Vice President and General Counsel since its inception in May 2009 and has been a principal of ClariTy since June 9, 2009. He has been Executive Vice President and General Counsel of KSEC, a broker-dealer, since January 2010, Senior Vice President and General Counsel since March 2005 and has been a principal of KSEC since March 17, 2005.

Mr. Block was a principal of Kenmar GIM Inc., an investment management firm, from March 17, 2005 until February 24, 2007, a principal of Kenmar Global Strategies Inc., an investment management firm, from March 17, 2005 until April 7, 2006, and a principal of Kenmar IA Corp., an investment management firm, from March 17, 2005 until January 12, 2007.

Prior to joining the Managing Member, Mr. Block was a Managing Director and General Counsel of Lipper & Company, L.P., a New York-based investment management firm, from January 1998 until March 2005. Mr. Block received a B.S. in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992.

Mr. David Spohr (born 1963) has been a principal of the Managing Member since May 7, 2007. He has been Senior Vice President and Director of Fund Administration since he joined the Managing Member in April 2005. Mr. Spohr was Vice President and Director of Fund Administration of KGIM LLC, an investment management firm, from October 2005 to October 2006. Mr. Spohr has been Senior Vice President and Director of Fund Administration of KGIM LLC and has been a principal of KGIM LLC since May 7, 2007. He has been Senior Vice President and Director of Fund Administration of Signature, an investment management firm, since October 2006. Mr. Spohr has been Senior Vice President and Director of Fund Administration of ClariTy, an investment management firm, since its inception in May 2009 and has been a principal of ClariTy since June 9, 2009. He is responsible for the development and execution of the administration group support responsibilities and, as Director of Fund Administration, functions as the Principal Financial and Accounting Officer of Registrant.

From June 2002 to March 2005, Mr. Spohr was a Vice President at Safra Group, a firm engaged in banking, brokerage and asset management activities, where he was responsible for the Alternative Investment operations, tax reporting and pricing valuation. Mr. Spohr received a B.S. in Business Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1998.

Ms. Joanne D. Rosenthal (born 1965) has been a principal, associated person and NFA associate member of the Managing Member since February 29, 2000, February 29, 2000 and November 30, 1999, respectively. Ms. Rosenthal is Senior Vice President and Director of Portfolio Management and Implementation for the Managing Member. Ms. Rosenthal has been Senior Vice President and Director of Portfolio Management and Implementation of KGIM LLC, an investment management firm, since its inception in October 2005 and has been a principal of KGIM LLC since December 12, 2005 and associated person and NFA associate member since October 10, 2006. Ms Rosenthal has been Senior Vice President and Director of Research of ClariTy, an investment management firm, since July 15, 2009 and has been a principal of ClariTy since July 15, 2009. She has been a registered representative of KSEC, a broker-dealer, since October 1999 and has been a principal, associated person and NFA associate member of KSEC since August 28, 2006. Ms. Rosenthal is a member of the Managing Member’s Investment Committee.

Ms. Rosenthal was a principal of Kenmar GIM Inc., an investment management firm, from February 29, 2000 until February 24, 2007, an associated person and NFA associate member of Kenmar GIM Inc. from October 10, 2006 until February 24, 2007, a principal of Kenmar Global Strategies Inc., an investment management firm, from February 29, 2000 until April 7, 2006, and a principal of Kenmar IA Corp., an investment management firm, from February 29, 2000 until January 12, 2007.

Ms. Rosenthal received a Masters of Business Administration with a concentration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.

Mr. Peter J. Fell (born 1960) has been a principal of the Managing Member since February 6, 2007. He has been Senior Vice President, Director of Due Diligence since joining the Managing Member in September 2004. Mr. Fell has been Senior Vice President and Director of Due Diligence of KGIM LLC, an investment management firm, since its inception in October 2005 and has been a principal of KGIM LLC since February 6, 2007. Mr. Fell has been Senior Vice President and Director of Due Diligence of ClariTy, an investment management firm, since its inception in May 2009 and has been a principal of ClariTy since June 9, 2009. He is responsible for manager selection and due diligence. Mr. Fell was a principal of Kenmar GIM Inc., an investment management firm, from February 6, 2007 until February 24, 2007. Mr. Fell is a member of the Managing Member’s Investment Committee.

From November 2000 through August 2004, Mr. Fell was a founding partner and Investment Director of Starview Capital Management LLC and was an associated person and NFA associate member of Starview Capital Management LLC from May 21, 2004 until July 26, 2004, an associated person and NFA associate member of Starview Partners Ltd. from April 13, 2004 until July 26, 2004 and an associated person and NFA associate member of Lyra Capital LLC from May 10, 2004 until July 26, 2004. Mr. Fell holds an A.B. cum laude in Music Theory and History and an M.B.A. in Finance from Columbia University.

Ms. Melissa Cohn (born 1960) has been a NFA associate member and an associated person of the Managing Member since October 20, 1988 and November 9, 1988, respectively. Ms. Cohn has been Senior Vice President of Research of the Managing Member since January 2010 and Vice President, Managing Director and Senior Research Analyst since she joined the Managing Member in July 1988. Ms Cohn has been Senior Vice President of Research of KGIM LLC since January 2010 and Vice President, Managing Director and Senior Research Analyst since its inception in October 2005. Ms. Cohn is a member of the Managing Member’s Investment Committee. Her responsibilities include manager due diligence, manager analysis, and portfolio/risk management. Ms. Cohn graduated from the University of Wisconsin Madison with a B.S. in Agriculture in 1982.

Mr. Gordon Nicholson (born 1965) joined the Managing Member in June 2005 and currently serves as Vice President, Director and Senior Research Analyst for the Managing Member and KGIM LLC, an investment management firm. He is responsible for due diligence efforts on fixed income, credit, and arbitrage managers. Mr. Nicholson is also a member of the Managing Member’s Investment Committee. Prior to joining the Managing Member, he was the Manager – Credit and Pricing, at

Bombardier, Inc., a manufacturer of planes and trains, where he held positions of increasing responsibility from April 2003 to June 2005. Mr. Nicholson graduated from John Abbott College in 1985 with a Diploma of Collegiate Studies - Pure and Applied Sciences; from Bishop’s University in 1988 with a B.A. in Political Science and Economics and from Vermont Law School in 1993 with a J.D. Mr. Nicholson is also a Certified Financial Advisor and Chartered Alternative Investment Analyst.

Ms. Jennifer S. Moros (born 1970) has been a principal of the Managing Member since January 24, 2007. She has been Senior Vice President, Marketing and Investor Services since she joined the Managing Member in January 2007. Ms. Moros has been Senior Vice President, Marketing and Investor Services of KGIM LLC, an investment management firm, since January 2007 and has been a principal of KGIM LLC since January 24, 2007. Ms. Moros has been a registered representative with KSEC, a broker-dealer, since January 2007 and has been a principal of KSEC since January 24, 2007. She was a principal of Kenmar GIM Inc., an investment management firm, from January 24, 2007 until February 24, 2007.

From October 2006 until December 2006, she was a Vice President at The Bank of New York responsible for sales in the alternative investment administration department. From September 2005 to September 2006, Ms. Moros was unemployed. Previously, she was the Chief Operating Officer and Director of Marketing of Coronat Capital Management, LLC, an investment management firm, from November 2004 until September 2005. Ms. Moros worked at Credit Suisse, an investment banking firm, from February 2000 through November 2004, and was an associated person at Credit Suisse Securities USA LLC from July 28, 2004 until November 1, 2004, an associated person at Credit Suisse Asset Management LLC from June 18, 2003 until June 8, 2004, and an associated person at Credit Suisse Alternative Capital Inc. from June 7, 2004 until March 16, 2007. Ms. Moros received an M.B.A in Finance from The Sloan School at the Massachusetts Institute of Technology in 1997 and a B.S. in Economics from The Wharton School of the University of Pennsylvania in 1992.

Mr. Frank Coloccia (born 1965), Senior Vice President and Chief Technology Officer, joined Kenmar Group in December 2007 and has been the Senior Vice President and Chief Technology Officer for the Managing Member and KGIM LLC, an investment management firm, since December 2007 and ClariTy, an investment management firm, since its inception in May 2009. Prior to joining Kenmar, he was a Managing Partner of JFA Group LLC, a consulting firm owned by Mr. Coloccia, from September 2007 until December 2007, as well as from September 2006 until January 2007. From January 2007 until September 2007, Mr. Coloccia was the Chief Research Officer at The Info Pro, an independent market research company for the Information Technology industry. Prior to that time, he was Senior Vice President of Xandros Inc., a provider of Linux-based server, desktop and Windows-Linux cross-platform systems management tools, from April 2006 until September 2006. From November 1999 through February 2006, he was the President and Chief Technology Officer of Creative Technologies Group Inc., a consulting company that specialized in networking and application support for the small-medium enterprises market. Mr. Coloccia graduated from Manhattan College in 1987 and 1993 with a BS in Computer Information Systems and MBA in Management Information Systems, respectively.

ITEM 6.	EXECUTIVE COMPENSATION

Registrant does not itself have any officers, directors or employees. Registrant pays management fees to the Managing Member. The managing officers of the Managing Member are remunerated by the Managing Member in their respective positions.

The managing officers receive no “other compensation” from Registrant. There are no compensation plans or arrangements relating to a change in control of either Registrant or the Managing Member.

Registrant reimburses the Managing Member on a quarterly basis for certain legal, accounting, administrative and registrar and transfer agent work performed by certain of the Managing Member’s personnel for and on behalf of Registrant. The amount reimbursed is based on (i) the number of hours devoted by the Managing Owner’s personnel for and on behalf of Registrant and (ii) a commercially reasonable rate for such personnel. For the years ending December 31, 2008 and December 31, 2007, Registrant reimbursed the Managing Owner $6,300 and $0, respectively, for services provided by managing officers of Registrant.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Registrant has and will continue to have certain relationships with the Managing Member and its affiliates.

Kenmar Preferred Investments Corp. serves as Registrant’s managing member. Registrant will pay to the Managing Member in advance a monthly management fee equal to 1/12th of 6% (6% per annum) of the Net Asset Value of Registrant as of the beginning of each month.

In addition, Registrant reimburses the Managing Member on a quarterly basis for certain legal, accounting, administrative and registrar and transfer agent work performed by certain of the Managing Member’s personnel for and on behalf of Registrant. The amount reimbursed is based on (i) the number of hours devoted by the Managing Owner’s personnel for and on behalf of Registrant and (ii) a commercially reasonable rate for such personnel. For the nine-month period ending September 30, 2009 and the year ending December 31, 2008, Registrant reimbursed the Managing Owner $21,600 and $6,300, respectively, for services provided by managing officers of Registrant.

ITEM 8.	LEGAL PROCEEDINGS

There are no material legal proceedings pending, on appeal, or concluded to which Registrant is a party or to which any of its assets are subject.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)	Market Information.

There is no secondary trading market for the Interests, and none is likely to develop. Interests may be redeemed or transferred subject to the conditions imposed by the LLC Operating Agreement.

(b)	Holders

As of September 30, 2009, there were four (4) holders of Interests.

(c)	Dividends

The Managing Member has sole discretion in determining what distributions, if any, Registrant will make to Members. Registrant has never declared a dividend and does not intend to do so in the future.

(d)	Securities Authorized for Issuance under Equity Compensation Plans.

Not applicable.

(e)	Performance Graph.

Not applicable.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

(a)	Securities Sold.

From January 1, 2007 to December 31, 2009, Registrant sold Interests which resulted in aggregate proceeds to Registrant of $42,831,177.

Through December 31, 2009, Members acquired Interests through a private placement as follows:

Name of Member	Date of Acquisition	Value of Interest Acquired
Diversified Futures Trust I	January 1, 2007	$12,966,087
Diversified Futures Fund LP	January 1, 2007	$3,636,165
Kenmar Global Trust	January 1, 2007	$2,143,975
Futures Strategic Trust	April 1, 2007	$5,002,950
World Monitor Trust II – Series F	April 1, 2009	$14,195,000
World Monitor Trust II – Series D	April 1, 2009	$4,887,000

In addition, as of September 30, 2009, Registrant served as an aggregate trading vehicle for the following funds: Diversified Futures Trust I; Futures Strategic Trust; World Monitor Trust II – Series D; and World Monitor Trust II – Series F (collectively, the “Feeder Funds”). Each Feeder Fund allocated 100% of its assets to Registrant. Effective close of business on December 31, 2009, the Managing Member (which also serves as the managing owner of each of the Feeder Funds) (i) terminated each Feeder Fund, (ii) mandatorily redeemed each investor’s units in the Feeder Funds, and (iii) made an in-kind distribution to each Feeder Fund investor of such investor’s pro rata interest in Registrant. As a result of these transactions, Registrant distributed $23,047,803 of Interests to investors in the Feeder Funds, and such Feeder Fund investors became direct investors in Registrant as of close of business on December 31, 2009.

(b)	Underwriters and Other Purchasers.

Not applicable.

(c)	Consideration.

The aggregate proceeds of securities sold to the Members during the period from January 1, 2007 to September 30, 2009 were $42,831,177.

(d)	Exemption from Registration Claimed.

Interests were sold based on an exemption from registration under Securities Act Section 4(2).

(e)	Terms of Conversion or Exercise.

Not applicable.

(f)	Use of Proceeds.

Not applicable.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a)	Capital Stock.

None.

(b)	Debt Securities.

None.

(c)	Warrants and Rights.

None.

(d)	Other Securities: Limited Liability Company Interests.

Management of Registrant

Under the LLC Operating Agreement, Registrant has delegated to the Managing Member the exclusive management and control of all aspects of the business of Registrant, including the selection of Registrant’s advisor. The Managing Member has substantial experience in selecting and monitoring trading advisors, asset allocation and overall portfolio design using quantitative and qualitative methods.

In addition to selecting the Advisor, the Managing Member monitors the trading activity and performance of the Advisor. The Managing Member can also adjust the overall leverage at which Registrant trades through the allocation of “notional equity” to the Advisor, although it does not have any control over the leverage employed by the Advisor with respect to its trading program.

Voting by Members; Amendments

Except as otherwise provided in the LLC Operating Agreement, the Members take no part in the management or control, and have no voice in the operations of Registrant.

The Managing Member or Members holding Interests equal to at least 10% of the Net Asset Value of Registrant may propose to amend the LLC Operating Agreement. Amendments to the LLC Operating Agreement must be adopted by Members holding a majority in interest (over fifty percent (50%)) of the outstanding Interests (excluding Interests held by the Managing Member and its Affiliates).

The Managing Member has the right unilaterally to amend the LLC Operating Agreement provided that any such amendment is not adverse to the Members of Registrant — for example, if doing so is necessary to effect the intent of Registrant’s tax allocations or to comply with certain regulatory requirements.

Redemptions

A Member may redeem all or a portion of his or her Interest as of the close of business on the last business day of any calendar month, provided that the Request for Redemption is received by the Managing Member by 10:00 AM New York time at 900 King Street, Suite 100, Rye Brook, New York 10573, at least five (5) business days prior to the end of such month excluding the last business day of the month. For example, if the last business day of the month is a Friday, notice must be received by the Managing Member by 10:00 AM New York time on the Friday of the immediately preceding week. Redemption requests received before the foregoing deadline may be withdrawn before the foregoing deadlines. The Managing Member may, in its sole discretion and for good cause, waive notice deadlines for redemptions. The minimum redemption request is the $1,000. If a Member only redeem a portion of its Interest and as a result, the Member’s account balance is a de minimis amount, the Member may be compulsorily redeemed at the Managing Member’s sole discretion. There is no specific requirement that a Member maintain a minimum account balance.

To redeem Interests, Members must request redemption in writing (signature guaranteed unless waived by the Managing Member) by corresponding with the Managing Member.

The Managing Member may declare additional redemption dates, including special redemption dates that involve a suspension of trading, upon notice to the Members.

Redemption proceeds will be paid out promptly (generally between ten (10) and fifteen (15) business days) following the applicable redemption day. However, in special circumstances, including, but not limited to, default or delay in payments due to Registrant from banks or other persons and the Managing Member’s determination that a significant administrative or other hardship exists, Registrant may in turn delay payment to persons requesting redemption of Interests of the proportionate part of the redemption value of their Interests equal to the proportionate part of the net assets of Registrant represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any fund sponsored by the Managing Member or its affiliates.

The value of a Member’s capital account as of the date of redemption may differ substantially from the value of such Member’s capital account as of the date by which irrevocable notice of redemption must be submitted.

The Managing Member has not made, and has no intention of making, any distribution from the profits or capital of Registrant to its Members.

A Member does not need to redeem all of its Interest in order to redeem a portion of its Interest.

The Managing Member may mandatorily redeem any Member upon at least ten (10) days prior written notice if: (i) the Managing Member determines that the continued participation of such Member might cause Registrant to be deemed to be managing Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) there is an unauthorized assignment made by a Member, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Internal Revenue Code.

Possible Repayment of Distributions Received by Members; Indemnification by Members

The Interests are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Members could be required, as a matter of bankruptcy law, to return to Registrant any distribution they received at a time when Registrant was in fact insolvent or in violation of the LLC Operating Agreement.

Transfers of Interests Restricted

No sale, transfer, assignment or pledge of a Member’s Interest may be made without the prior written consent of the Managing Member, which consent shall be granted or withheld in the sole discretion of the Managing Member, and in accordance with the LLC Operating Agreement and securities laws.

There are, and will be, no certificates for the Interests. Any transfers of an Interest will be reflected on the books and records of Registrant. Transferors and transferees of Interests will each receive notification from the Managing Member to the effect that such transfers have been duly reflected as notified to the Managing Member.

Reports to Members

The Managing Member will furnish Unitholders with those reports required by the CFTC and the NFA, including, but not limited to, its most recent Annual Report (due by March 30 of each year, in respect of the prior year), which includes audited financial statements certified by independent public accountants, and monthly unaudited account statements (current within 60 calendar days). The Managing Member also distributes to Members, generally by March 31 of each year, certified financial statements and, the tax information related to Registrant necessary for the preparation of their annual federal income tax returns.

Term; Dissolution

The term of Registrant shall end upon the first to occur of the following:

(i) the insolvency, bankruptcy, dissolution or withdrawal of the Managing Member or the occurrence of any other event which under the Act causes the Managing Member to cease to be the Managing Member of Registrant (each of the foregoing events an “Event of Withdrawal”) unless (a) at the time there is at least one remaining Managing Member and that remaining Managing Member carries on the business of Registrant, or (b) within ninety (90) days of such Event of Withdrawal all the remaining Members agree in writing to continue the business of Registrant and to select, effective as of the date of such event, one or more successor Managing Members. If Registrant is dissolved as the result of an Event of Withdrawal of the Managing Member and a failure of the Members to continue the business of Registrant and appoint a successor Managing Member as provided in (b) above, within one hundred twenty (120) days of such Event of Withdrawal, Members holding a majority in interest (over fifty percent (50%)) of the outstanding Interests (excluding Interests held by the withdrawing Managing Member and its affiliates) may elect to reconstitute and continue the business of Registrant by forming a new limited liability company (the “Reconstituted Fund”) on the same terms and provisions as set forth in the LLC Operating Agreement;

(ii) the Managing Member determines to dissolve Registrant in its sole discretion;

(iii) Members holding over eighty percent (80%) of the outstanding Interest (excluding the Managing Member and its affiliates) determine to dissolve Registrant; or

(iv) as required by operation of law.

Certain Rights of Members

Members holding Interests representing at least a majority (over 50%) of the Net Asset Value of Registrant (excluding Interests held by the Managing Member and its Affiliates) may vote to (i) elect a successor Managing Member as described below in “Voluntary Withdrawal by the Managing Member” and (ii) remove the Managing Member as described below under “Removal of the Managing Member.”

Voluntary Withdrawal by the Managing Member

The Managing Member may withdraw voluntarily as the Managing Member of Registrant only upon one hundred and twenty (120) days’ prior written notice to all Members. If the withdrawing Managing Member is the last remaining Managing Member, Members holding Interests equal to at least a majority (over 50%) of the Net Asset Value of Registrant (excluding Interests held by the Managing Member and its Affiliates) may vote to elect and appoint a successor Managing Member.

Removal of the Managing Member

The Managing Member may be removed by a vote of Members holding Interests representing at least a majority (over 50%) of the Net Asset Value of Registrant (excluding Interests held by the Managing Member and its Affiliates) on not less than ninety (90) days prior written notice to the Managing Member.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.4 of Registrant’s LLC Operating Agreement (attached as Exhibit 3.2 hereto) provides for the indemnification of the Managing Member, its officers, directors, employees, principals, and affiliates (“Managing Member and its Affiliates”). The Managing Member and its Affiliates will be indemnified by Registrant against any losses, judgments, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for Registrant provided that the Managing Member and its Affiliates were acting on behalf of or performing services for Registrant and has determined, in good faith, that such course of conduct was in the best interests of Registrant and such liability or loss was not the result of negligence, misconduct, or a breach of the LLC Operating Agreement on the part of the Managing Member. The Managing Member may, in its sole discretion, advance to any person or entity entitled to indemnification hereunder reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arise out of such conduct (and if the action was initiated by a third party who is not a Member), provided that all such advances will be promptly repaid if it is subsequently determined that the person or entity reserving such advance was not entitled to indemnification hereunder. No indemnification may be made and each indemnified party shall reimburse Registrant to the extent of any indemnification previously made in respect of any claim, issue or matter as to which the indemnified party shall have been adjudged to be liable for gross negligence, bad faith, fraud or willful misconduct in the performance of its duties to Registrant or would not otherwise be entitled to be held harmless under the LLC Operating Agreement unless, and only to the extent that, the court in which such action or suit was brought determines that in of all the circumstances of the case, despite the adjudication of liability the indemnified party is fairly and reasonably entitled to indemnity for those expenses which the court deems proper. Any indemnity under the LLC Operating Agreement shall be paid from, and only to the extent of, Registrant’s assets, and no Member shall have any personal liability on account thereof. All rights to indemnification permitted under the LLC Operating Agreement and payment of associated expenses shall not be affected by the termination and dissolution of Registrant or the removal, withdrawal, insolvency, bankruptcy, termination, or dissolution of the Managing Member. Notwithstanding the above, the Managing Member and its Affiliates and any person acting as broker-dealer for Registrant shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of Registrant and the Managing Member listed in Item 15(a) below are included below.

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WCM POOL LLC

FINANCIAL STATEMENTS

December 31, 2007

WCM POOL LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member and Limited Owners of

WCM Pool LLC

We have audited the accompanying statement of financial condition, including the condensed schedule of investments, of WCM Pool LLC (the “Company”) as of December 31, 2007, and the related statements of operations and changes in members’ capital (net asset value) and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of WCM Pool LLC at December 31, 2007, and the results of its operations and changes in its members’ capital (net asset value) and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York

March 27, 2008

WCM POOL LLC

STATEMENT OF FINANCIAL CONDITION

December 31, 2007

ASSETS
Cash	$20,525,950
Interest receivable	47,642
Net unrealized gain on open contracts	434,983

Total assets	$21,008,575

LIABILITIES
Accrued expenses	$33,955
Management fee payable	70,084
Incentive fee payable	174,235
Redemptions payable	580,258

Total liabilities	858,532

MEMBERS’ CAPITAL (Net Asset Value)
Member DFF LP	3,165,178
Member DFT I	11,055,308
Member KGT	1,732,978
Member FST	4,196,579

Total members’ capital (Net Asset Value)	20,150,043

Total liabilities and members’ capital	$21,008,575

See accompanying notes.

WCM POOL LLC

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2007

	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)
OPEN FUTURES CONTRACTS
Futures contracts purchased:
Commodities	1.82%	$367,154
Currencies	(0.24)%	(49,036)
Interest rates	0.57%	115,021
Stock indices	0.09%	17,163

Net unrealized gain on futures contracts purchased	2.24%	450,302

Futures contracts sold:
Commodities	(0.01)%	(1,873)
Currencies	(0.05)%	(9,014)
Interest rates	(0.04)%	(8,288)
Stock indices	0.02%	3,856

Net unrealized loss on futures contracts sold	(0.08)%	(15,319)

Net unrealized gain on futures contracts	2.16%	$434,983

See accompanying notes.

WCM POOL LLC

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

REVENUES
Realized	$2,899,882
Change in unrealized	434,983
Interest income	804,211

Total revenues	4,139,076

EXPENSES
Brokerage commissions	79,343
Management fee	414,865
Incentive fee	562,491
Operating expenses	101,748

Total expenses	1,158,447

NET INCOME	$2,980,629

See accompanying notes.

WCM POOL LLC

STATEMENT OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Year Ended December 31, 2007

	Members’ Capital
	Member DFF LP	Member DFT I	Member KGT	Member FST	Total
Balances at January 1, 2007	$0	$0	$0	$0	$0
Additions	3,636,165	12,966,087	2,143,975	5,002,950	23,749,177
Redemptions	(888,949)	(3,353,004)	(654,816)	(1,682,994)	(6,579,763)
Net income for the year ended December 31, 2007	417,962	1,442,225	243,819	876,623	2,980,629

Balances at December 31, 2007	$3,165,178	$11,055,308	$1,732,978	$4,196,579	$20,150,043

See accompanying notes.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Company

WCM Pool LLC (the “Company”) is a limited liability company organized under the laws of Delaware on November 20, 2006 and commenced operations on January 1, 2007. The Company will terminate on December 31, 2056 unless terminated sooner under the provisions of the Organization Agreement. The Company was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts and may, from time to time, engage in cash and spot transactions. Preferred Investment Solutions Corp. (“Preferred” or the “Managing Member”) is the Managing Member of the Company. The Company currently consists of four members: Diversified Futures Fund L.P. (“Member DFF LP”), Diversified Futures Trust I (“Member DFT I”), Futures Strategic Trust (“Member FST”) and Kenmar Global Trust (“Member KGT”) (collectively, the “Members”). Preferred is also the Managing Owner or General Partner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Company is a member managed limited liability company that is not registered in any capacity with, or subject directly to regulation by, the Commodity Futures Trading Commission or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Company entered into an advisory agreement with Winton Capital Management Limited (the “Trading Advisor”) to make the trading decisions for the Company. The Trading Advisor manages the assets of the Company pursuant to its Diversified Program Portfolio.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America, which require the Managing Member to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures and foreign exchange transactions are reflected in the accompanying statement of financial condition on a trade date basis. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The values which will be used by the Company for open forward positions will be provided by its administrator, who obtains market quotes from data vendors and third parties. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on transactions are recognized in the period in which the contracts are closed. Brokerage commissions include other trading fees and are charged to expense when incurred.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Company has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Company has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Member of the Company has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2007 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 were effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. In connection with the adoption of FIN 48, the Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest expense. Preferred, as Managing Member of the Company, evaluated the impact of adopting FIN 48 on the Company’s financial statements. In Preferred’s opinion, the adoption of FIN 48 had no material impact on the Company, as the Company’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Company adopted SFAS 157 in the first quarter of 2008. Preferred, as Managing Member of the Company, evaluated the impact adoption of SFAS 157 will have on the Company’s financial statements. Based on an analysis by Preferred, the effect of applying SFAS 157 to the investment portfolio included in these financial statements will not result in a change to the fair value of the Company’s investments. Of its fair value, approximately $434,983 or 2.16% of the Company’s members’ capital at December 31, 2007 is classified as Level 1 and $0 or 0.00% as Level 2 or Level 3 using the fair value hierarchy of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115, or SFAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted.

The Company adopted SFAS 159 in the first quarter of 2008. Preferred, as Managing Member of the Company, evaluated the impact adoption of SFAS 159 will have on the Company’s financial statements. In Preferred’s opinion, the adoption of SFAS 159 had no material effect on the Company’s financial statements.

Cash represents amounts deposited with a bank and clearing broker, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. The Company receives interest at prevailing interest rates on all cash balances held by the clearing broker and bank.

B.	Income Taxes

The Company is treated as a partnership for Federal income tax purposes. As such, the Company is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Company may be subject to other state and local taxes in jurisdictions in which it operates.

C.	Capital Accounts

The Company accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Company allocates profits and losses, prior to calculation of the incentive fee, for both financial and tax reporting purposes to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Company during the month. Each Member is then charged with the applicable incentive fee. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Company has not and does not presently intend to make any distributions.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

D.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in the statement of operations currently under the caption Realized.

E.	Interest Income

Interest income is recorded on an accrual basis.

Note 3. FEES

A.	Operating Expenses

Operating expenses of the Company are paid for by the Company.

B.	Management and Incentive Fees

The Company pays the Trading Advisor a management fee at an annual rate of 2% of the Company’s net assets determined as of the close of business each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of the month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Company pays the Trading Advisor a quarterly incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). For the year ended December 31, 2007, the Trading Advisor earned incentive fees of $562,491, of which $174,235 remains payable at December 31, 2007.

Note 4. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Company.

Note 5. DEPOSITS WITH COMMODITY BROKER

The Company deposits funds with a commodity broker subject to CFTC regulations and various exchange and commodity broker requirements. Margin requirements are satisfied by the deposit of cash with such commodity broker. The Company earns interest income on assets deposited with the commodity broker.

Note 6. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Company are made subject to the terms of the Organization Agreement.

The Company is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital, subject to the terms in the Organization Agreement.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Company is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counter parties to perform under the terms of the Company’s investment activities (credit risk).

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Company’s net assets being traded, significantly exceeds the Company’s future cash requirements since the Company intends to close out its open positions prior to settlement. As a result, the Company is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Company considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with the Company’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Company enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Company to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Company holds and the liquidity and inherent volatility of the markets in which the Company trades.

Credit Risk

When entering into futures or forward contracts, the Company is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions entered into by the Company, as the Company’s forward broker is the sole counterparty. The Company has entered into a master netting agreement with its forward broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the statement of financial condition. The amount at risk associated with counterparty non-performance of all of the Company’s contracts is the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of the Company’s contracts may result in greater loss than non-performance on all of the Company’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Company.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Credit Risk (Continued)

Preferred attempts to minimize both credit and market risks by requiring the Company and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Company, Preferred and the Trading Advisor, the Company shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Company’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to the Company all assets of the Company relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2007, such segregated assets totaled $17,941,562. Part 30.7 of the CFTC regulations also requires the Company’s futures commission merchant to secure assets of the Company related to foreign futures trading which totaled $48,961 at December 31, 2007. There are no segregation requirements for assets related to forward trading.

As of December 31, 2007, all open futures contracts mature within eighteen months.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Company for the year ended December 31, 2007. This information has been derived from information presented in the financial statements.

	Member	Member	Member	Member
	DFF LP	DFT I	KGT	FST(5)
Total return(4)
Total return before incentive fee	15.84%	15.84%	15.84%	26.12	%(1)
Incentive fee	(2.43)%	(2.42)%	(2.51)%	(4.92	)%(1)

Total return after incentive fee	13.41%	13.42%	13.33%	21.20	%(1)

Ratios to average net asset values:
Expenses prior to incentive fee	2.93%	2.92%	2.92%	2.97	%(2)
Incentive fee	2.21%	2.18%	2.30%	4.26	%(1)

Total expenses and incentive fee	5.14%	5.10%	5.22%	7.23%

Net investment income(3)	1.00%	1.01%	1.07%	1.05	%(2)

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member FST contributed its net assets to the Company effective April 1, 2007.

WCM POOL LLC

FINANCIAL STATEMENTS

December 31, 2008

WCM POOL LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

WCM Pool LLC

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of WCM Pool LLC (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations and changes in members’ capital (net asset value) and the financial highlights for the years ended December 31, 2008 and 2007. These financial statements and the financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of WCM Pool LLC at December 31, 2008 and 2007, and the results of its operations and changes in its members’ capital (net asset value) and the financial highlights for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York

March 25, 2009

WCM POOL LLC

STATEMENTS OF FINANCIAL CONDITION

December 31, 2008 and 2007

	2008	2007
ASSETS
Cash and cash equivalents (See Note 2)	$19,431,990	$20,525,950
Interest receivable	479	47,642
Net unrealized gain on open futures contracts	269,887	434,983

Total assets	$19,702,356	$21,008,575

LIABILITIES
Accrued expenses	$38,738	$33,955
Management fees payable	66,550	70,084
Incentive fees payable	100,116	174,235
Redemptions payable	3,367,541	580,258

Total liabilities	3,572,945	858,532

MEMBERS’ CAPITAL (Net Asset Value)
Member DFF LP	0	3,165,178
Member DFT I	11,561,900	11,055,308
Member KGT	638,493	1,732,978
Member FST	3,929,018	4,196,579

Total members’ capital (Net Asset Value)	16,129,411	20,150,043

Total liabilities and members’ capital	$19,702,356	$21,008,575

See accompanying notes.

WCM POOL LLC

CONDENSED SCHEDULES OF INVESTMENTS

December 31, 2008 and 2007

	2008		2007
	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)
Futures Contracts
Futures contracts purchased:
Commodities	0.00%	$32	1.82%	$367,154
Currencies	0.20%	31,725	(0.24)%	(49,036)
Interest rates	2.32%	375,048	0.57%	115,021
Stock indices	0.00%	0	0.09%	17,163

Net unrealized gain on futures contracts purchased	2.52%	406,805	2.24%	450,302

Futures contracts sold:
Commodities	(0.27)%	(43,517)	(0.01)%	(1,873)
Currencies	(0.58)%	(92,971)	(0.05)%	(9,014)
Interest rates	0.00%	(833)	(0.04)%	(8,288)
Stock indices	0.00%	403	0.02%	3,856

Net unrealized loss on futures contracts sold	(0.85)%	(136,918)	(0.08)%	(15,319)

Net unrealized gain on open futures contracts	1.67%	$269,887	2.16%	$434,983

See accompanying notes.

WCM POOL LLC

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008 and 2007

	2008	2007
REVENUES
Realized	$4,820,038	$2,899,882
Change in unrealized	(165,096)	434,983
Interest income	241,413	804,211

Total revenues	4,896,355	4,139,076

EXPENSES
Brokerage commissions	31,212	79,343
Management fees	409,728	414,865
Incentive fees	830,827	562,491
Operating expenses	141,244	101,748

Total expenses	1,413,011	1,158,447

NET INCOME	$3,483,344	$2,980,629

See accompanying notes.

WCM POOL LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Years Ended December 31, 2008 and 2007

	Members’ Capital
	Member DFF LP	Member DFT I	Member KGT	Member FST	Total
Balances at January 1, 2007	$0	$0	$0	$0	$0
Additions	3,636,165	12,966,087	2,143,975	5,002,950	23,749,177
Redemptions	(888,949)	(3,353,004)	(654,816)	(1,682,994)	(6,579,763)
Net income for the year ended December 31, 2007	417,962	1,442,225	243,819	876,623	2,980,629

Balances at December 31, 2007	3,165,178	11,055,308	1,732,978	4,196,579	20,150,043
Redemptions	(3,720,425)	(1,479,113)	(1,319,164)	(985,274)	(7,503,976)
Net income for the year ended December 31, 2008	555,247	1,985,705	224,679	717,713	3,483,344

Balances at December 31, 2008	$0	$11,561,900	$638,493	$3,929,018	$16,129,411

See accompanying notes.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

Note 1. ORGANIZATION

A.	General Description of the Company

WCM Pool LLC (the “Company”) is a limited liability company organized under the laws of Delaware on November 20, 2006 and commenced operations on January 1, 2007. The Company will terminate on December 31, 2056 unless terminated sooner under the provisions of the Organization Agreement. The Company was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts and may, from time to time, engage in cash and spot transactions. Preferred Investment Solutions Corp. (“Preferred”) has been delegated administrative authority over the operations of the Company. As of December 31, 2008 the Company consists of three members: Diversified Futures Trust I (“Member DFT I”), Futures Strategic Trust (“Member FST”) and Kenmar Global Trust (“Member KGT”) (collectively, the “Members”). Diversified Futures Fund L.P. (“Member DFF LP”) redeemed all of its membership interests in the Company and terminated its fund operations as of December 31, 2008. Member DFT I, Member KGT and Member DFF LP contributed their net assets to the Company effective January 1, 2007, while Member FST invested in the Company on April 1, 2007. Preferred is also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Company is a Member-managed limited liability company that is not registered in any capacity with, or subject directly to regulation by, the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Company entered into an advisory agreement with Winton Capital Management Limited (the “Trading Advisor”) to make the trading decisions for the Company. The Trading Advisor manages approximately 100% of the assets of the Company pursuant to its Diversified Program Portfolio.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America, which require the Managing Member to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures and foreign exchange transactions are reflected in the accompanying statement of financial condition on a trade date basis. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The values which will be used by the Company for open forward positions will be provided by its administrator, who obtains market quotes from data vendors and third parties.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on transactions are recognized in the period in which the contracts are closed. Brokerage commissions include other trading fees and are charged to expense when incurred.

The Company has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Company has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 were effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. In connection with the adoption of FIN 48, the Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense. All tax years which are statutorily open are subject to examination by the appropriate taxing authorities. Preferred, evaluated the impact of adopting FIN 48 on the Company’s financial statements. The adoption of FIN 48 had no material impact on the Company, as the Company’s tax positions are based on established tax precedence for the tax treatment of investment partnerships as flow-through tax entities.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Company adopted SFAS 157 in the first quarter of 2008. The adoption of SFAS 157 had no impact on the investments required to be carried at fair value in these financial statements. The Company considers prices for exchange traded commodity futures and options contracts to be based on quoted prices in active markets for identical assets (Level 1). The values of forwards, swaps and certain option contracts for which market quotations are not readily available are priced by third party data providers such as Bloomberg, Reuters, and or Super Derivatives who derive fair values for those assets from models with observable inputs (Level 2). There are no Level 3 investments on December 31, 2008 or 2007 using the fair value hierarchy of SFAS 157.

The following table summarizes the assets and liabilities measured at fair value using the fair value hierarchy of SFAS 157:

December 31, 2008	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$269,887	$0	$0	$269,887

December 31, 2007	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$434,983	$0	$0	$434,983

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”). FSP FAS 157-3 clarified the application of SFAS 157. FSP FAS 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. Preferred, evaluated the impact of adopting FSP 157-3 on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. Preferred, evaluated the impact of adopting SFAS 159 and its impact on Company’s financial statements.

The Company adopted SFAS 159 during the first quarter of 2008, and it did not have a material effect on the Company’s financial statements, as the Company did not elect the fair value option for any eligible financial assets or liabilities.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In April 2007, the FASB released FASB Staff Position FIN No. 39-1 “Offsetting of Amounts Related to Certain Contracts” (“FSP FIN 39-1”). FSP FIN 39-1 requires that offsetting of assets and liabilities in the balance sheet is improper except where a right of setoff exists. The application of FSP FIN 39-1 is required for fiscal years beginning after November 15, 2007 and interim period within those fiscal years. Preferred, evaluated the impact of adopting FSP FIN 39-1 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Preferred, evaluated the impact of adopting SFAS 161 on the Company’s financial statements. The adoption of this standard is not expected to have an impact on the Company’s financial statements.

B.	Cash and Cash Equivalents

Cash includes amounts deposited with a bank and clearing brokers, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. As of December 31, 2008 and 2007 restricted cash totaled $670,420 and $1,726,651 respectively. The Company receives interest on all cash balances held by the bank and clearing brokers at prevailing interest rates.

C.	Income Taxes

The Company is treated as a partnership for Federal income tax purposes. As such, the Company is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Company may be subject to other state and local taxes in jurisdictions in which it operates.

D.	Capital Accounts

The Company accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Company allocates profits and losses, prior to calculation of the incentive fee, for both financial and tax reporting purposes to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Company during the month. Each Member is then charged with the applicable incentive fee. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Company has not made and does not presently intend to make, any distributions.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statements of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption realized in the statements of operations.

F.	Interest Income

Interest income is recorded on an accrual basis.

Note 3. FEES

A.	Operating Expenses

Operating expenses of the Company are paid for by the Company.

B.	Management and Incentive Fees

The Company accrues and pays the Trading Advisor a management fee at an annual rate of 2% of the Company’s Net Assets determined as of the close of business each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of the month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Company pays the Trading Advisor a quarterly incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). For the years ended December 31, 2008 and 2007, the Trading Advisor earned incentive fees of $830,827 and $562,491, respectively, of which $100,116 and $174,235 remains payable at December 31, 2008 and 2007 respectively.

C.	Commissions

The Company is obligated to pay all floor brokerage expenses, give-up charges and National Futures Association clearing and exchange fees incurred in connection with the Company’s commodity trading activities.

Note 4. RELATED PARTIES

The Company reimburses Preferred for services it performs for the Company, which include, but are not limited to: management, accounting, printing, and other administrative services.

The expenses incurred by the Company for services performed by Preferred for the Company for the years ended December 31, 2008 and 2007 were:

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 4. RELATED PARTIES (CONTINUED)

	2008	2007
General and administrative	$24,350	$0

Expenses payable to Preferred and its affiliates as of December 31, 2008 and 2007 were $7,480, and $0, respectively which are included in accrued expenses on the statement of financial condition.

Note 5. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Company.

Note 6. DEPOSITS WITH COMMODITY BROKER, PRIME BROKER AND BANK

The Company deposits funds with a commodity broker subject to CFTC regulations and various exchange and commodity broker requirements. Margin requirements are satisfied by the deposit of cash with such commodity broker. The Company earns interest income on assets deposited with the commodity broker. The Company also deposits funds with a prime broker. Margin requirements are satisfied by the deposit of cash with such prime broker. The Company earns interest income on assets deposited with its prime broker. The Company also earns interest on funds deposited with JPMorgan Chase Bank, Nassau branch.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Company are made subject to the terms of the Organization Agreement.

The Company is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital, subject to the terms in the Organization Agreement.

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Company has cash on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Company is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Company’s investment activities (credit risk).

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED

Market Risk (Continued)

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Company’s net assets being traded, significantly exceeds the Company’s future cash requirements since the Company intends to close out its open positions prior to settlement. As a result, the Company is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Company considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts.

The market risk associated with the Company’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Company enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Company to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Company holds and the liquidity and inherent volatility of the markets in which the Company trades.

Credit Risk

When entering into futures or forward contracts, the Company is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions entered into by the Company, as the Company’s forward broker is the sole counterparty. The Company has entered into a master netting agreement with its forward broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition. The amount at risk associated with counterparty non-performance of all of the Company’s contracts is the net unrealized gain or loss included in the statements of financial condition; however, counterparty non-performance on only certain of the Company’s contracts may result in greater loss than non-performance on all of the Company’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Company.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Credit Risk (Continued)

Preferred attempts to minimize both credit and market risks by requiring the Company and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

Additionally, pursuant to the Advisory Agreement among the Company, Preferred and the Trading Advisor, the Company shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Company’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Company all assets of the Company relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2008 and 2007, such segregated assets totaled $12,595,893 and $17,941,562, respectively, which are included in cash and cash equivalents on the statements of financial condition. Part 30.7 of the CFTC regulations also requires the Company’s futures commission merchant to secure assets of the Company related to foreign futures trading which totaled $1,274,591 and $48,961 at December 31, 2008 and 2007, respectively. There are no segregation requirements for assets related to forward trading.

As of December 31, 2008, all open futures contracts mature within eighteen months.

WCM POOL LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008

Note 9. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Company for the years ended December 31, 2008 and 2007. This information has been derived from information presented in the financial statements.

	December 31, 2008				December 31, 2007
	Member DFF LP	Member DFT I	Member KGT	Member FST	Member DFF LP	Member DFT I	Member KGT	Member FST(5)
Total return (1), (4)
Total return before incentive fee	23.44%	23.44%	23.44%	23.44%	15.84%	15.84%	15.84%	26.12%
Incentive fee	(4.69)%	(4.69)%	(4.69)%	(4.69)%	(2.43)%	(2.42)%	(2.51)%	(4.92)%

Total return after incentive fee	18.75%	18.75%	18.75%	18.75%	13.41%	13.42%	13.33%	21.20%

Ratios to average net asset values(6):
Expenses prior to incentive fee(2)	2.92%	2.91%	3.06%	2.92%	2.93%	2.92%	2.92%	2.97%
Incentive fee(1)	4.15%	4.09%	4.92%	4.18%	2.21%	2.18%	2.30%	4.26%

Total expenses and incentive fee	7.07%	7.00%	7.98%	7.10%	5.14%	5.10%	5.22%	7.23%

Net investment income (loss) (2), (3)	(1.71)%	(1.72)%	(1.66)%	(1.71)%	1.00%	1.01%	1.07%	1.05%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member FST contributed its net assets to the Company effective April 1, 2007.
(6)	Member DFF LP, ratios to average net asset values for the year ended December 31, 2008, were calculated prior to its liquidating redemptions from the Company.

Note 10. SUBSEQUENT EVENT

Effective April 1, 2009, World Monitor Trust II Series D and F will contribute their net assets to the Company and receive Voting Membership Interest as a new Members of the Company.

WCM POOL LLC

FINANCIAL STATEMENTS

March 31, 2009

WCM POOL LLC

CONDENSED STATEMENTS OF FINANCIAL CONDITION

March 31, 2009 (Unaudited) and December 31, 2008

	March 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents (See Note 2)	$15,341,471	$19,431,990
Interest receivable	30	479
Net unrealized gain on open futures contracts	0	269,887

Total assets	$15,341,501	$19,702,356

LIABILITIES
Net unrealized loss on open futures contracts	$34,068	$0
Accrued expenses payable	42,558	38,738
Management fees payable	25,768	66,550
Incentive fees payable	593	100,116
Redemptions payable	708,760	3,367,541

Total liabilities	811,747	3,572,945

MEMBERS’ CAPITAL (Net Asset Value)
Member DFT I	10,601,350	11,561,900
Member KGT	349,368	638,493
Member FST	3,579,036	3,929,018

Total members’ capital (Net Asset Value)	14,529,754	16,129,411

Total liabilities and members’ capital	$15,341,501	$19,702,356

See accompanying notes.

WCM POOL LLC

CONDENSED SCHEDULES OF INVESTMENTS

March 31, 2009 (Unaudited) and December 31, 2008

	March 31, 2009		December 31, 2008
	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)
Futures Contracts
Futures contracts purchased:
Commodities	0.00%	$724	0.00%	$32
Currencies	(0.04)%	(5,198)	0.20%	31,725
Interest rates	0.79%	112,867	2.32%	375,048

Net unrealized gain on futures contracts purchased	0.75%	108,393	2.52%	406,805

Futures contracts sold:
Commodities	(0.19)%	(28,125)	(0.27)%	(43,517)
Currencies	(0.73)%	(105,621)	(0.58)%	(92,971)
Interest rates	0.00%	(531)	0.00%	(833)
Stock indices	(0.06)%	(8,184)	0.00%	403

Net unrealized loss on futures contracts sold	(0.98)%	(142,461)	(0.85)%	(136,918)

Net unrealized gain (loss) on open futures contracts	(0.23)%	$(34,068)	1.67%	$269,887

See accompanying notes.

WCM POOL LLC

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2009 and 2008

(Unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES
Realized	$174,800	$3,132,167
Change in unrealized	(303,955)	(506,342)
Interest income	993	94,556

Total revenues (losses)	(128,162)	2,720,381

EXPENSES
Brokerage commissions	4,177	11,015
Management fees	79,784	108,631
Incentive fees	593	493,010
Operating expenses	35,388	41,131

Total expenses	119,942	653,787

NET INCOME (LOSS)	$(248,104)	$2,066,594

See accompanying notes.

WCM POOL LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Three Months Ended March 31, 2009 and 2008

(Unaudited)

	Members’ Capital
	Member DFT I	Member KGT	Member FST	Total
Three months ended March 31, 2009
Members’ capital at December 31, 2008	$11,561,900	$638,493	$3,929,018	$16,129,411
Redemptions	(778,184)	(282,510)	(290,859)	(1,351,553)
Net loss for the three months ended March 31, 2009	(182,366)	(6,615)	(59,123)	(248,104)

Members’ capital at March 31, 2009	$10,601,350	$349,368	$3,579,036	$14,529,754

	Members’ Capital
	Member DFF LP	Member DFT I	Member KGT	Member FST	Total
Three months ended March 31, 2008
Members’ capital at December 31, 2007	$3,165,178	$11,055,308	$1,732,978	$4,196,579	$20,150,043
Redemptions	(156,170)	(383,643)	(329,526)	(143,081)	(1,012,420)
Net income for the three months ended March 31, 2008	326,739	1,142,071	166,758	431,026	2,066,594

Members’ capital at March 31, 2008	$3,335,747	$11,813,736	$1,570,210	$4,484,524	$21,204,217

See accompanying notes.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1. ORGANIZATION

A.	General Description of the Company

WCM Pool LLC (the “Company”) is a limited liability company organized under the laws of Delaware on November 20, 2006 and commenced operations on January 1, 2007. The Company will terminate on December 31, 2056 unless terminated sooner under the provisions of the Organization Agreement. The Company was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts and may, from time to time, engage in cash and spot transactions. Preferred Investment Solutions Corp. (“Preferred”) has been delegated administrative authority over the operations of the Company. The Company currently consists of three members: Diversified Futures Trust I (“Member DFT I”), Futures Strategic Trust (“Member FST”) and Kenmar Global Trust (“Member KGT”) (collectively, the “Members”), (See Note 10). Diversified Futures Fund L.P. (“Member DFF LP”) redeemed all of its membership interests in the Company and terminated its fund operations as of December 31, 2008. Member DFT I, Member DFFLP and Member KGT contributed their net assets to the Company effective as of January 1, 2007, while Member FST invested in the Company on April 1, 2007. Preferred is also the managing owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Company is a Member-managed limited liability company that is not registered in any capacity with, or subject directly to regulation by the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Company entered into an advisory agreement with Winton Capital Management Limited (the “Trading Advisor”) to make the trading decisions for the Company. The Trading Advisor manages approximately 100% of the assets of the Company pursuant to its Diversified Program Portfolio.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The condensed statement of financial condition, including the condensed schedule of investments, as of March 31, 2009, and the condensed statements of operations and changes in members’ capital (net asset value) for the three months ended March 31, 2009 and 2008 are unaudited. In the opinion of Preferred, such financial statements reflect all adjustments, (consisting of only normal recurring adjustments), necessary to state fairly the financial position of the Company as of March 31, 2009, and the results of operations for the three months ended March 31, 2009 and 2008. The operating results for these interim periods may not be indicative of the results expected for a full year.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in Member’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America, which requires Preferred to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures and foreign exchange transactions are reflected in the accompanying condensed statements of financial condition on the trade date. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the condensed financial statements in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The values which will be used by the Company for open forward positions will be provided by its administrator, who obtains market quotes from data vendors and third parties. Any change in net unrealized gain or loss during the current period is reported in the condensed statements of operations. Realized gains and losses on transactions are recognized in the period in which the contracts are closed. Brokerage commissions include other trading fees and are charged to expense when incurred.

The Company has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Company has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 were effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. In connection with the adoption of FIN 48, the Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense. Preferred evaluated the impact of adopting FIN 48 on the Company’s condensed financial statements. The adoption of FIN 48 had no material impact on the Company, as the Company’s tax positions are based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

The Company adopted SFAS 157 in the first quarter of 2008. The adoption of SFAS 157 had no impact on the investments required to be carried at fair value in these financial statements.

The Company considers prices for exchange traded commodity futures and options contracts to be based on quoted prices in active markets for identical assets (Level 1). The values of forwards, swaps and certain option contracts for which market quotations are not readily available are priced by third party data providers such as Bloomberg, Reuters, and or Super Derivatives who derive fair values for those assets from models with observable inputs (Level 2). There are no Level 3 investments on March 31, 2009 or December 31, 2008 using the fair value hierarchy of SFAS 157.

The following table summarizes the assets and liabilities measured at fair value using the fair value hierarchy of SFAS 157:

March 31, 2009	Level 1	Level 2	Level 3	Total
Liabilities:
Net unrealized loss on open futures contracts	$(34,068)	$0	$0	$(34,068)

December 31, 2008	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$269,887	$0	$0	$269,887

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”). FSP FAS 157-3 clarified the application of SFAS 157. FSP FAS 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. Preferred evaluated the impact of adopting FSP FAS 157-3 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In April 2009, the FASB issued FASB Staff Position FAS 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS 157-4”). FSP FAS 157-4 clarified the application of SFAS 157. FSP FAS 157-4 provides additional guidance for how the fair value of a financial asset or liability is determined when the volume and level of activity for the asset or liability have significantly decreased and on identifying circumstances that indicate a transaction is not orderly.

FSP FAS 157-4 is effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The Company adopted FSP FAS 157-4 effective January 1, 2009. As required, the Company also adopted FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” effective January 1, 2009. Preferred evaluated the impact of adopting FSP FAS 157-4, FSP FAS 115-2 and FAS 124-2 and their impact on the Company’s financial statements. The adoption of these standards did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. Preferred evaluated the impact of adopting SFAS 159 and its impact on the Company’s financial statements.

The Company adopted SFAS 159 during the first quarter of 2008, and it did not have a material effect on the Company’s financial statements, as the Company did not elect the fair value option for any eligible financial assets or liabilities.

In April 2007, the FASB released FASB Staff Position FIN No. 39-1 “Offsetting of Amounts Related to Certain Contracts” (“FSP FIN 39-1”). FSP FIN 39-1 requires that offsetting of assets and liabilities in the balance sheet is improper except where a right of setoff exists. The application of FSP FIN 39-1 is required for fiscal years beginning after November 15, 2007 and interim period within those fiscal years. Preferred evaluated the impact of adopting FSP FIN 39-1 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Preferred evaluated the impact of adopting SFAS 161 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Cash and Cash Equivalents

Cash represents amounts deposited with a bank and clearing broker, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. As of March 31, 2009 and December 31, 2008, restricted cash totaled $679,667 and $670,420, respectively. The Company receives interest at prevailing interest rates on all cash balances held by the clearing broker and bank.

C.	Income Taxes

The Company is treated as a partnership for Federal income tax purposes. As such, the Company is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Company may be subject to other state and local taxes in jurisdictions in which it operates.

D.	Capital Accounts

The Company accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Company allocates profits and losses, prior to calculation of the incentive fee, for both financial and tax reporting purposes to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Company during the month. Each Member is then charged with the applicable incentive fee. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Company has not and does not presently intend to make any distributions.

E.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the condensed statements of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption realized in the condensed statements of operations.

F.	Interest Income

Interest income is recorded on an accrual basis.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 3. FEES

A.	Operating Expenses

Operating expenses of the Company are paid for by the Company.

B.	Management and Incentive Fees

The Company pays the Trading Advisor a management fee at an annual rate of 2% of the Company’s Net Assets determined as of the close of business each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of the month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Company pays the Trading Advisor a quarterly incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). For the three months ended March 31, 2009 and 2008, the Trading Advisor earned incentive fees of $593 and $493,010, respectively, of which $593 remains payable at March 31, 2009.

C.	Commissions

The Company is obligated to pay all floor brokerage expenses, give-up charges and National Futures Association clearing and exchange fees incurred in connection with the Company’s commodity trading activities.

Note 4. RELATED PARTIES

The Company reimburses Preferred for services it performs for the Company, which include, but are not limited to: management, accounting, printing, and other administrative services.

The expenses incurred by the Company for services performed by Preferred for the Company for the three months ended March 31, 2009 and 2008 were:

	Three Months Ended March 31,
	2009	2008
General and administrative	$8,270	$4,810

Expenses payable to Preferred and its affiliates (which are included in accrued expenses payable on the condensed statements of financial condition) as of March 31, 2009 and December 31, 2008 were $6,000 and $7,480, respectively.

Note 5. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Company.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 6. DEPOSITS WITH COMMODITY BROKER, PRIME BROKER AND BANK

The Company deposits funds with a commodity broker subject to CFTC regulations and various exchange and commodity broker requirements. Margin requirements are satisfied by the deposit of cash with such commodity broker. The Company earns interest income on assets deposited with the commodity broker. The Company also deposits funds with a prime broker. The Company also earns interest on funds deposited with JPMorgan Chase Bank, Nassau branch.

Margin requirements are satisfied by the deposit of cash with such prime broker. The Company earns interest income on assets deposited with its prime broker. The Company also earns interest on funds deposited with JP Morgan Chase Bank Nassau branch.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Company are made subject to the terms of the Organization Agreement.

The Company is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital, subject to the terms in the Organization Agreement.

Of the Company’s $708,760 of redemptions payable at March 31, 2009, $9,558 represents redemptions payable to Member DFFLP, which redeemed all of its membership interests in the Company and terminated its fund operations as of December 31, 2008. The $9,558 of redemptions was subsequently paid to Member DFFLP in April 2009.

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Company has cash on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Company is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Company’s investment activities (credit risk).

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Company’s net assets being traded, significantly exceeds the Company’s future cash requirements since the Company intends to close out its open positions prior to settlement. As a result, the Company is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Company considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts.

The market risk associated with the Company’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Company enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Company to unlimited risk.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Market Risk (continued)

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Company holds and the liquidity and inherent volatility of the markets in which the Company trades.

Credit Risk

When entering into futures or forward contracts, the Company is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions entered into by the Company, as the Company’s forward broker is the sole counterparty. The Company has entered into a master netting agreement with its forward broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the condensed statements of financial condition. The amount at risk associated with counterparty non-performance of all of the Company’s contracts is the net unrealized gain or loss included in the condensed statements of financial condition; however, counterparty non-performance on only certain of the Company’s contracts may result in greater loss than non-performance on all of the Company’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Company.

Preferred attempts to minimize both credit and market risks by requiring the Company and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

Additionally, pursuant to the Advisory Agreement among the Company, Preferred and the Trading Advisor, the Company shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Company’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Company all assets of the Company relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At March 31, 2009 and December 31, 2008, such segregated assets totaled $9,559,192 and $12,595,893, respectively, which are included

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Credit Risk (continued)

in cash and cash equivalents on the condensed statements of financial condition. Part 30.7 of the CFTC regulations also requires the Company’s futures commission merchant to secure assets of the Company related to foreign futures trading which totaled $75,213 and $1,274,591 at March 31, 2009 and December 31, 2008, respectively. There are no segregation requirements for assets related to forward trading.

As of March 31, 2009, all open futures contracts mature within eighteen months.

Note 9. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Company for the three months ended March 31, 2009 and 2008. This information has been derived from information presented in the financial statements.

	Three Months Ended March 31, 2009 (Unaudited)			Three Months Ended March 31, 2008 (Unaudited)
	Member DFT I	Member KGT	Member FST	Member DFF LP(5)	Member DFT I	Member KGT	Member FST
Total return:(1),(4)
Total return before incentive fee	(1.61)%	(1.61)%	(1.61)%	12.88%	12.87%	12.87%	12.87%
Incentive fee	0.01%	0.01%	0.01%	(2.52)%	(2.51)%	(2.51)%	(2.51)%

Total return after incentive fee	(1.60)%	(1.60)%	(1.60)%	10.36%	10.36%	10.36%	10.36%

Ratios to average net asset values:
Expenses prior to incentive fee(2)	3.06%	3.31%	3.05%	3.08%	3.07%	3.12%	3.06%
Incentive fee(1)	0.00%	0.04%	0.01%	2.36%	2.35%	2.45%	2.34%

Total expenses and incentive fee	3.06%	3.35%	3.06%	5.44%	5.42%	5.57%	5.40%

Net investment loss(2), (3)	(3.03)%	(3.28)%	(3.03)%	(1.27)%	(1.27)%	(1.25)%	(1.26)%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of redemptions

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member DFFLP redeemed all of its membership interest in the Company and terminated its fund operation as of December 31, 2008.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 10. SUBSEQUENT EVENT

Effective April 1, 2009, World Monitor Trust II Series D and F will contribute their net assets to the Company and receive Voting Membership Interests as new Members of the Company.

WCM POOL LLC

FINANCIAL STATEMENTS

June 30, 2009

WCM POOL LLC

CONDENSED STATEMENTS OF FINANCIAL CONDITION

June 30, 2009 (Unaudited) and December 31, 2008

	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents (See Note 2)	$28,349,784	$19,431,990
Interest receivable	0	479
Net unrealized gain on open futures contracts	100,763	269,887

Total assets	$28,450,547	$19,702,356

LIABILITIES
Accrued expenses payable	$61,022	$38,738
Interest payable	14	0
Management fees payable	48,211	66,550
Incentive fees payable	0	100,116
Redemptions payable	908,915	3,367,541

Total liabilities	1,018,162	3,572,945

MEMBERS’ CAPITAL (Net Asset Value)
Member DFT I	9,436,207	11,561,900
Member KGT	158,649	638,493
Member FST	3,145,766	3,929,018
Member Series D	3,927,779	0
Member Series F	10,763,984	0

Total members’ capital (Net Asset Value)	27,432,385	16,129,411

Total liabilities and members’ capital	$28,450,547	$19,702,356

See accompanying notes.

WCM POOL LLC

CONDENSED SCHEDULES OF INVESTMENTS

June 30, 2009 (Unaudited) and December 31, 2008

	June 30, 2009		December 31, 2008
	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)
Futures Contracts
Futures contracts purchased:
Commodities	(0.09)%	$(25,176)	0.00%	$32
Currencies	0.57%	155,384	0.20%	31,725
Interest rates	0.01%	2,475	2.32%	375,048
Stock indicies	0.01%	3,127	0.00%	0

Net unrealized gain on futures contracts purchased	0.50%	135,810	2.52%	406,805

Futures contracts sold:
Commodities	0.07%	19,469	(0.27)%	(43,517)
Currencies	0.01%	2,209	(0.58)%	(92,971)
Interest rates	(0.21)%	(56,482)	0.00%	(833)
Stock indices	0.00%	(243)	0.00%	403

Net unrealized loss on futures contracts sold	(0.13)%	(35,047)	(0.85)%	(136,918)

Net unrealized gain on open futures contracts	0.37%	$100,763	1.67%	$269,887

See accompanying notes.

WCM POOL LLC

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months and Six Months Ended June 30, 2009 and 2008

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES
Realized	$(2,214,038)	$420,831	$(2,039,238)	$3,552,998
Change in unrealized	134,831	922,093	(169,124)	415,751
Interest income	103	72,590	1,096	167,146

Total revenues (losses)	(2,079,104)	1,415,514	(2,207,266)	4,135,895

EXPENSES
Brokerage commissions	12,330	8,663	16,507	19,678
Management fees	154,014	106,155	233,798	214,786
Incentive fees	0	237,702	593	730,712
Operating expenses	52,913	42,003	88,301	83,134

Total expenses	219,257	394,523	339,199	1,048,310

NET INCOME (LOSS)	$(2,298,361)	$1,020,991	$(2,546,465)	$3,087,585

See accompanying notes.

WCM POOL LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

	Members’ Capital
	Member DFT I	Member KGT	Member FST	Member Series D	Member Series F	Total
Six months ended June 30, 2009
Balances at December 31, 2008	$11,561,900	$638,493	$3,929,018	$0	$0	$16,129,411
Additions	0	0	0	4,887,000	14,195,000	19,082,000
Redemptions	(1,198,094)	(451,607)	(475,167)	(624,093)	(2,483,600)	(5,232,561)
Net loss for the six months ended June 30, 2009	(927,599)	(28,237)	(308,085)	(335,128)	(947,416)	(2,546,465)

Balances at June 30, 2009	$9,436,207	$158,649	$3,145,766	$3,927,779	$10,763,984	$27,432,385

	Members’ Capital
	Member DFF LP	Member DFT I	Member KGT	Member FST	Total
Six months ended June 30, 2008
Balances at December 31, 2007	$3,165,178	$11,055,308	$1,732,978	$4,196,579	$20,150,043
Redemptions	(343,711)	(831,381)	(563,185)	(794,542)	(2,532,819)
Net income for the six months ended June 30, 2008	490,625	1,728,641	238,497	629,822	3,087,585

Balances at June 30, 2008	$3,312,092	$11,952,568	$1,408,290	$4,031,859	$20,704,809

See accompanying notes.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1. ORGANIZATION

A.	General Description of the Company

WCM Pool LLC (the “Company”) is a limited liability company organized under the laws of Delaware on November 20, 2006 which commenced operations on January 1, 2007. The Company will terminate on December 31, 2056 unless terminated sooner under the provisions of the Organization Agreement. The Company was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts and may, from time to time, engage in cash and spot transactions. The Company currently consists of five members: Diversified Futures Trust I (“Member DFT I”), Futures Strategic Trust (“Member FST”), Kenmar Global Trust (“Member KGT”), World Monitor Trust II Series D (“Member Series D”) and World Monitor Trust II Series F (“Member Series F”) (collectively, the “Members”). Diversified Futures Fund L.P. (“Member DFF LP”) redeemed all of its membership interests in the Company and terminated its fund operations as of December 31, 2008. On April 1, 2009, Member Series D and Member Series F received a voting membership interest in the Company. Member DFT I, Member FST and Member KGT have been members of the Company since 2007. Effective May 5, 2009, Preferred Investment Solutions Corp. changed its name to Kenmar Preferred Investments Corp. (“Preferred”). Preferred refers to either Preferred Investment Solutions Corp. or Kenmar Preferred Investments Corp., depending on the applicable period discussed. Preferred is the Managing Owner of each of the Company’s members and has been delegated administrative authority over the operations of the Company.

The Company is a Member-managed limited liability company that is not registered in any capacity with, or subject directly to regulation by the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Company operates under an advisory agreement with Winton Capital Management Limited (the “Trading Advisor”) to make the trading decisions for the Company. The Trading Advisor manages approximately 100% of the assets of the Company pursuant to its Diversified Program Portfolio.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The condensed statement of financial condition, including the condensed schedule of investments, as of June 30, 2009, and the condensed statements of operations and the condensed statements of changes in members’ capital (net asset value) for the three months and six months ended June 30, 2009 and 2008, are unaudited. In the opinion of Preferred, such financial statements reflect all adjustments, (consisting of only normal recurring adjustments), necessary to state fairly the financial position of the Company as of June 30, 2009, and the results of operations for the three months and six months ended June 30, 2009 and 2008. The operating results for these interim periods may not be indicative of the results expected for a full year.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Member’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America, which requires Preferred to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures and foreign exchange transactions are reflected in the accompanying condensed statements of financial condition on the trade date. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) are offset when reflected in the financial statements since the contracts are executed with the same counter party under a master netting arrangement. The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The values which will be used by the Company for open forward and option positions will be provided by its administrator, who obtains market quotes from data vendors and third parties. Any change in net unrealized gain or loss during the current period is reported in the condensed statement of operations. Realized gains and losses on transactions are recognized in the period in which the contracts are closed. Brokerage commissions include other trading fees and are charged to expense when incurred.

The Company has elected not to provide a Statement of Cash Flows since substantially all of the Company’s investments are highly liquid and carried at fair value, the Company has little or no debt and a statement of changes in members’ capital (net asset value) is provided.

Consistent with standard business practices in the normal course of business, the Company has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

The Company adopted SFAS 157 in the first quarter of 2008. The adoption of SFAS 157 had no impact on the investments required to be carried at fair value in these financial statements.

The Company considers prices for exchange traded commodity futures and options contracts to be based on quoted prices in active markets for identical assets (Level 1). The values of forwards, swaps and certain options contracts for which market quotations are not readily available are priced by third party data providers such as Bloomberg, Reuters, and or Super Derivatives who derive fair values for those assets from models with observable inputs (Level 2). There are no Level 3 investments on June 30, 2009 or December 31, 2008.

The following table summarizes the assets and liabilities measured at fair value using the fair value hierarchy:

June 30, 2009	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$100,763	$0	$0	$100,763

December 31, 2008	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$269,887	$0	$0	$269,887

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”). FSP FAS 157-3 clarified the application of SFAS 157. FSP FAS 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. Preferred evaluated the impact of adopting FSP FAS 157-3 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In April 2009, the FASB issued FASB Staff Position FAS 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS 157-4”). FSP FAS 157-4 clarified the application of SFAS 157. FSP FAS 157-4 provides additional guidance for how the fair value of a financial asset or liability is determined when the volume and level of activity for the asset or liability have significantly decreased and on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The Company adopted FSP FAS 157-4 effective January 1, 2009. As required, the Company also adopted FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” effective January 1, 2009. Preferred evaluated the impact of adopting FSP FAS 157-4 and FSP FAS 115-2 and FAS 124-2 and their impact on the Company’s financial statements. The adoption of these standards did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. Preferred evaluated the impact of adopting SFAS 159 and its impact on the Company’s financial statements.

The Company adopted SFAS 159 during the first quarter of 2008, and it did not have a material effect on the Company’s financial statements, as the Company did not elect the fair value option for any eligible financial assets or liabilities.

In April 2007, the FASB released FASB Staff Position FIN No. 39-1 “Offsetting of Amounts Related to Certain Contracts” (“FSP FIN 39-1”). FSP FIN 39-1 requires that offsetting of assets and liabilities in the balance sheet is improper except where a right of setoff exists. The application of FSP FIN 39-1 is required for fiscal years beginning after November 15, 2007 and interim period within those fiscal years. Preferred evaluated the impact of adopting FSP FIN 39-1 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Preferred evaluated the impact of adopting SFAS 161 and its impact on the Company’s financial statements. The adoption of this standard did not have an impact on the Company’s financial statements.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS 165 is effective for the Company during the quarter ending June 30, 2009. Preferred evaluated the impact of adopting SFAS 165 and its impact on the Company’s financial statements. The adoption of SFAS 165 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140” (“SFAS 166”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. SFAS 166 is effective for the Company on January 1, 2010. Preferred is evaluating the impact of adopting SFAS 166 and its impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009 and is effective for the Company on January 1, 2010. Preferred is evaluating the impact of adopting SFAS 167 and its impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS 168”), which approved the “FASB Accounting Standards Codification” (“Codification”) as the single source of authoritative nongovernmental U.S. GAAP effective July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

accounting literature not included in the Codification are considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Company during the interim period ending September 30, 2009. Preferred is evaluating the impact of adopting SFAS 168 and its impact on the Company’s financial statements.

B.	Cash and Cash Equivalents

Cash represents amounts deposited with a bank and clearing broker, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. As of June 30, 2009 and December 31, 2008, restricted cash totaled $1,588,840 and $670,420, respectively. The Company receives interest at prevailing interest rates on all cash balances held by the clearing broker and bank.

C.	Income Taxes

The Company is treated as a partnership for Federal income tax purposes. As such, the Company is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Company may be subject to other state and local taxes in jurisdictions in which it operates.

The Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense. All tax years which are statutorily open are subject to examination by the appropriate taxing authorities.

D.	Capital Accounts

The Company accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Company allocates profits and losses, prior to calculation of the incentive fee, for both financial and tax reporting purposes to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Company during the month. Each Member is then charged with the applicable incentive fee. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Company has not and does not presently intend to make any distributions.

E.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the condensed statements of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption realized in the condensed statements of operations.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Interest Income

Interest income is recorded on an accrual basis.

Note 3. FEES

A.	Operating Expenses

Operating expenses of the Company are paid for by the Company.

B.	Management and Incentive Fees

The Company pays the Trading Advisor a management fee at an annual rate of 2% of the Company’s Net Assets determined as of the close of business each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of the month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Company pays the Trading Advisor a quarterly incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). For the six months ended June 30, 2009 and 2008, the Trading Advisor earned incentive fees of $593 and $730,712, respectively, of which $0 remains payable at June 30, 2009.

C.	Commissions

The Company is obligated to pay all floor brokerage expenses, give-up charges and National Futures Association clearing and exchange fees incurred in connection with the Company’s commodity trading activities.

Note 4. RELATED PARTIES

The Company reimburses Preferred for services it performs for the Company, which include, but are not limited to: management, accounting, printing, and other administrative services.

The expenses incurred by the Company for services performed by Preferred for the Company for the three months and six months ended June 30, 2009 and 2008 were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
General and administrative	$8,810	$5,555	$17,080	$10,365

Expenses payable to Preferred and its affiliates (which are included in accrued expenses payable on the condensed statements of financial condition) as of June 30, 2009 and December 31, 2008 were $6,125 and $7,480, respectively.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 5. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Company.

Note 6. DEPOSITS WITH COMMODITY BROKER, PRIME BROKER AND BANK

The Company deposits funds with a commodity broker subject to CFTC regulations and various exchange and commodity broker requirements. Margin requirements are satisfied by the deposit of cash with such commodity broker. The Company earns interest income on assets deposited with the commodity broker.

The Company also deposits funds with a prime broker. Margin requirements are satisfied by the deposit of cash with such prime broker. The Company earns interest income on assets deposited with its prime broker. The Company also earns interest on funds deposited with JP Morgan Chase Bank Nassau branch.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Company are made subject to the terms of the Organization Agreement.

The Company is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital, subject to the terms in the Organization Agreement.

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Company has cash on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Company is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Company’s investment activities (credit risk).

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Company’s net assets being traded, significantly exceeds the Company’s future cash requirements since the Company intends to close out its open positions prior to settlement. As a result, the Company is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Company considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

The market risk associated with the Company’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Company enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Company to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Company holds and the liquidity and inherent volatility of the markets in which the Company trades.

Credit Risk

When entering into futures or forward contracts, the Company is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions entered into by the Company, as the Company’s forward broker is the sole counterparty. The Company has entered into a master netting agreement with its forward broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the condensed statements of financial condition. The amount at risk associated with counterparty non-performance of all of the Company’s contracts is the net unrealized gain or loss included in the condensed statements of financial condition; however, counterparty non-performance on only certain of the Company’s contracts may result in greater loss than non-performance on all of the Company’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Company.

Preferred attempts to minimize both credit and market risks by requiring the Company and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

Additionally, pursuant to the Advisory Agreement among the Company, Preferred and the Trading Advisor, the Company shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Credit Risk (Continued)

The Company’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Company all assets of the Company relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At June 30, 2009 and December 31, 2008, such segregated assets totaled $23,351,272 and $12,595,893, respectively, which are included in cash and cash equivalents on the condensed statements of financial condition. Part 30.7 of the CFTC regulations also requires the Company’s futures commission merchant to secure assets of the Company related to foreign futures trading which totaled $(52,326) and $1,274,591 at June 30, 2009 and December 31, 2008, respectively. There are no segregation requirements for assets related to forward trading.

As of June 30, 2009, all open futures contracts mature within twenty four months.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 9. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Company for the three months and six months ended June 30, 2009 and 2008. This information has been derived from information presented in the financial statements.

	Three Months Ended June 30, 2009 (Unaudited)					Six Months Ended June 30, 2009 (Unaudited)
	Member DFT I	Member KGT	Member FST	Member Series D	Member Series F	Member DFT I	Member KGT	Member FST	Member Series D(5)	Member Series F(5)
Total return:(1), (4)
Total return before incentive fee	(7.06)%	(7.06)%	(7.06)%	(7.06)%	(7.06)%	(8.56)%	(8.56)%	(8.56)%	(7.06)%	(7.06)%
Incentive fee	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%

Total return after incentive fee	(7.06)%	(7.06)%	(7.06)%	(7.06)%	(7.06)%	(8.55)%	(8.55)%	(8.55)%	(7.06)%	(7.06)%

Ratios to average net asset values:
Expenses prior to incentive fee(2)	2.87%	3.14%	2.87%	2.91%	2.92%	2.97%	3.22%	2.97%	2.91%	2.92%
Incentive fee(1)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.01%	0.00%	0.00%

Total expenses and incentive fee	2.87%	3.14%	2.87%	2.91%	2.92%	2.97%	3.27%	2.98%	2.91%	2.92%

Net investment loss(2), (3)	(2.87)%	(3.14)%	(2.87)%	(2.91)%	(2.92)%	(2.95)%	(3.20)%	(2.95)%	(2.91)%	(2.92)%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member Series D and Member Series F contributed their net assets to the Company effective April 1, 2009.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 9. FINANCIAL HIGHLIGHTS (CONTINUED)

	Three Months Ended June 30, 2008 (Unaudited)				Six Months Ended June 30, 2008 (Unaudited)
	Member DFF LP(5)	Member DFT I	Member KGT	Member FST	Member DFF LP(5)	Member DFT I	Member KGT	Member FST
Total return:(1), (4)
Total return before incentive fees	6.21%	6.21%	6.21%	6.21%	19.89%	19.88%	19.88%	19.89%
Incentive fees	(1.18)%	(1.18)%	(1.18)%	(1.18)%	(3.97)%	(3.96)%	(3.97)%	(3.97)%

Total return after incentive fees	5.03%	5.03%	5.03%	5.03%	15.92%	15.92%	15.91%	15.92%

Ratios to average net asset values:
Expenses prior to incentive fees(2)	3.02%	3.00%	3.06%	3.06%	3.05%	3.04%	3.10%	3.08%
Incentive fees(1)	1.16%	1.16%	1.14%	1.09%	3.52%	3.50%	3.65%	3.49%

Total expenses and incentive fees	4.18%	4.16%	4.20%	4.15%	6.57%	6.54%	6.75%	6.57%

Net investment loss(2), (3)	(1.62)%	(1.61)%	(1.65)%	(1.65)%	(1.45)%	(1.44)%	(1.44)%	(1.46)%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fees).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member DFF LP redeemed all of its membership interest in the Company and terminated its fund operations as of December 31, 2008.

WCM POOL LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 10. SUBSEQUENT EVENT

The Managing Owner has evaluated all events and transactions occurring after June 30, 2009 through August 11, 2009, the date these financial statements were issued, and through October     , 2009, the date the audited December 31, 2008 and 2007 financial statements and these financial statements were reissued in connection with a filing with the U.S. Securities and Exchange Commission, to identify subsequent events which may need to be recognized or non-recognizable events which would need to be disclosed. The Managing Owner has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

FINANCIAL STATEMENTS

September 30, 2009

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

CONDENSED STATEMENTS OF FINANCIAL CONDITION

September 30, 2009 (Unaudited) and December 31, 2008

	September 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents (See Note 2)	$25,048,859	$19,431,990
Interest receivable	28	479
Commodity options owned, at fair value (premiums paid $150 and $0 at September 30, 2009 and December 31, 2008, respectively)	85	0
Net unrealized gain on open futures contracts	818,813	269,887

Total assets	$25,867,785	$19,702,356

LIABILITIES
Commodity options written, at fair value (premiums received $325 and $0 at September 30, 2009 and December 31, 2008, respectively)	$210	$0
Accrued expenses payable	99,385	38,738
Management fees payable	43,460	66,550
Incentive fees payable	0	100,116
Redemptions payable	705,795	3,367,541

Total liabilities	848,850	3,572,945

MEMBERS’ CAPITAL (Net Asset Value)
Member DFT I	9,068,696	11,561,900
Member KGT	0	638,493
Member FST	2,903,866	3,929,018
Member Series D	3,467,731	0
Member Series F	9,578,642	0

Total members’ capital (Net Asset Value)	25,018,935	16,129,411

Total liabilities and members’ capital	$25,867,785	$19,702,356

See accompanying notes.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

CONDENSED SCHEDULES OF INVESTMENTS

September 30, 2009 (Unaudited) and December 31, 2008

	September 30, 2009		December 31, 2008
	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Members’ Capital	Net Unrealized Gain (Loss)
Futures Contracts
Futures contracts purchased:
Commodities	0.38%	$96,813	0.00%	$32
Currencies	1.26%	314,994	0.20%	31,725
Interest rates	1.64%	410,560	2.32%	375,048
Stock indicies	0.06%	14,256	0.00%	0

Net unrealized gain on futures contracts purchased	3.34%	836,623	2.52%	406,805

Futures contracts sold:
Commodities	(0.09)%	(23,409)	(0.27)%	(43,517)
Currencies	0.00%	677	(0.58)%	(92,971)
Interest rates	0.01%	1,869	0.00%	(833)
Stock indices	0.01%	3,053	0.00%	403

Net unrealized loss on futures contracts sold	(0.07)%	(17,810)	(0.85)%	(136,918)

Net unrealized gain on open futures contracts	3.27%	$818,813	1.67%	$269,887

	Fair Value as a % of Members’ Capital	Fair Value	Fair Value as a % of Members’ Capital	Fair Value
Purchased Options on Futures Contracts:
Fair value on options purchased	0.00%	$85	0.00%	$0

Commodity options owned, at fair value (premiums paid $150 and $0 at September 30, 2009 and December 31, 2008, respectively)	0.00%	$85	0.00%	$0

Written Options on Futures Contracts:
Fair value on options written	0.00%	$(210)	0.00%	$0

Commodity options written, at fair value (premiums received $325 and $0 at September 30, 2009 and December 31, 2008, respectively)	0.00%	$(210)	0.00%	$0

See accompanying notes.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months and Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES
Realized	$(298,788)	$(648,743)	$(2,338,026)	$2,904,255
Change in unrealized	718,100	(829,889)	548,976	(414,138)
Interest income	247	74,715	1,343	241,861

Total revenues (losses)	419,559	(1,403,917)	(1,787,707)	2,731,978

EXPENSES
Brokerage commissions	9,690	7,649	26,197	27,327
Management fees	132,821	96,729	366,619	311,515
Incentive fees	0	0	593	730,712
Operating expenses	86,303	22,287	174,604	105,421

Total expenses	228,814	126,665	568,013	1,174,975

NET INCOME (LOSS)	$190,745	$(1,530,582)	$(2,355,720)	$1,557,003

See accompanying notes.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	Members’ Capital
	Member DFT I	Member KGT	Member FST	Member Series D	Member Series F	Total
Nine months ended September 30, 2009
Balances at December 31, 2008	$11,561,900	$638,493	$3,929,018	$0	$0	$16,129,411
Additions	0	0	0	4,887,000	14,195,000	19,082,000
Redemptions	(1,642,785)	(608,162)	(739,578)	(1,107,422)	(3,738,809)	(7,836,756)
Net loss for the nine months ended September 30, 2009	(850,419)	(30,331)	(285,574)	(311,847)	(877,549)	(2,355,720)

Balances at September 30, 2009	$9,068,696	$0	$2,903,866	$3,467,731	$9,578,642	$25,018,935

	Members’ Capital
	Member DFF LP	Member DFT I	Member KGT	Member FST	Total
Nine months ended September 30, 2008
Balances at December 31, 2007	$3,165,178	$11,055,308	$1,732,978	$4,196,579	$20,150,043
Redemptions	(478,931)	(1,126,568)	(980,755)	(875,398)	(3,461,652)
Net income for the nine months ended September 30, 2008	245,436	842,424	138,250	330,893	1,557,003

Balances at September 30, 2008	$2,931,683	$10,771,164	$890,473	$3,652,074	$18,245,394

See accompanying notes.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1. ORGANIZATION

A.	General Description of the Company

KMP Futures Fund I LLC, formerly known as WCM Pool LLC (the “Company”), is a limited liability company organized under the laws of Delaware on November 20, 2006 which commenced operations on January 1, 2007. The Company will terminate on December 31, 2056 unless terminated sooner under the provisions of the Organization Agreement. The Company was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts and may, from time to time, engage in cash and spot transactions. The Company currently consists of four members: Diversified Futures Trust I (“Member DFT I”), Futures Strategic Trust (“Member FST”), World Monitor Trust II Series D (“Member Series D”) and World Monitor Trust II Series F (“Member Series F”) (collectively, the “Members”). On April 1, 2009, Member Series D and Member Series F received a voting membership interest in the Company. Member DFT I and Member FST have been members of the Company since 2007. Diversified Futures Fund L.P. (“Member DFF LP”), also a member of the Company beginning in 2007, redeemed all of its membership interests in the Company and terminated its fund operations as of December 31, 2008. Kenmar Global Trust (“Member KGT”) was a member of the Company from 2007 to September 2009. Effective September 30, 2009, Member KGT fully redeemed from the Company.

Effective May 5, 2009, Preferred Investment Solutions Corp. changed its name to Kenmar Preferred Investments Corp. (“Preferred”). Preferred refers to either Preferred Investment Solutions Corp. or Kenmar Preferred Investments Corp., depending on the applicable period discussed. Preferred is the Managing Owner of each of the Company’s members and has been delegated administrative authority over the operations of the Company.

The Company is a Member-managed limited liability company that is not registered in any capacity with, or subject directly to regulation by the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission (“SEC”).

Effective October 22, 2009, the Company changed its name to KMP Futures Fund I LLC. Preferred will convert the Company from an aggregate trading vehicle to a direct investment vehicle and dissolve each Member effective close of business on December 31, 2009. Investors’ units in the Members will be redeemed on December 31, 2009 and replaced with a direct ownership interest in the Company on January 1, 2010. Upon effectiveness of its registration statement, the Company will become a reporting company pursuant to the Securities Exchange Act of 1934. Moreover, as a commodity pool, the Company will become subject to the record keeping and reporting requirements of the CFTC and the National Futures Association (“NFA”). The Members will no longer be subject to the reporting requirements of the SEC and CFTC upon their dissolution on December 31, 2009.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 1. ORGANIZATION (CONTINUED)

B.	The Trading Advisor

The Company operates under an advisory agreement with Winton Capital Management Limited (the “Trading Advisor”) to make the trading decisions for the Company. The Trading Advisor manages approximately 100% of the assets of the Company pursuant to its Diversified Program Portfolio.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The condensed statement of financial condition, including the condensed schedule of investments, as of September 30, 2009, and the condensed statements of operations and the condensed statements of changes in members’ capital (net asset value) for the three months and nine months ended September 30, 2009 and 2008, are unaudited. In the opinion of Preferred, such financial statements reflect all adjustments, (consisting of only normal recurring adjustments), necessary to state fairly the financial position of the Company as of September 30, 2009, and the results of operations for the three months and nine months ended September 30, 2009 and 2008. The operating results for these interim periods may not be indicative of the results expected for a full year.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Member’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which requires Preferred to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures and foreign exchange transactions are reflected in the accompanying condensed statements of financial condition on the trade date. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) are offset when reflected in the financial statements since the contracts are executed with the same counter party under a master netting arrangement. The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The values which will be used by the Company for open forward and option positions will be provided by its administrator, who obtains market quotes from data vendors and third parties. Any change in net unrealized gain or loss during the current period is reported in the condensed statement of operations. Realized gains and losses on transactions are recognized in the period in which the contracts are closed. Brokerage commissions include other trading fees and are charged to expense when incurred.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Company has elected not to provide a Statement of Cash Flows since substantially all of the Company’s investments are highly liquid and carried at fair value, the Company has little or no debt and a statement of changes in members’ capital (net asset value) is provided.

Consistent with standard business practices in the normal course of business, the Company has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

The Company accounts for financial assets and liabilities using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3).

The Company considers prices for exchange traded commodity futures and options contracts to be based on quoted prices in active markets for identical assets (Level 1). The values of forwards, swaps and certain options contracts for which market quotations are not readily available are priced by third-party data providers such as Bloomberg, Reuters, and or Super Derivatives who derive fair values for those assets from models with observable inputs (Level 2). There are no Level 3 investments on September 30, 2009 or December 31, 2008.

The following table summarizes the assets and liabilities measured at fair value using the fair value hierarchy:

September 30, 2009	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$818,813	$0	$0	$818,813
Commodity options owned, at fair value	$0	$85	$0	$85
Liabilities:
Commodity options written, at fair value	$0	$(210)	$0	$(210)

December 31, 2008	Level 1	Level 2	Level 3	Total
Assets:
Net unrealized gain on open futures contracts	$269,887	$0	$0	$269,887

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In April 2009, the Financial Accounting Standards Board (“FASB”) issued accounting guidance clarifying the application of Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures.” The additional guidance provides for how the fair value of a financial asset or liability is determined when the volume and level of activity for the asset or liability have significantly decreased and on identifying circumstances that indicate a transaction is not orderly. The guidance was effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The Company adopted the guidance effective January 1, 2009. As required, the Company also adopted guidance relating to recognition and presentation of other-than-temporary impairments, effective January 1, 2009. The adoption of these pronouncements did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued accounting guidance which established among other things, the disclosure requirements for derivative instruments and for hedging activities. The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the guidance effective January 1, 2009. The following table summarizes quantitative information required by the guidance.

A.	Basis of Accounting (Continued)

The fair value of the Company’s derivatives by instrument type, as well as the location of those instruments on the condensed statement of financial condition as of September 30, 2009 are included in the condensed schedule of investments, all of which are deemed derivatives not designated as hedging instruments under SFAS 133.

The trading revenue of the Company’s derivatives by instrument type, as well as the location of those gains and losses on the condensed statements of operations, for the three and nine months ended September 30, 2009 is as follows:

Type of Instrument	Trading Revenue for the Three Months Ended September 30, 2009	Trading Revenue for the Nine Months Ended September 30, 2009
Commodities Contracts	$(33,666)	$(475,133)
Currencies Contracts	392,923	(179,824)
Interest Rate Contracts	474,744	(365,675)
Stock Indices Contracts	(416,824)	(771,190)
Purchased Options on Futures Contracts	(2,058)	(2,558)
Written Options on Futures Contracts	4,193	5,330

Total	$419,312	$(1,789,050)

Line item in Condensed Statements of Operations
Realized	$(298,788)	$(2,338,026)
Change in unrealized	718,100	548,976

Total	$419,312	$(1,789,050)

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Effective for the quarter ending June 30, 2009, the Company adopted ASC Topic 855, “Subsequent Events” which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC Topic 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. The adoption of ASC Topic 855 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140” (“SFAS 166”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for the Company on January 1, 2010. Preferred is evaluating the impact of adopting SFAS 166 and its impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for the Company on January 1, 2010. Preferred is evaluating the impact of adopting SFAS 167 and its impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted ASC Topic 105, “Generally Accepted Accounting Principles.” ASC Topic 105 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with US GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants. The Codification did not change US GAAP but reorganizes the existing literature into Topics. References for FASB guidance throughout this document have been updated for the Codification.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

On September 30, 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent) (“ASU 2009-12”). ASU 2009-12 provides guidance on measuring the fair value of certain alternative investments, and amends ASC Topic 820 to offer investors a practical means for measuring the fair value of investments in certain entities that calculate net asset value per share and require certain disclosures. ASU 2009-12 is effective for periods ending after December 15, 2009, and early adoption is permitted. Preferred is evaluating the impact this guidance will have on the Company’s financial statements.

B.	Cash and Cash Equivalents

Cash represents amounts deposited with a bank and clearing broker, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. As of September 30, 2009 and December 31, 2008, restricted cash totaled $1,997,013 and $670,420, respectively. The Company receives interest at prevailing interest rates on all cash balances held by the clearing broker and bank.

C.	Income Taxes

The Company is treated as a partnership for Federal income tax purposes. As such, the Company is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Company may be subject to other state and local taxes in jurisdictions in which it operates.

The Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense. All tax years which are statutorily open are subject to examination by the appropriate taxing authorities.

D.	Capital Accounts

The Company accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Company allocates profits and losses, prior to calculation of the incentive fee, for both financial and tax reporting purposes to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Company during the month. Each Member is then charged with the applicable incentive fee. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Company has not and does not presently intend to make any distributions.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the condensed statements of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption realized in the condensed statements of operations.

F.	Interest Income

Interest income is recorded on an accrual basis.

Note 3. FEES (SEE NOTE 10)

A.	Operating Expenses

Operating expenses of the Company are paid for by the Company.

B.	Management and Incentive Fees

The Company pays the Trading Advisor a management fee at an annual rate of 2% of the Company’s Net Assets determined as of the close of business each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of the month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Company pays the Trading Advisor a quarterly incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). For the nine months ended September 30, 2009 and 2008, the Trading Advisor earned incentive fees of $593 and $730,712, respectively, of which $0 remains payable at September 30, 2009.

C.	Commissions

The Company is obligated to pay all floor brokerage expenses, give-up charges and National Futures Association clearing and exchange fees incurred in connection with the Company’s commodity trading activities.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 4. RELATED PARTIES

The Company reimburses Preferred for services it performs for the Company, which include, but are not limited to: management, accounting, printing, and other administrative services.

The expenses incurred by the Company for services performed by Preferred for the Company for the three months and nine months ended September 30, 2009 and 2008 were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
General and administrative	$25,847	$6,505	$42,927	$16,870

Expenses payable to Preferred and its affiliates (which are included in accrued expenses payable on the condensed statements of financial condition) as of September 30, 2009 and December 31, 2008 were $25,847 and $7,480, respectively.

Note 5. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Company.

Note 6. DEPOSITS WITH COMMODITY BROKER, PRIME BROKER AND BANK

The Company deposits funds with a commodity broker subject to CFTC regulations and various exchange and commodity broker requirements. Margin requirements are satisfied by the deposit of cash with such commodity broker. The Company earns interest income on assets deposited with the commodity broker.

The Company also deposits funds with a prime broker. Margin requirements are satisfied by the deposit of cash with such prime broker. The Company earns interest income on assets deposited with its prime broker. The Company also earns interest on funds deposited with JP Morgan Chase Bank Nassau branch.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Company are made subject to the terms of the Organization Agreement.

The Company is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital, subject to the terms in the Organization Agreement.

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Company has cash on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Company is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Company’s investment activities (credit risk).

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Company’s net assets being traded, significantly exceeds the Company’s future cash requirements since the Company intends to close out its open positions prior to settlement. As a result, the Company is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Company considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts.

The market risk associated with the Company’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Company enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Company to unlimited risk. In addition, as both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability, and purchased options expose the Company to a risk of loss limited to the premiums paid.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Company holds and the liquidity and inherent volatility of the markets in which the Company trades.

Credit Risk

When entering into futures, forward and option contracts, the Company is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions entered into by the Company, as the Company’s forward broker is the sole counterparty. The Company has entered into a master netting agreement with its forward broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the condensed statements of financial condition. The amount at risk associated with counterparty non-performance of all of the Company’s contracts is the net unrealized gain or loss included in the condensed statements of financial condition; however, counterparty non-performance on only certain of the Company’s contracts may result in greater loss than non-performance on all of the Company’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Company.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

Credit Risk (continued)

Preferred attempts to minimize both credit and market risks by requiring the Company and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

Additionally, pursuant to the Advisory Agreement among the Company, Preferred and the Trading Advisor, the Company shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Company’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Company all assets of the Company relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At September 30, 2009 and December 31, 2008, such segregated assets totaled $20,628,944 and $12,595,893, respectively, which are included in cash and cash equivalents on the condensed statements of financial condition. Part 30.7 of the CFTC regulations also requires the Company’s futures commission merchant to secure assets of the Company related to foreign futures trading which totaled $200,999 and $1,274,591 at September 30, 2009 and December 31, 2008, respectively. There are no segregation requirements for assets related to forward trading.

As of September 30, 2009, all open futures contracts mature within twenty-seven months.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 9. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Company for the three months and nine months ended September 30, 2009 and 2008. This information has been derived from information presented in the financial statements.

	Three Months Ended September 30, 2009 (Unaudited)					Nine Months Ended September 30, 2009 (Unaudited)
	Member DFT I	Member KGT(6)	Member FST	Member Series D	Member Series F	Member DFT I	Member KGT(6)	Member FST	Member Series D(5)	Member Series F(5)
Total return:(1),(4)
Total return before incentive fee	0.85%	0.85%	0.85%	0.85%	0.85%	(7.78)%	(7.78)%	(7.78)%	(6.27)%	(6.27)%
Incentive fee	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%

Total return after incentive fee	0.85%	0.85%	0.85%	0.85%	0.85%	(7.77)%	(7.77)%	(7.77)%	(6.27)%	(6.27)%

Ratios to average net asset values:
Expenses prior to incentive fee(2)	3.51%	4.10%	3.53%	3.53%	3.54%	3.12%	3.27%	3.13%	3.18%	3.18%
Incentive fee(1)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.01%	0.00%	0.00%

Total expenses and incentive fee	3.51%	4.10%	3.53%	3.53%	3.54%	3.12%	3.34%	3.14%	3.18%	3.18%

Net investment loss(2),(3)	(3.51)%	(4.09)%	(3.52)%	(3.52)%	(3.54)%	(3.11)%	(3.26)%	(3.12)%	(3.18)%	(3.18)%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member Series D and Member Series F contributed their net assets to the Company effective April 1, 2009.
(6)	Member KGT redeemed all of its membership interest in the Company as of September 30, 2009.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 9. FINANCIAL HIGHLIGHTS (CONTINUED)

	Three Months Ended September 30, 2008 (Unaudited)				Nine Months Ended September 30, 2008 (Unaudited)
	Member DFF LP(5)	Member DFT I	Member KGT	Member FST	Member DFF LP(5)	Member DFT I	Member KGT	Member FST
Total return(1),(4)
Total return before incentive fees	(7.43)%	(7.43)%	(7.43)%	(7.43)%	10.98%	10.98%	10.98%	10.98%
Incentive fees	0.00%	0.00%	0.00%	0.00%	(3.67)%	(3.67)%	(3.68)%	(3.67)%

Total return after incentive fees	(7.43)%	(7.43)%	(7.43)%	(7.43)%	7.31%	7.31%	7.30%	7.31%

Ratios to average net asset values:
Expenses prior to incentive fees(2)	2.64%	2.63%	2.81%	2.63%	2.93%	2.92%	3.06%	2.95%
Incentive fees(1)	0.00%	0.00%	0.00%	0.00%	3.62%	3.57%	4.10%	3.63%

Total expenses and incentive fees	2.64%	2.63%	2.81%	2.63%	6.55%	6.49%	7.16%	6.58%

Net investment loss(2),(3)	(1.08)%	(1.08)%	(1.19)%	(1.08)%	(1.34)%	(1.33)%	(1.39)%	(1.35)%

Total returns are calculated based on the change in value of Members’ capital during the period. An individual Member’s total returns and ratios may vary from the above total returns and ratios based on the timing of redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fees).
(4)	Includes realized and unrealized gains (losses) on securities transactions.
(5)	Member DFF LP redeemed all of its membership interest in the Company and terminated its fund operations as of December 31, 2008.

KMP FUTURES FUND I LLC (formerly known as WCM POOL LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

Note 10. SUBSEQUENT EVENT

Preferred has evaluated events and transactions that occurred between September 30, 2009 and November 12, 2009, which is the date the financial statements were issued, for possible disclosure or recognition in the financial statements. Preferred has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements except as noted below.

Management and incentive fees will continue to be calculated by the Company once it converts to a direct investment vehicle. In addition, administrative services fees payable to Preferred and any expense caps, if applicable, that were previously computed by each of the Members will be calculated by the Company beginning January 1, 2010. The Company’s administrative services fees and expense cap will both be calculated on the net assets of the Company at rates of 6.00% and 1.50% per annum, respectively. Investors will continue to be able to redeem their units on a monthly basis with the proper redemption notification.

PREFERRED INVESTMENT SOLUTIONS CORP.

STATEMENT OF FINANCIAL CONDITION

December 31, 2008

PREFERRED INVESTMENT SOLUTIONS CORP.

PAGES
Independent Auditor’s Report	1

Statement of Financial Condition	2

Notes to Financial Statements	3 – 11

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholder

Preferred Investment Solutions Corp.

We have audited the accompanying statement of financial condition of Preferred Investment Solutions Corp. as of December 31, 2008. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. The Company has investments in affiliated commodity pools, of which the Company is the Managing Owner, General Partner or Sponsor. The financial statements of these affiliated commodity pools were audited by other auditors. The value of such investments in affiliated commodity pools audited by other auditors of $1,975,455 at December 31, 2008, is derived from the audited financial statements of such affiliated commodity pools. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based solely on the reports of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Preferred Investment Solutions Corp. as of December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in the notes to the statement of financial condition, Preferred Investment Solutions Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland

April 29, 2009

PREFERRED INVESTMENT SOLUTIONS CORP.

STATEMENT OF FINANCIAL CONDITION

December 31, 2008

ASSETS
Cash and cash equivalents	$476,267
Fees and other receivables	506,246
Due from affiliates, net	131,904
Investments in affiliated commodity pools	1,975,462
Redemptions receivable from affiliated commodity pools	48,699
Property and equipment, net	28,516
Goodwill	1,292,656

Total assets	$4,459,750

LIABILITIES
Service fees and other fees payable	$266,519
Accrued expenses	244,125
Note payable to affiliated commodity pool	585,193
Other liabilities	69,918

Total liabilities	1,165,755

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value:
Authorized – 1,000 shares; issued and outstanding – 248 shares	2
Additional paid-in capital	6,236,903
Retained (deficit)	(583,400)

5,653,505
Less: Cost of treasury stock – 148 shares of common stock	(2,359,510)

Total stockholder’s equity	3,293,995

Total liabilities and stockholder’s equity	$4,459,750

See accompanying notes.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

A.	General

Preferred Investment Solutions Corp. (the Company), a Delaware Corporation, is a commodity pool operator registered with the Commodity Futures Trading Commission (CFTC), an agency of the Unites States (U.S.) government which regulates most aspects of the commodity futures industry. The Company organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof. It is a member of and subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.

The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which in turn, is owned by Kenmar Group, Inc. (KGI). Two of the Company’s officers are each the sole and equal owners of KGI.

The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company’s management. Actual results could differ from those estimates.

B.	Cash and Cash Equivalents

Cash and cash equivalents include all cash and money market account balances. The Company primarily maintains its cash and cash equivalents with one financial institution. In the event of a financial institution’s insolvency, the Company’s recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

C.	Investments in Affiliated Commodity Pools

The Company’s investments in affiliated commodity pools, of which the Company is the Managing Owner, General Partner or Sponsor, are carried at fair value. Fair value is the value determined for each commodity pool in accordance with such commodity pool’s valuation policies and, as a general matter, represents the amount that the Company could reasonably expect to receive from the commodity pool if the Company’s investment was redeemed at the date of the statement of financial condition.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Fair Value

Effective January 1, 2008, the Company adopted Financial Accounting Standards Board (FASB) Statement of Financial Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurement. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FAS 157 requires the use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).

The adoption of FAS 157 did not have a material impact on the Company’s statement of financial condition.

E.	Revenue Recognition

Commission income is recognized when earned, in accordance with the terms of the respective agreements, and is calculated based on a percentage of assets under management. Incentive fees are recognized in accordance with the terms of the respective agreements and are based on a percentage of the net profits experienced by the affiliated commodity pools.

F.	Property and Equipment

Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

G.	Income Taxes

The Company is currently a Qualified Subchapter S Subsidiary. The Company has elected an accounting policy to classify interest and penalties, if any, as interest expense. The 2005 through 2008 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

H.	Goodwill

Goodwill represents costs in excess of the fair value of the net assets of the companies acquired in a purchase transaction (as discussed in Note 2.). The Company tests for impairment on a quarterly basis based on a review of projected net fees from the underlying commodity pools which the Company manages as a result of the acquisition.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

I.	Offering Costs

The Company, pursuant to World Monitor Trust III’s (the “Trust”) Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) as managing owner of World Monitor Trust III – Series J (“Series J”) was responsible for paying the initial offering costs. The Company is also responsible for paying all offering costs incurred after the initial offering period (“ongoing offering costs”).

Both initial and ongoing offering costs are reimbursed to the Company based upon terms described in the Trust Agreement and agreed upon by the Company and Series J. In the event Series J terminates prior to reimbursing the Company initial and ongoing offering costs, Series J will not be responsible for any additional reimbursement to the Company and the Company will forego any remaining reimbursement allocated to Series J. Since there is no certainty as to the amount the Company will be reimbursed, the Company expenses the amounts when they are paid and records the reimbursement as income when received.

Note 2. GOODWILL

On June 30, 2004, Prudential Securities Group Inc. (PSG) and the Company entered into a Stock Purchase Agreement, pursuant to which PSG would sell, and the Company would buy, all of the capital stock of Prudential Securities Futures Management Inc. (PSFMI) (the then current Managing Owner or Sponsor of 12 commodity pools, namely World Monitor Trust – Series A, World Monitor Trust – Series B, World Monitor Trust II – Series D, World Monitor Trust II – Series E, World Monitor Trust II – Series F, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Trust II, International Futures Fund B PLC, International Futures Fund C PLC, International Futures Fund D PLC and International Futures Fund F PLC) and Seaport Futures Management, Inc. (Seaport) (the then General Partner of one commodity pool, Diversified Futures Fund L.P.) (collectively, the acquired commodity pools). In connection with the transaction, PSFMI and Seaport solicited proxies seeking approval from the interestholders of the acquired commodity pools for (i) the sale of the stock of PSFMI and Seaport to the Company; (ii) the concomitant approval of the Company as the new General Partner, Managing Owner or Sponsor of the acquired commodity pools and (iii) the approval of certain amendments to the Declaration of Trust and Trust Agreements and Agreement of Limited Partnership of the acquired commodity pools.

As of October 1, 2004, the Company acquired from PSG all of the outstanding stock of PSFMI and Seaport. Immediately after such acquisition, PSFMI and Seaport were merged with and into the Company. Accordingly, as of October 1, 2004, all of the board of directors and officers of PSFMI and Seaport resigned. Following the Company’s acquisition of PSFMI and Seaport and their merger with and into the Company, the Company became the successor General Partner, Managing Owner or Sponsor of the acquired commodity pools.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2. GOODWILL (CONTINUED)

In consideration for the purchase of the capital stock of PSFMI and Seaport, the Company agreed to pay to PSG $1,961,755. The Company also incurred legal and accounting expenses directly related to the acquisition. The acquisition has been accounted for as a purchase and as such, the excess of the total purchase price over the estimated fair value of the acquired net assets has been recorded as goodwill.

In addition to the purchase price noted above, the Company paid a contingent finder’s fee of 20% of the net fees earned from the management of the acquired commodity pools. This finder’s fee was payable during the period October 1, 2004 through September 30, 2006, at which time the agreement terminated. Such finder’s fee was treated as a component of the direct cost of the acquisition and increased the amount of goodwill related to the business combination as such amounts were incurred by the Company.

The changes in the net carrying amount of goodwill for the year ended December 31, 2008 are as follows:

Goodwill at December 31, 2007	$1,817,656
Impairment loss	(525,000)

Goodwill at December 31, 2008	$1,292,656

Goodwill is reviewed for impairment on a quarterly basis. Due to decreasing asset levels of the acquired commodity pools, projected net fees are expected to be lower. As a result of expected lower net fees, goodwill impairment losses of $250,000 and $275,000 were recognized as of September 30, 2008 and December 31, 2008, respectively.

No part of the goodwill is expected to be deductible for tax purposes.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3. INVESTMENTS IN AFFILIATED COMMODITY POOLS

During 2008, the Company was the Managing Owner, General Partner or Sponsor of the following affiliated commodity pools: Kenmar Global Trust, World Monitor Trust II – Series D, World Monitor Trust II – Series E, World Monitor Trust II – Series F, World Monitor Trust III – Series J, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Fund L.P. and International Futures Fund B PLC (collectively, the affiliated commodity pools). The Managing Owner and General Partner interests have been accounted for at fair value under the fair value hierarchy of FAS 157. All investments represent Level 2 investments using the fair value hierarchy of FAS 157. Summarized activity as of and for the year ended December 31, 2008, related to these Managing Owner, General Partner or Sponsor interests are as follows:

	Value at December 31, 2007	Additions	Net Income (Loss)	Redemptions	Value at December 31, 2008
Managing Owner or General
Partner participating interests
Kenmar Global Trust	$66,916	$0	$16,341	$(18,661)	$64,596
World Monitor Trust II – Series D	73,896	0	(3,202)	(14,245)	56,449
World Monitor Trust II – Series E	192,359	0	48,420	(29,539)	211,240
World Monitor Trust II – Series F	201,457	0	(6,684)	(27,918)	166,855
World Monitor Trust III – Series J	850,160	333,039	135,710	0	1,318,909
Futures Strategic Trust	43,075	0	4,532	(7,531)	40,076
Diversified Futures Trust I	113,808	0	11,494	(7,972)	117,330
Diversified Futures Fund L.P.	32,722	0	2,028	(34,750)	0

	1,574,393	333,039	208,639	(140,616)	1,975,455

Sponsor non-participating interests
International Futures Fund B PLC	7	0	0	0	7

Total	$1,574,400	$333,039	$208,639	$(140,616)	$1,975,462

The net asset values as of December 31, 2008 for each commodity pool managed are as follows:

Kenmar Global Trust	$6,121,955
World Monitor Trust II – Series D	5,498,037
World Monitor Trust II – Series E	20,941,686
World Monitor Trust II – Series F	15,947,004
World Monitor Trust III – Series J	124,462,058
Futures Strategic Trust	3,953,412
Diversified Futures Trust I	11,556,226
Diversified Futures Fund L.P.	0
International Futures Fund B PLC(1)	6,316,085

$194,796,463

(1)	Net asset value as of December 31, 2008 is unaudited, as the fund has a March 31 year-end.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3. INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)

As the Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company manages the respective businesses of the affiliated commodity pools. The governing documents of the affiliated commodity pools typically required the Company or for certain funds, the Company and/or its affiliates, to maintain a capital account equal to 1% of the total capital accounts of the affiliated commodity pools. The Company, as the Managing Owner or General Partner of the affiliated commodity pools had also agreed to maintain a net worth of not less than $1,000,000. As of December 1, 2008, the Trust Agreements of the various affiliated commodity pools were amended whereby the Company is no longer required to maintain a capital account equal to 1% of the total capital accounts of the affiliated commodity pools nor maintain a net worth of not less than $1,000,000.

For managing the businesses of the affiliated commodity pools, the Company earns commissions and fees in accordance with the terms of the respective agreements. The Company in turn pays commissions and/or service fees to selling agents and management and incentive fees to trading advisors, if applicable. At December 31, 2008, the Company is owed fees of $403,087 from the affiliated commodity pools which are included in Fees and other receivables in the statement of financial condition. As Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company has a fiduciary responsibility to the affiliated commodity pools, and a potential liability beyond the amounts recognized as an asset in the statement of financial condition.

On July 20, 2006, the Company, as managing owner of World Monitor Trust Series A (“Series A”) and World Monitor Trust Series B (“Series B”), resolved to dissolve Series A and Series B. Series A and Series B ceased trading August 25, 2006. On April 2, 2007, the Company, as managing owner of World Monitor Trust III Series H (“Series H”) and World Monitor Trust II Series I (“Series I”), resolved to dissolve Series H and Series I. Series H and Series I ceased trading April 30, 2007. On May 4, 2007, the Company, as managing owner of Diversified Futures Trust II (“DFT II”), resolved to dissolve DFT II. DFT II ceased trading June 15, 2007. On November 22, 2007, the Company, as managing owner of World Monitor Trust II Series G (“Series G”), resolved to dissolve Series G. Series G ceased trading December 31, 2007. On December 31, 2008, Diversified Futures Fund L.P. ceased trading pursuant to the expiration of its Trust Agreement.

Note 4. PROPERTY AND EQUIPMENT

At December 31, 2008, the Company’s property and equipment consists of:

Furniture, fixtures and office equipment	$912,410
Software	166,007

1,078,417
Less: Accumulated depreciation and amortization	(1,049,901)

$28,516

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 5. RELATED PARTY TRANSACTIONS

The Company has transactions and relationships with members of a group of affiliated companies that occasionally result in advances to and from such affiliates. Effective January 1, 2006, the Company entered into a Services, Space Sharing and Expense Agreement (“Expense Agreement”) with KGI. Per the terms of the Expense Agreement, KGI is responsible for providing Support Services and Support Personnel (as defined in the agreement) to the Company and its affiliates. KGI, in turn, will charge the appropriate portion of such expenses, at cost to its affiliates, including the Company. The following amounts are due from affiliates at December 31, 2008:

Kenmar Group Inc.	$131,904
Other	0

$131,904

No specific terms apply to the liquidation of amounts due from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

The Company and Kenmar Global Trust (“KGT”), an affiliated commodity pool, entered into a purchase agreement effective August 10, 2007 whereby Preferred acquired all of KGT’s right, title and interest to an Investment Advisory Agreement dated February 11, 2004 by and between KGT and Sentinel Management Group, Inc. (“Sentinel”) and KGT’s right, title and interest to KGT’s account managed by Sentinel, including KGT’s rights to the funds in the account as well as all claims related thereto against Sentinel (the “Asset”). Sentinel is an investment adviser registered with the Securities and Exchange Commission and a future commission merchant registered with the Commodities Futures Trading Commission. The purchase price for the Asset was $1,685,193 which represented the recorded value of KGT’s deposit in the account as reported by Sentinel to KGT at the close of business August 10, 2007, the business day immediately proceeding the day on which Sentinel suspended withdrawals. Sentinel filed for Chapter 11 bankruptcy protection on August 17, 2007 in the Northern District of Illinois.

The purchase price was paid for with a secured demand promissory note (the “Note”). The interest rate on the Note is the Wall Street Journal Prime Rate (3.25% at December 31, 2008) and resets monthly. Interest is payable monthly in arrears on the first business day of the month.

Under the terms of the Note, any portion of the principal amount, which was not demanded by KGT prior to August 31, 2009, was due and payable by the Company, with all accrued and unpaid interest thereon, on August 31, 2009 (“Maturity Date”). Effective February 23, 2009, the Maturity Date was extended to August 31, 2010. As of December 31, 2008, the Company owes to KGT $585,193 on the Note.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 5. RELATED PARTY TRANSACTIONS (CONTINUED)

Effective June 23, 2008, the Company assigned its future rights, title and interest in the Asset to an independent third party. In exchange for the assignment, the Company received proceeds of approximately $1,100,000 which were used to pay down the Note. Additionally, as part of that transaction, KGT released its security interest in the Asset and the Company granted KGT a Set off Right whereby if the Company fails to pay the Note, KGT has a right to set off such amount outstanding against any amounts due and owing to the Company including but not limited to incentive fees and the net portion of any brokerage commissions due to the Company as Managing Owner of KGT.

Note 6. GUARANTEES

On July 29, 2005, the Company entered into a lease agreement to lease office space effective January 1, 2006. Effective December 31, 2005, the lease was assigned to the Parent. The lease term is 11 years and expires on December 31, 2016.

The total future minimum lease payments under the non cancelable operating lease, for which the Company and its affiliates are responsible for are:

December 31
2009	$814,011
2010	893,816
2011	893,816
2012	893,816
2013	989,582
Thereafter	2,968,746

$7,453,787

Effective December 7, 2005, KGI entered into a master lease agreement to lease office furniture and computer equipment. The lease payments are guaranteed by the Company, the Parent, Kenmar Securities Inc. and Kenmar Investment Adviser LLC. The total guaranteed future minimum lease payments required by this capital lease are as follows:

Year ending December 31
2009	$178,493
2010	178,493
2011	22,637
2012	8,472

$388,095

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6. GUARANTEES (CONTINUED)

Additionally, effective November 22, 2005, KGI entered into a lease agreement for the purchase of a phone system. The lease payments are guaranteed by the Company. The total guaranteed future minimum lease payments required under this capital lease are as follows:

Year ending December 31
2009	$20,762
2010	20,762

$41,524

Note 7. INDEMNIFICATIONS

As a Managing Owner, General Partner or Sponsor, the Company may be contingently liable for costs and liabilities incurred by the affiliated commodity pools. In the normal course of business the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under those arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 8. TRADING ACTIVITIES AND RELATED RISKS

The commodity pools in which the Company either serves as Managing Owner, General Partner or Sponsor or invests, engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, “derivatives”) in U.S. and foreign markets. The commodity pools, and therefore, the Company are exposed to both market risk (the risk arising from changes in the fair value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution’s insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

The Company, as Managing Owner, General Partner or Sponsor has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pools, although there can be no assurance that it will, in fact, succeed in doing so.

KENMAR PREFERRED INVESTMENTS CORP.

STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2009

UNAUDITED

ASSETS
Cash and cash equivalents	$399,357
Fees and other receivables	268,552
Due from affiliates, net	46,105
Investments in affiliated commodity pools	1,371,700
Property and equipment, net	16,834
Goodwill	817,656

Total assets	$2,920,204

LIABILITIES
Service fees and other fees payable	$199,037
Accrued expenses	245,935
Other liabilities	69,918
Notes payable	585,193
Interest payable	1,585

Total liabilities	1,101,668

STOCKHOLDER’S EQUITY
Common stock, $1 par value:
Authorized - 1,000 shares; issued and outstanding - 248 shares	2
Additional paid-in capital	5,387,844
Retained earnings (deficit)	(1,209,800)

4,178,046
Less: Cost of treasury stock - 148 shares of common stock	2,359,510
Total stockholder’s equity	1,818,536

Total liabilities and stockholder’s equity	$2,920,204

KENMAR PREFERRED INVESTMENTS CORP.

STATEMENT OF FINANCIAL CONDITION

AS OF SEPTEMBER 30, 2009

UNAUDITED

ASSETS
Cash and cash equivalents	$551,119
Fees and other receivables	307,519
Due from affiliates, net	41,641
Investments in affiliated commodity pools	1,420,713
Property and equipment, net	12,721
Goodwill	782,656

Total assets	$3,116,369

LIABILITIES
Service fees and other fees payable	$219,505
Accrued expenses	298,914
Other liabilities	69,918
Notes payable	585,193
Interest payable	1,585

Total liabilities	1,175,115

STOCKHOLDER’S EQUITY
Common stock, $1 par value:
Authorized - 1,000 shares; issued and outstanding - 248 shares	2
Additional paid-in capital	5,307,841
Retained earnings (deficit)	(1,007,079)

4,300,764
Less: Cost of treasury stock - 148 shares of common stock	2,359,510
Total stockholder’s equity	1,941,254

Total liabilities and stockholder’s equity	$3,116,369

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	The following financial statements are included in the Registration Statement and are filed as the exhibit indicated below:

(1)	KMP Futures Fund I LLC (f/k/a WCM Pool LLC) -- 2007 Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Condensed Statement of Financial Condition as of December 31, 2007 (Audited)

Condensed Schedule of Investments as of December 31, 2007 (Audited)

Condensed Statements of Operations for the Year Ended December 31, 2007 (Audited)

Condensed Statements of Changes in Members’ Capital (Net Asset Value) for the Year Ended December 31, 2007 (Audited)

Notes to Condensed Financial Statements (Audited)

(2)	KMP Futures Fund I LLC (f/k/a WCM Pool LLC) – 2008 Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Condensed Statements of Financial Condition as of December 31, 2008 and 2007 (Audited)

Condensed Schedules of Investments as of December 31, 2007 (Audited)

Condensed Statements of Operations for the Years Ended December 31, 2008 and 2007 (Audited)

Condensed Statements of Changes in Members’ Capital (Net Asset Value) for the Years Ended December 31, 2008 and 2007 (Audited)

Notes to Condensed Financial Statements (Audited)

(3)	KMP Futures Fund I LLC (f/k/a WCM Pool LLC) – First Quarter 2009 Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm

Condensed Statements of Financial Condition as of March 31, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Schedules of Investments as of March 31, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Statements of Operations for the Three Months Ended March 31, 2009 and 2008 (Unaudited)

Condensed Statements of Changes in Members’ Capital (Net Asset Value) for the for the Three Months Ended March 31, 2009 and 2008 (Unaudited)

Notes to Condensed Financial Statements (Unaudited)

(4)	KMP Futures Fund I LLC (f/k/a WCM Pool LLC) – Second Quarter 2009 Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm

Condensed Statements of Financial Condition as of June 30, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Schedules of Investments as of June 30, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Statements of Operations for the Three Months and Six Months Ended June 30, 2009 and 2008 (Unaudited)

Condensed Statements of Changes in Members’ Capital (Net Asset Value) for the Six Months Ended June 30, 2009 and 2008 (Unaudited)

Notes to Condensed Financial Statements (Unaudited)

(5)	KMP Futures Fund I LLC – Third Quarter 2009 Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm

Condensed Statements of Financial Condition as of September 30, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Schedules of Investments as of September 30, 2009 (Unaudited) and December 31, 2008 (Audited)

Condensed Statements of Operations for the Three Months and Nine Months Ended September 30, 2009 and 2008 (Unaudited)

Condensed Statements of Changes in Members’ Capital (Net Asset Value) for the Nine Months Ended September 30, 2009 and 2008 (Unaudited)

Notes to Condensed Financial Statements (Unaudited)

(6)	Kenmar Preferred Investments Corp. (f/k/a Preferred Investment Solutions Corp.) – 2008 Audited Statement of Financial Condition and Notes

Independent Auditor’s Report Statement of Financial Condition as of December 31, 2008 (Audited) Notes to Statement of Financial Condition (Audited)

(7)	Kenmar Preferred Investments Corp. – Second Quarter 2009 Unaudited Statement of Financial Condition

Statement of Financial Condition as of June 30, 2009 (Unaudited)

(8)	Kenmar Preferred Investments Corp. – Third Quarter 2009 Unaudited Statement of Financial Condition

Statement of Financial Condition as of September 30, 2009 (Unaudited)

(b)	The following exhibits are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document

3.1	Certificate of Formation of KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 3.1 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

3.2	Certificate of Amendment of Certificate of Formation of KMP Futures Fund I LLC (incorporated by reference from Exhibit 3.2 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

3.3	Amended and Restated Limited Liability Company Operating Agreement of KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 3.3 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.1	Advisory Agreement among KMP Futures Fund I LLC (f/k/a WCM Pool LLC), Kenmar Preferred Investments Corp. (f/k/a Preferred Investment Solutions Corp.) and Winton Capital Management Limited (incorporated by reference from Exhibit 10.1 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.2	Services Agreement between Spectrum Global Fund Administration, L.L.C. and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 10.2 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.3	Customer Agreement between the KMP Futures Fund I LLC (f/k/a WCM Pool LLC) and UBS Securities LLC (incorporated by reference from Exhibit 10.3 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.4	Amendment No. 1 to Customer Agreement between KMP Futures Fund I LLC (f/k/a WCM Pool LLC) and UBS Securities LLC (incorporated by reference from Exhibit 10.4 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.5	FX Prime Brokerage Agreement between UBS AG and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 10.5 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.6	ISDA Master Agreement, Schedule and Credit Support Annex between UBS AG and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference to Exhibit 10.6 from Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

Exhibit Number	Description of Document

10.7	Amendment to ISDA Maser Agreement between UBS AG and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference to Exhibit 10.7 from Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.8	Master Confirmation Agreement for Non-Deliverable Forward FX Transactions between UBS AG and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 10.8 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

10.9	Master Confirmation for Exotic Options between UBS AG and KMP Futures Fund I LLC (f/k/a WCM Pool LLC) (incorporated by reference from Exhibit 10.9 to Registrant’s Form 10 Registration Statement, File No. 000-53816 filed with the Commission on November 2, 2009)

[Remainder of page left blank intentionally]

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Westchester in the State of New York on the 12th day of February, 2010.

KMP FUTURES FUND I LLC

By:	Kenmar Preferred Investments Corp.,
its managing member

	By:	/S/ KENNETH A. SHEWER	Date: February 12, 2010
	Name:	Kenneth A. Shewer
	Title:	Co-Chief Executive Officer
(Principal Executive Officer)

	By:	/S/ MARC S. GOODMAN	Date: February 12, 2010
	Name:	Marc S. Goodman
	Title:	Co-Chief Executive Officer
(Principal Executive Officer)